EXHIBIT NO.: 10.43

To form S-1 Registration Statement

loan agreement

This Loan Agreement-(this “Agreement”) is made effective as of August 10th 2007 (“Effective Date”), by and between TRONCO ENERGY CORPORATION, a Delaware Corporation (“Borrower” or “Tronco”), PHILCO EXPLORATION, LLC, a Utah Limited Liability Company (“Philco” or “Subsidiary”) and FORTUNA ASSET MANAGEMENT, LLC, a California Limited Liability Company or Assigns (“Lender” or “Fortuna”).

RECITALS:

A.           Borrower is in the business of acquiring, developing and operating oil and gas properties in the State of Utah either directly or through Philco.

B.           Borrower and its Subsidiary, Philco, desire to utilize the financial resources of Lender as a funding source for development and drilling capital for Borrower’s projects in the State of Utah and elsewhere. Lender desires to make available to Borrower a credit facility subject to the terms and provisions herein.

TERMS OF AGREEMENT:

NOW, THEREFORE, FOR VALUE RECEIVED, the sufficiency of which is acknowledged by the parties, the parties hereto agree as follows:

ARTICLE I

Commitment Use of Proceeds and Collateral

Section 1.1.     Commitment/Advances. Subject to the terms and conditions of this Agreement and beginning on the Effective Date, until the Maturity of the Loan, by whatever means Maturity comes about, Lender will make a Loan to Borrower by making advances of good funds by wire transfer to Borrower’s designated bank or such designated third party recipient(s) as the parties may mutually agree upon (the “Advances”), from time to time as limited by Section 1.5 hereinbelow, in such amounts as the Borrower may request up to the funding limits described in this Agreement, up to the maximum aggregate principal amount outstanding at any time during the term of the loan of EIGHT MILLION AND NO/100 DOLLARS ($8,000,000.00) (the “Credit Facility” or “Loan”). First funding under the Loan from Lender to Borrower shall be denoted the “Initial Advance”.

Section 1.2     Use of Proceeds. Proceeds of the Advances shall be used only to finance:

(a)          Past, present, or future acquisitions of oil and gas leases (collectively, the “Leases”), including all title and land work, in the name of Borrower and/or Philco; all fees paid to governmental entities (i.e. filing fees and/or tax stamps), bonus consideration, surface damage payments, prospect acquisition costs and other like and similar expenses which accrue in the usual and customary practice of the oil and gas industry in Utah, associated title, geological, and engineering review, fees and payments to maintain such Leases such as delay rentals;

(b)          Oil and gas development, drilling, completion, reworking, production, transportation, marketing and plugging activities under the Leases as well as customary costs and expenses related to said activities, and

(c)          All Lender charges and fees, including fees and expenses of legal counsel to Lender.

During the term of this Agreement, Borrower shall, subject to the Draw Limitations set forth hereinbelow in Section 1.5, the Collateral Coverage Requirements set forth hereinbelow in Section 1.6 and availability of Lender funds, use Lender funds pursuant to this Credit Facility for the matters set forth in subparagraphs (a) through (c) above, to fund such items and for no other purposes. Should (i) the provisions of Sections 1.5 and/or 1.6 hereinbelow preclude the use of Lender funds for any such item(s), (ii) Lender fails to fund Borrower’s request due to inability of Lender, or (iii) Lender otherwise fails to respond to the Borrower’s request for funds within the time period prescribed in Section 1.5 hereinbelow, then Borrower may resort to other available sources of capital. It is the intention of Borrower and Lender that Lender has the first right of refusal to finance any and all ongoing and future oil and gas acquisitions and operations of the Borrower and/or Philco, as the case may be.

Section 1.3     Promissory Note.   The Advances shall be evidenced by a Promissory Note (the “Note”) of the Borrower in substantially the form attached hereto as Exhibit “A”, dated as of the Effective Date, payable to the order of Lender, and providing for interest on the outstanding principal balance as advanced, from time to time, at the rate of thirteen percent (13%) per annum (the “Note Rate”). Lender is irrevocably authorized by Borrower to make appropriate notations on the Note reflecting the amount and date of each Advance, and such notations shall be deemed conclusive, absent manifest error.

Section 1.4     Collateral for Credit Facility. The collateral for the Credit Facility evidenced by this Agreement shall be (a), first and prior lien(s) on the oil and gas leases, wells, downhole and surface equipment and storage equipment as well as personal property on certain Leases (“Collateral Leases”) as to which Lender’s funds have been utilized for acquisition and/or drilling costs referenced in Sections 1.2(a) and (b) above, including all existing and future lease interests in Uintah County, Utah for which Lender funds have been or will be utilized for acquisition and/or drilling costs or other activities described in Sections 1.2(a) and (b) above which lien(s) shall be evidenced by the form(s) of Master Deed(s) of Trust, Assignment of Production, Security Agreement, and Financing Statement (“Deed(s) of Trust”) attached hereto and made a part hereof as Exhibit “B”, and (b) first and prior lien(s) on all of Borrower’s right, title and interest in and to the Reserve Account as described in Section 1.7 hereinbelow, such lien(s) shall be evidenced by the form of Security Agreement/Pledge Agreement (with attached DEPOSIT ACCOUNT CONTROLL AGREEMENT) attached hereto and made a part hereof as Exhibit “C” (the “Security Agreement/Pledge”). Borrower and Philco, respectively, further covenant and agree to execute and deliver first and prior lien(s) covering any additional oil and gas lease(s) now existing or hereafter acquired and/or drilled using Lender funds in the name of Borrower, Philco, and/or any other subsidiary now existing or hereafter created to acquire, hold or develop oil and gas properties which are acquired and/or developed using Leader funds. In the event that the title review and/or examination for newly acquired oil and gas lease(s) or interests therein reflects any mortgage, deeds of trust, tax lien or other apparent encumbrance (“encumbrance”) which, if valid and existing, could impair the first and prior status of Lender’s lien(s) and security interest(s) therein, then Borrower shall cause such encumbrance, whether valid or otherwise, to be released of record or shall lawfully bond around in accordance with applicable state or local law requirements the apparent encumbrance within sixty (60) days of the request date for any Lender Advance which will be used to either acquire the encumbered oil and gas lease(s) or reimburse Borrower, Philco, or its other subsidiaries for the costs of its acquisition. In the event Borrower fails to cure such title encumbrance within the time period provided above, Lender may, but shall not be obligated to, cure such title encumbrance and to charge the cost and expense incurred in such curative action to Borrower as an increase in the principal balance under the Note. Such curative expenses so advanced shall thereafter bear interest at the rate of eighteen (18%) per annum from the date incurred until paid (“Default Rate”).

In addition to the above collateral documents, the said Loan and Note shall be personally guaranteed in payment by Troy Meier (“Guarantor”). The form of such Guaranty (“Guaranty”) is attached hereto labeled Exhibit “E”. Said Guaranty shall be a continuous and ongoing obligation of the Guarantor, provided however, in the event that the Borrower elects to make a public offering of its securities in the manner described in Section 2.3 hereinbelow, and the value of the collateral securing the Loan and the Note is not less than 200% (as determined by a Reserve Report prepared in accordance with the requirements of Section 1.6 hereinbelow satisfactory to Lender) of the then current principal balance of the Note (with such collateral valuation and Note principal balance to be determined as of the date the securities of the Borrower first trade on a publicly recognized exchange), then in such event, and only in such event, shall the Guaranty be deemed discharged and the said Guaranty shall be released to the Guarantor and thereafter the said Guarantor shall have no further individual or personal liability upon the indebtedness under the Note.

For the purposes of this Agreement, the Note, the Deed(s) of Trust, the Security Agreement/Pledge Agreement(s), the Guaranty, the Debenture(s) and all other documents executed in conjunction with the Loan shall be referred to as the “Loan Documents” from time to time hereinafter. In the event of a conflict between the terms of this Agreement and the terms set forth in any of the Loan Documents, the terms set forth in this Agreement shall be controlling, except to the extent, and only to the extent, that the terms set forth in the specific Loan Document are required to be controlling by applicable state law.

Section 1.5.          Draw Limitations. The principal of the Loan may be drawn by Borrower over a twelve (12) month period which shall begin on the date of the Initial Advance under this Agreement (“Initial Advance Date”) in a lump sum or partial sums in Borrower’s discretion, subject to the Collateral Coverage Requirements described in Section 1.6 below. Each draw by Borrower other than the Initial Advance shall be preceded by a 10-day written request (accompanied by a statement of the proposed use of proceeds) to Lender and shall be funded by Lender on the eleventh (11th) day following the request. In the event that the eleventh (11th) day falls on a Saturday, Sunday or public holiday, then the funding date shall be the next business day of Lender. Unless otherwise agreed by Lender, draw requests shall be funded no more frequently than monthly.

Borrower acknowledges, understands and agrees that Lender is a private, non-public, entity. As such, Lender obtains its funds from the private capital markets and/or individuals who desire to participate in Lenders investment banking activities, thus Lender does not have a guaranteed source of money in which to fund this transaction with Borrower. Borrower acknowledges that the volatility of the capital markets, the nature of Borrower’s business activities and/or other events which may come into existence may impact Lender’s ability to raise and procure sufficient capital in order to fund all or substantially all of the Loan described in this Agreement.

Section 1.6.     Collateral Coverage Requirements. Unless otherwise agreed by Lender, any available funds under the Credit Facility, including the Initial Advance, shall only be available for draw by Borrower if the total principal balance of the Note outstanding after the requested Advance will not exceed seventy percent (70%) of the loan to value (“LTV”) ratio of Borrower’s Proved Producing Reserves, (as defined herein), from all sources, at a present value discount of ten percent (10%) per annum (“PV10”), as such Proved Producing Reserves are reflected in the most recent reserve report (“Reserve Report”) prepared by an independent petroleum engineer engaged by Borrower and otherwise qualified to calculate Proved Producing Reserves acceptable under the U. S. Securities and Exchange Commission (“SEC”) standards. For purposes hereof, the term Proved Producing Reserves shall mean the estimated quantities of crude oil, natural gas and natural gas liquids which, based upon engineering and geologic data, are expected to be recovered under existing economic and operating conditions from existing wells in reservoirs (including behind the pipe reservoirs) that have produced at any time during the twelve (12) months before the reporting date. To the extent that a Reserve: Report cannot be prepared based upon the criteria set forth hereinabove due to a lack of sufficient time for such production to have occurred, then Borrower may present a reserve appraisal study based upon initial production values as currently existing on the subject Leases together with data on comparable production of other wells in the area wherein the Borrower’s producing wells are located and which produce from the same or similar zones, as a basis of information as to the probable production values from the subject well or wells of the Borrower. In that event Borrower agrees that a full and complete Reserve Report will be subsequently prepared for all production from the well or wells of the Borrower reflecting actual production from the date of the Initial Advance through December 31, 2007 with such Reserve Report to be in form consistent with the Reserve Report requirements set forth above and same shall be due on or before February 15, 2008. Borrower is to provide evidence to Lender that such production actually exists by delivering copies to Lender of all third party purchaser run statements, and /or checks (with stub and/or skirt details), and other indices of payment received by Borrower reflecting the sale of oil and/or gas from the subject Leases. Such documentation shall be delivered to Borrower by the fifteenth (15TH) day after receipt of such documentation and/or statements by Borrower. If for any reason the Collateral Coverage Requirements fall below the minimum threshold amount described in this Section 1.6 and remain below such minimum threshold amount for thirty (30) consecutive days, then in such event Borrower and its subsidiaries shall cause additional collateral acceptable to Lender to be secured, pledged and encumbered by Lender’s first and prior lien(s) and security interest(s), all at Borrower’s expense, or, at Lender’s option, Lender may demand that Borrower pay down the principal balance of the said Note in an amount sufficient to then cause the then remaining principal balance of the Note after such pay down to be in compliance with the collateral coverage requirements set forth hereinabove. If such principal pay down demand is made by Lender, Borrower shall have ten (10) business days from date of such written demand in order to cause such payment to be made upon the Note.

Section 1.7.     Segregated Reserve Accounts. Borrower shall establish, independent of any other bank accounts currently held by Borrower, in a National Bank with offices in Salt Lake City, Utah, subject to Lender’s approval, a fully segregated Reserve Account (“Reserve Account”) wherein Borrower will cause to be deposited as such funds are received sixty percent (60%) of all revenues from oil and/or gas sales received by Borrower and/or Philco from any production wells on the Collateral Leases described upon Exhibit “B” hereto (“Production Wells”) as of the effective date of this Agreement, together with all future and other revenue derived and received from such Production Wells during the terms of this Agreement and until the Note is paid in full, for the purpose of utilization of such deposited funds for debt service, both as to interest and principle, required under this Agreement and/or the Note, provided however, so long as this Agreement and/or the Note are not in default, the said Reserve Account shall be capped in an amount equal to six (6) months interest due upon the principal balance of the Note, as same may change from time to time, at the rate specified therein (being the sum of $520,000.00 or such lesser amount equal to six (6) months interest upon such principal balance) and shall be maintained at said minimum level during the term of the Loan such that for each dollar withdrawn from said Reserve Account on a monthly basis to pay interest on the said Loan, a like sum shall be deposited to the said Reserve Account from the next available funds received by Borrower as revenue from production from the said Production Wells so as to maintain a constant balance in the said Reserve Account of the sum of not less than $520,000.00 or such lesser amount equal to six (6) months interest on the principal balance, as same may change from time to time Said Reserve Account shall be debited monthly by Borrower in an amount equal to the then current interest payment due upon the Note, and such funds shall then be paid to Lender promptly in accordance with the terms of the Note. Except for such monthly interest payment debits no other funds shall be debited, withdrawn or paid from the said Reserve Account by Borrower without Lender’s prior written consent. In the event of Borrower’s default under the terms of this Agreement and/or the Note, the Reserve Account capped amount shall no longer be controlling, and the full reserve deposit as set forth hereinabove shall be made by Borrower to the Reserve Account during the remaining term of the Loan until such time as the Note has been paid in full. To the extent said funds in said Reserve Account exceeds the amount necessary to maintain the interest payments required under the terms of this Agreement and/or the Note, any such excess proceeds shall accrue and be applied to principle repayment under the Note. As if and when Borrower completes an IPO as hereinbelow defined wherein the common stock of Borrower is offered to the public in accordance with the applicable requirements of the Securities Act of 1933 (“Act”) and with the Securities Exchange Act of 1934 (“Exchange Act”) (or the applicable equivalent laws of the jurisdiction wherein such public offering of the securities of Borrower shall occur) and in compliance with the rules and regulations of the SEC (or the applicable regulatory body and/or governmental agency of the jurisdiction wherein such offering shall occur), then and only then, shall such Reserve Account requirement be reduced from sixty percent (60%) to fifty-five percent (55%) of all revenues derived from such Production Wells.

Borrower shall pledge the said Reserve Account to Lender as security for the payment of the Loan and Note as per the requirements of Section 1.4 hereinabove.

Borrower shall provide proof of such Reserve Account status monthly to Lender by providing a copy to Lender of a copy of the bank statement(s) received on such Reserve Account together with copies of all oil and/or gas revenue checks from first purchasers of the oil and/or gas produced from such Production Wells. Such documentation shall be delivered by Borrower not later than the tenth (10th) day of the month following the date when such documentation and/or statements are received by Borrower and/or Philco, as the case may be.

Section 1.8     Term of Credit Facility. The Note and any and all obligations of Borrower under this Agreement shall mature on the two (2) year anniversary date of the Initial Advance (“Maturity”).

ARTICLE II

Payments of Principal and Interest/Additional Consideration

Section 2.1     Principal Payments. The Principal due under the Note shall be due and payable in full two (2) years from the date of the Initial Advance.

Section 2.2     Interest Payments. Borrower shall pay to Lender accrued interest at rate of thirteen percent (13%) per annum on the outstanding unpaid principal balance, monthly, in arrears, commencing on the first (1st) day of the month following the Initial Advance and continuing thereafter on the first (1st) day of each succeeding month until Maturity at which time all remaining accrued but unpaid interest shall then be immediately due and payable. All interest payments shall be calculated on the average daily principal balance outstanding under the Note.

Section 2.3     CONVERTIBLE DEBENTURE(S) and/or PERPETUAL WARRANT.

A.           As additional consideration from Borrower to Lender to make the Loan, Borrower shall issue to Lender simultaneously with the execution of this Agreement a Convertible Debenture (“1st Debenture”) in the amount of $400,000.00 (being equal to five percent (5%) of the Loan) subject to proportionate reduction in the event Borrower fails to fund the entire Loan, and such failure to fund is not based upon any act of Borrower nor based upon Borrower’s inability to meet the Collateral Coverage Requirements set forth in Section 1.6 above (“Proportionate Funding Shortfall”). Said 1st Debenture shall be payable at the Maturity of the Loan as set forth in Section 1.8 above, provided however at the sole discretion and election of Lender, said 1st Debenture may be redeemed for a cash payment from Borrower to Lender at any time after the expiration of twelve (12) months from the date of the Initial Advance made hereunder, or alternatively at the sole discretion and election of the Lender, if, prior to Maturity of the Loan, Borrower (or any related affiliate or subsidiary thereof) shall have determined to file with the Securities and Exchange Commission SEC (or a similar or equivalent regulatory body and/or governmental agency in the jurisdiction wherein such offering shall occur on a recognized exchange) a registration statement (the “Registration Statement”) for an underwritten public offering (“IPO”) of the common stock of Borrower, then Borrower shall give Lender at least twenty (20) days prior written notice of Borrower’s intention to file the Registration Statement, and, Lender shall have the right, within ten (10) days after receipt of such notice (“Offering Conversion Period”) to exercise its right to convert the 1st Debenture, in whole or in part, by delivering written notice thereof (the “Offering Exercise Notice”) to Borrower prior to the expiration of the ten (10) day period. If an Offering Exercise Notice is given by Lender, Lender shall become the record and beneficial owner of a specified number of shares of fully registered and freely tradable common stock of the Borrower as determined hereiribelow (“Shares”) concurrently with the issuance by the SEC (or a similar or equivalent regulatory body and/or governmental agency in the jurisdiction wherein such offering shall occur) of an order (the “Effectiveness Order”) declaring the Registration Statement effective pursuant to the Securities Act of 1933, as amended (or such other applicable securities laws in the jurisdiction where such offering shall occur), and upon issuance of the Effectiveness Order, to the extent that the 1st Debenture shall have been converted to such Shares the principal amount thereof shall be reduced and the 1st Debenture shall be deemed paid, in full or to the extent of such conversion, as the case may be, and if paid in full, the 1st Debenture shall be surrendered by Lender to Borrower (or to Borrower’s Registrar if so directed) for cancellation. The number of Shares to which the conversion right is applicable as to the 1st Debenture shall be determined by a set price per share equal to fifty percent (50%) of the initial IPO price on a per share basis, as determined on the first day of trading of Borrower’s common stock on a recognized exchange. Such 1st Debenture shall be assignable by Lender to one or more parties without Borrower’s consent. The form of such 1st Debenture which will be issued is attached hereto and made a part hereof as Exhibit “D-1”.

B.           In addition, and not in lieu of the above, if the Loan has not been paid in full on or before the first (1st) anniversary date of the Initial Advance (“1st Anniversary”), Borrower shall issue to Lender on the 1st Anniversary a second Convertible Debenture (“2nd Debenture”) in the amount of $472,000.00 subject to proportionate reduction in the event of a Proportionate Funding Shortfall (of which $400,000.00 shall be subject to a per diem proration, commencing on the 1st Anniversary Date and expiring on the Maturity of the Loan, prorated to the actual date of redemption and payment to Lender or, in the event of conversion, as hereinafter provided, to the actual date of the first day of trading of the common stock of Borrower pursuant to an IPO as hereinafter provided, on a recognized exchange). Said 2nd Debenture shall be payable at the Maturity of the Loan as set forth in Section 1.8 above, provided however, at the sole discretion and election of Lender, said 2nd Debenture may be redeemed for a cash payment from Borrower to Lender at any time prior to Maturity, in the event that Borrower commences an IPO before the Maturity of the Loan in the manner as set forth in subsection A. above or, alternatively at the sole discretion and election of the Lender, if prior to Maturity of the Loan, Borrower (or any related affiliate or subsidiary thereof) shall have determined to file with the SEC (or a similar or equivalent regulatory body and/or governmental agency in the jurisdiction wherein such offering shall occur on a recognized exchange) a Registration Statement for an IPO of the common stock of Borrower then Borrower shall give Lender at least twenty (20) days prior written notice of Borrower’s intention to file the Registration Statement, and, Lender shall have the right, within the Offering Conversion Period to exercise its right to convert the 2nd Debenture, in whole or in part, by delivering its Offering Exercise Notice to Borrower prior to the expiration of the Offering Conversion Period. If an Offering Exercise Notice is given by Lender, Lender shall become the record beneficial owner of a specified number of shares of fully registered and freely tradable common stock of the Borrower as determined hereinbelow (“2nd Debenture Shares”) concurrently with issuance by the SEC (or a similar or equivalent regulatory body and/or governmental agency in the jurisdiction wherein such offering shall occur) of an Effectiveness Order declaring the Registration Statement effective pursuant to the Securities Act of 1933, as amended (or such other applicable securities laws in the jurisdiction where such offering shall occur), and upon issuance of the Effectiveness Order, to the extent that the 2nd Debenture shall have been converted to such 2nd Debenture Shares the principal amount thereof shall be reduced and the 2nd Debenture shall be deemed paid, in full or to the extent of such conversion, as the case may be, and if paid in full, the 2nd Debenture shall be surrendered by Lender to Borrower (or to Borrower’s Registrar if so directed) for cancellation. The number of 2nd Debenture Shares which the conversion right is applicable as to the 2nd Debenture shall be determined by a set price per share equal to fifty percent (50%) of the initial IPO price on a per share basis, as determined on the first day of trading of Borrower’s common stock on a recognized exchange. Such 2nd Debenture shall be assignable by Lender to one or more parties without Borrower’s consent The form of such 2nd Debenture which will be issued is attached hereto and made a part hereof as Exhibit “D-2”.

C.           The 1st Debenture and 2nd Debenture shall generally be referred to as the (“Debenture(s)”) and shall be secured in payment and performance of Borrower’s obligations by the Deed(s) of Trust attached as Exhibit “B” hereto and referenced in Section 1.4 above.

D.           In the event that Borrower elects at any time to seek a public registration of Borrower’s common stock and elects to file for registration for an IPO with the SEC (or such other similar or equivalent regulatory body and/or governmental agency in the jurisdiction wherein Borrower elects to offer its securities to the public over a recognized exchange) then in such event, within five (5) business days of the initial filing with SEC or such other regulatory entity, Borrower shall give written notice to Lender of Borrower’s election to seek a public offering of its securities and shall provide to Lender copies of all information and/or registration materials utilized by Borrower in seeking approval for such IPO and shall provide to Lender the names, addresses, telephone numbers, facsimile numbers and e-mail addresses of all persons involved in such public offering process engaged by Borrower, including but not limited to underwriters, securities dealers, accountants and/or accounting firms, attorneys and/or law firms, and such other persons or entities engaged by Borrower to assist Borrower in the completion of such IPO. Lender shall be entitled to communicate with all such persons to determine the status of such IPO and/or its registration process, and such persons and/or entities shall be instructed to provide to Lender such information so requested by Lender provided that the delivery and/or transmittal of such information from such persons and/or entities does not contravene applicable state or federal law, or the law of the jurisdiction where such public offering of the common stock of Borrower shall occur over a recognized exchange.

E.           Further, it is agreed by the Borrower that if no IPO has been completed as of the Maturity of the Loan, as hereinabove defined, and the Debenture(s) are redeemed for cash payments, respectively, then simultantiously with such redemption and payment of said Debentures, Borrower shall issue its perpetual warrant (“Warrant”) to Lender granting to Lender the right to acquire fully registered and freely tradable common stock of Borrower (for the number of shares as hereinafter determined), in the event of a future public offering of the securities of Borrower in an IPO, at a per share price equal to fifty percent (50%) of the initial offering price for such securities, fixed as of the first date of trading of the securities of Borrower on a recognized exchange. The number of shares to which Lender shall be entitled and which are applicable to and exercisable under the said warrant shall be determined by dividing the sum of $1,000,000.00 by one half (1/2) of the initial offering price on a per share basis for such common stock of Borrower fixed as of the first date of trading of such common stock on a recognized exchange. Said warrant shall be exercisable by Lender not later than thirty (30) days after the first date of trading of Borrower’s securities on a recognized exchange. If after Maturity, Borrower (or any related affiliate or subsidiary thereof) shall have determined to file with the SEC (or a similar or equivalent regulatory body and/or governmental agency in the jurisdiction wherein such offering shall occur on a recognized exchange) a Registration Statement for an IPO of the common stock of Borrower then Borrower shall g;ive Lender at lease twenty (20) days prior written notice of Borrower’s intention to file the Registration Statement. Said Warrant shall be assignable by Lender to one or more parties without Borrower’s consent. The form of such perpetual warrant is attached hereto labeled Exhibit “F" and incorporated herein by reference for all purposes.

Section 2.4     Application of Payments; Prepayments. Borrower may prepay the Loan, provided however, any such prepayment of any principle amount advanced under this Agreement and/or the Note within the twelve (12) months from the date of such principle advance shall bear a prepayment penalty equal to the difference between the actual interest earned to date of prepayment, pursuant to the terms of the Note, and the interest which would have been earned on such prepayment sum from date of prepayment to the 1st anniversary date of such respective principal advance at the rate specified in the Note, on such principal sums so prepaid. Any prepayment prior to Maturity but after the first anniversary date from the date when such principle amount was advanced may be made without penalty. For the purposes of this Agreement and the Note, any prepayment of principle by Borrower shall be applied to the oldest principle advance made under this Agreement and/or the Note. Any prepayments shall be applied first to those fees and expenses incurred by Lender in enforcement of the Note, the Deed(s) of Trust, the Security Agreement/Pledge Agreement(s), the Debenture or any other document evidencing or securing the obligations of Borrower and/or its subsidiaries under this Agreement or under such documents, then to accrued interest and then to the principal balance outstanding, provided however, in the event, if at any time Lender receives from Borrower or otherwise an amount applicable to the Loan which is less than all amounts due and payable at such time, Lender may apply that payment to amounts then due and payable in any manner and in order determined by Lender, at Lender’s discretion. Borrower agrees that neither Lender’s acceptance of the payment from Borrower in the amount that is less than all amounts then due and payable nor Lender’s application of such payment of such payments shall constitute either a waiver of the unpaid amounts or an accord and satisfaction.

Section 2.5     Events upon Repayment of Loan. Upon the full, complete and final repayment and discharge by Borrower of all of the obligations under this Agreement, the Note, the Debenture(s), and the corresponding Loan Documents, Lender shall, promptly after such repayment and discharge have occurred, release all of its liens and security interests under the Deed(s) of Trust and the Security Agreement/Pledge Agreement(s) and any other Loan Document executed by Borrower and/or Subsidiary and/or any other subsidiaries to evidence or secure the indebtedness and/or obligation(s) of Borrower, Philco and/or any other subsidiaries under this Credit Facility.

Section 2.6.     Partial Releases of Deeds of Trust. Intentionally omitted.

ARTICLE III

Conditions To Advances

The obligation of Lender to fund the Advances shall be subject to the prior or concurrent satisfaction (or in Lender's discretion, the waiver) of each of the conditions precedent set forth in this Section.

Section 3.1.     Resolution.

A.           Lender shall have received from Borrower a certificate of its Secretary, Assistant Secretary or other appropriate officer, as applicable, as to;

(i)          resolutions of its Board of Directors or Managers, as the case may be, then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Note, the Deed(s) of Trust, the Security Agreement/Pledge Agreement(s), the Debenture(s) the Warrant (if applicable) and each other Loan Document to be executed by it,

(ii)         the incumbency and signatures of those of its officers and/or managers authorized to act with respect to this Agreement, and

(iii)        that Borrower and its subsidiaries are in compliance with all of the covenants and agreements contained in this Agreement(s).

B.           Further, Lender shall have received from Philco its certificate of its Secretary, Assistant Secretary, manager, general partner, or other appropriate officer, as applicable, as to

(i)  Resolutions of its Board of Directors or Managers, as the case may be, then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Security Agreement/Pledge Agreement(s) (if applicable), the Deed(s) of Trust and each of the Loan Documents to be executed by it,

a.   the incumbency and signature of those of its officers and/managers authorized to act with respect to this Agreement, and

b.   that Philco is in compliance with all the covenants and agreements contained in this Agreement.

Section 3.2.     Delivery of Note. Lender shall have received the Note duly executed and delivered by Borrower.

Section 3.3     Delivery of Deed(s) of Trust and Security Agreement/Pledge Agreement. Lender shall have received the Deed(s) of Trust and the Security Agreement/Pledge Agreement(s) duly executed in recordable form on behalf of the Borrower, and/or Philco, as applicable.

Section 3.4.     Delivery of Convertible Debenture Note. Lender shall have received the first Debenture (Exhibit “D-1”) duly executed by Borrower and further acknowledged by Borrower that same is recorded on the books and records of Borrower.

Section 3.5.     Compliance with Loan Documents. Borrower shall have performed all agreements and covenants required by this Agreement and all representations and warranties herein and in the other Loan Documents made by Borrower or any of its subsidiaries shall be true and correct as of the date of the Advance.

Section 3.6     No Default. No default, or event which could become a default if uncured, shall have occurred and be continuing on the date of funding of the requested Advance.

ARTICLE IV

Representations And Warranties

In order to induce Lender to enter into this Agreement and to make the Advances hereunder, Borrower and Philco, respectively, represents and warrant unto Lender as follows:

Section 4.1     Organization, etc.

A.           Borrower is a corporation validly organized and existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in the State of Utah and all jurisdictions where the nature of its business requires such qualification, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its obligations under this Agreement, the Note, the Deed(s) of Trust, the Security Agreement/Pledge Agreement(s) the Debenture(s) and each other Loan Document and to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

B.           Philco, is a limited liability company validly organized and existing in good standing under the laws of the State of Utah and is duly qualified to do business in all other jurisdictions where the nature of its business requires such qualifications, has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its obligations under this Agreement, the Deed(s) of Trust, the Security Agreement/Pledge Agreement(s) and each other Loan Document and owns and holds under lease its property and to conduct its business substantially as currently conducted by it.

Section 4.2     Due Authorization, Non-Contravention, etc.

A.           Borrower has the full legal power, right and capacity to enter into and perform this Agreement and the other Loan Documents to which it is party. Each obligor has the full legal power, right and capacity to enter into and perform the Loan Documents to which it is a party. The execution, delivery and performance by Borrower of this Agreement, the Note, the Deed(s) of Trust, the Security Agreement/Pledge Agreement(s), the Debenturs(s) and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other obligor of each Loan Document executed or to be executed by it are within Borrower's and each such obligor's company, corporate or partnership powers, respectively, have been duly authorized by all necessary corporate action, and do not (a) contravene Borrower's or any such obligor's organizational documents, (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting Borrower or any such obligor, (c) result in, or require the creation or imposition of, any lien on any of any obligor's properties, or (d) require the consent or approval of any other person.

B.           Philco has the full legal power, right and capacity to enter into and perform this Agreement and the other Loan Documents to which it is a party. The execution, delivery and performance by Philco of this Agreement, the Deed(s) of Trust, the Security Agreement/Pledge Agreement(s) (as applicable) and each of the Loan Documents, executed or to be executed by it, and the execution, delivery, and performance by each other obligor of each Loan Document executed or to be executed by it, respectively, are within Philco’s and each other obligor’s company, corporate or partnership powers, respectively, have been duly authorized by all necessary corporate action, and do not (a) contravene Philco’s or any such obligor organizational document(s), (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting Philco or any such obligor, (c) result in or require or the creation or imposition of any lien on any other obligor’s properties, or (d) require the consent or approval of any other person.

Section 4.3     Government Approval, Regulation etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other person is required for the due execution, delivery or performance by Borrower and/or Philco or any other obligor, respectively, of this Agreement, the Note, the Deed(s) of Trust, the Security Agreement/Pledge Agreement(s), the Debenture(s) or any other Loan Document to which it is a party. Neither Borrower or Philco, or any of its subsidiaries or any other obligor is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

Section 4.4     Validity, etc. This Agreement constitutes, and the Note, the Deed(s) of Trust, the Security Agreement/Pledge Agreement(s)(s), the Debenture(s) and each other executed by Borrower and/or Philco will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of Borrower and/or Philco enforceable in accordance with their respective terms. Each document executed pursuant hereto by each named obligor will, on the due execution and delivery thereof by such obligor, be the legal, valid and binding obligation of such obligor enforceable in accordance with its terms.

Section 4.5.     No Material Adverse Change. Since the date of Borrower’s most recent audited financial statements, there has not been any material adverse change.

Section 4.6.     Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of Borrower, threatened litigation, action, proceeding or labor controversy affecting Borrower or any of its subsidiaries or any other obligor, or any of their properties, assets or revenues, or the Leases, which has caused or may cause a material adverse effect or which purports to affect the legality, validity or enforceability of this Agreement, the Note, the Deed(s) of Trust, the Security Agreement/Pledge Agreement(s), the Debenture(s) or any other Loan Document.

Section 4.7.     Broker’s Fees. Borrower has not incurred any obligation, contingent or otherwise, for brokers' or finders' fees in respect of the transactions contemplated by this Agreement, save and except that Borrower simultaneous with the Initial Advance under this Agreement shall pay to Lender an investment banking fee equal to one percent (1%) of the Credit Facility, being the sum of $80,000.00 and shall pay David Victorson the sum of $80,000.00 for services rendered in relationship to the Loan describe in this Agreement, provided however, such payments shall be proportionally reduced in the event the funding of the Credit Facility is less than the full $8,000,000.00 and such failure to fund is predicated upon an event constituting a Proportionate Funding Shortfall.

Section 4.8.     Taxes. Borrower, Philco, and/or each of its subsidiaries and any other obligor has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings in accordance with the requirements of the jurisdiction where such contest is pending and for which adequate reserves in accordance with GAAP shall have been set aside on its books and neither Borrower nor Philco has been audited by any state, federal, or other governmental or other body having taxing authority, nor is either entity currently subject to an audit nor has been given notice by any state, federal or other governmental taxing entity that such an audit is forthcoming, planned and/or scheduled.

Section 4.9.     Pension and Welfare Plans; Employees. Neither Borrower nor Philco, has any pension plans or employee benefit plans within the meaning of ERISA.

Section 4.10.     Compliance with Laws. Borrower, Philco, and its other subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the Leases. Neither Borrower, Philco, nor any of its other subsidiaries has received any notice to the effect that the operations of Borrower, or Philco, or such subsidiary, relating to the Leases are not in compliance with any of the requirements of applicable environmental laws, or are the subject of any federal or state investigations evaluating whether any remedial action is needed to respond to a release of any hazardous material (as defined in the environmental laws) involving the Leases.

Section 4.11.     Environmental Warranties. Except as may be specifically set forth in this Agreement to the contrary (i) all of the Leases and associated facilities operated by Borrower, Philco, or any of its other subsidiaries have been, and continue to be, owned, leased or operated by Borrower, or such subsidiary in compliance with all environmental laws; (ii) there have been no past, and there are no pending or threatened claims, complaints, notices or inquiries to, or requests for information received by, or known to, either Borrower, Philco, or any of its other subsidiaries with respect to, any alleged violation of any environmental law with respect to the oil and gas leases or associated facilities operated by Borrower, Philco, or such subsidiary or such obligor; (iii) there are no pending or threatened claims, complaints, notices or inquiries to, or requests for information received by, or known to, Borrower, Philco, or any of its other subsidiaries for potential liability under any environmental law or under any common law theories relating to operations or the condition of any of the lands comprising the Leases (including underlying groundwater); and (iv) Borrower, Philco, or any of its other subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for its business and the operation of each of the Leases.

Section 4.12.     SEC Requirements. Neither Borrower, Philco, nor any of its other subsidiaries have received notice from the SEC or any state securities agency that Borrower, Philco, or any other subsidiary is not in compliance with applicable Securities and Exchange Commission or state securities rules and regulations or is under investigation regarding the potential violation of any such rule or regulation.

ARTICLE V

Affirmative Covenants

Borrower and Philco, respectively, agree with Lender that during the Term of this credit facility, Borrower and/or Philco will, and will cause its subsidiaries to perform, the obligations set forth in this Section.

Section 5.1.     Allocation and Budgeting of Loan Proceeds For Drilling. Borrower and/or Philco shall, in good faith exercising sound commercial judgment, and absent a Proportionate Funding Shortfall event, endeavor to budget and allocate the requested Advances under this Credit Facility in such a manner that sufficient funds shall be available to Borrower in the near term, either from third party venturers, projected cash flow or set asides to drill, test and complete, (as applicable) the Leases and/or any other the oil and gas Lease(s) acquired with or reimbursed by the Credit Facility funds within the primary term of such Leases and/or other oil and gas lease(s) and shall have determined that appropriate and sufficient drilling rigs and/or equipment are available in the geographic area where such drilling activity is to occur within such time period.

Section 5.2.     Financial Information, Reports, Notices, etc. Borrower will furnish, or will cause to be furnished at Borrower's cost, to Lender copies of (i) fiscal quarter unaudited and annual audited financial statements prepared in accordance with GAAP of both Borrower and Philco; (ii) all reserve reports prepared at the behest of Borrower and/or Philco as applicable; (iii) all filings with the SEC (as, if and when applicable) as to Borrower; and (iv) all press releases of Borrower and/or Philco.

Section 5.3.     Compliance with Laws, etc. Borrower and Philco shall comply in all material respects with all applicable laws, rules, regulations, orders, licenses, contracts, and permits, such compliance to include, without limitation: (i) compliance with all environmental laws; (ii) the maintenance and preservation of its existence and qualification as a corporation and/or as a foreign corporation in all jurisdictions where the nature of its business requires such qualification; (iii) compliance with all SEC rules and regulations (or such rules and/or regulations of a similar or equivalent regulatory body and/or governmental agency in the jurisdiction wherein such common stock of Borrower may be traded) (as, if and when applicable); and (iv) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

Section 5.4.     Taxes. Borrower and Philco will make all required federal income tax filings prior to any applicable filing deadlines. Borrower and/or Philco, as applicable, shall pay, promptly when due, and in any event within thirty (30) days of its payment due date, except as contested in good faith and by appropriate proceedings in compliance with the laws and procedures of the taxing jurisdiction under which the contest is filed and for which adequate reserves in accordance with GAAP shall have been set aside on its books, together with interest and penalties thereon, if any, all taxes, including severance taxes and other taxes, duties, imposts, charges, levies and assessments of any kind or nature whatsoever, imposed upon or assessed with respect to or charged against the Leases or production therefrom.

Section 5.5.     Insurance. Borrower and Philco will maintain (or will cause to be maintained) bonding and liability insurance in coverages and amounts customary and usual in the North American exploration and production industry and in compliance with the laws, rules and regulations of the jurisdiction in which such operations and/or property is are located. At Lender’s request, Borrower and/or Philco, as applicable, shall cause Lender to be named on any policy or policies of insurance as an additional insured or loss payee to the extent of its interest, as applicable.

Section 5.6.     Books and Records. Borrower, Philco, and its other subsidiaries will keep books and records which accurately reflect all of their business affairs and transactions, or relate to the Leases, and permit Lender or any of its representatives, at reasonable times and intervals, to visit all of its offices and the Leases, to discuss such affairs and transactions with their respective officers and independent public accountants (and Lender is hereby authorized to have such independent public accountants discuss the financial matters of Borrower and its subsidiaries) and to examine (and, at the expense of Borrower, photocopy extracts from) any of its books or other corporate records. Borrower shall pay any fees incurred in connection with Lender's exercise of its rights pursuant to this Section.

Section 5.7.     Environmental Covenant. Borrower and Philco will (i) use and operate all of its facilities and properties (including the Leases) in compliance with all environmental laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all hazardous materials in compliance with all applicable environmental laws, (ii) immediately notify Lender and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with environmental laws, and shall promptly cure and have dismissed with prejudice to the satisfaction of Lender any actions and proceedings relating to compliance with environmental laws, and (iii) provide such information and certifications which Lender may reasonably request from time to time to evidence compliance with this Section.

Section 5.8.     Further Assurances. Borrower and/or Philco, as applicable, will execute and deliver all such other and additional instruments, notices, releases and other documents and will do all such other acts and things as may be reasonably necessary or appropriate to more fully secure Lender or its successors or assigns all of the respective rights and interests herein and hereby or pursuant to any of the other Loan Documents granted or intended so to be.

Section 5.9.     Punctual Payment. Borrower shall timely and punctually pay all interest, principal and all other amounts when due under this Agreement, the Note, the Deed(s) of Trust, the Security Agreement/Pledge Agreement(s), the Debenture(s), or any other Loan Document executed by Borrower, subsidiary and/or any other subsidiaries to evidence or secure the indebtedness of Borrower and/or Subsidiary and/or other subsidiaries under this Credit Facility.

ARTICLE VI

Negative Covenants

Borrower agrees with Lender that during the Term of this Credit Facility, Borrower will, and will cause its subsidiaries to perform, the obligations set forth in this Section.

Section 6.1.     No Senior or Pari Passu Indebtedness. Borrower and Philco shall not, without Lender’s consent, except in the event of a Proportionate Funding Shortfall, incur any indebtedness which is senior to or in pari passu to this Credit Facility nor directly or indirectly hypothecate, pledge or encumber the Leases, cash flow, assets or reserves of Borrower or Philco in or to any other credit facility, loan or arrangement which is senior to or in pari passu to this Credit Facility while any part of the principal advanced by Lender under the Note is outstanding and/or unpaid and any part of the Debenture(s) remain unsatisfied either as to monetary or stock obligations thereunder.

Section 6.2.     Liens of Deed(s) of Trust and Security Agreement/Pledge Agreement(s). The Deed(s) of Trust and the Security Agreement/Pledge Agreement(s) are, and always will be kept, a direct first perfected lien and security interest upon 100% of the interest in the Leases owned by or held in the name of Borrower and/or Philco, as the case may be (as to the Deed(s) of Trust) and 100% of the Reserve Account interests of Borrower and/or Philco as the case may be (as to the Security Agreement/Pledge Agreement(s)). Borrower and/or Philco, as applicable will not create or suffer to be created or permit to exist any lien, security interest or charge which is senior, prior to or on a parity with the liens and security interests of the Deed(s) of Trust and the Security Agreement/Pledge Agreement(s) upon the Leases covered by the Deed(s) of Trust or the personal property in the names of the Borrower and/or Philco, as the case may be or any part thereof or upon the rents, issues, revenues, profits and other income therefrom.

Section 6.3.     Business Activities. Borrower is a corporation and will not engage, or permit any of its subsidiaries (including Philco) to engage, in any business activity, except the owning, operating, producing, processing and marketing of hydrocarbons and such activities as may be incidental or related thereto, without the prior written consent of Lender, in its sole discretion.

Section 6.4.     Consolidation, Merger, etc. Borrower and/or Philco, respectively will not liquidate or dissolve, consolidate with, or merge into or with, any other person or entity without the prior written consent of Lender, which consent shall not be unreasonably withheld. Lender does hereby grant it consent to Borrower’s ownership interest in Philco.

Section 6.5.     No Change in Name, Location, etc. Borrower and/or Philco, as applicable, will not change its name or identity, or change the location of its chief executive office or its chief place of business or the place where Borrower and/or Philco, as applicable, keeps its books and records concerning the Leases without the prior written consent of Lencer, which consent shall not be unreasonably withheld.

ARTICLE VII

Events of Default/Remedies of Lender

Each of the following events or occurrences described in this Section shall constitute an "Event of Default."

Section 7.1.     Non-Payment of Obligations. Borrower shall default in the payment or prepayment (as applicable) when due of any principal of or interest under the Note and/or the Debenture(s), or Borrower or any other obligor shall default in the payment when due of any other monetary obligation arising by, through or under the Loan Documents.

Section 7.2.     Breach of Warranty. Any representation or warranty of Borrower and/or Philco, respectively, made or deemed to be made hereunder or in the Note, the Deed(s) of Trust, any supplemental Deed of Trust, the Security Agreement/Pledge Agreement(s) the Guaranty or the Debenture(s) executed by Borrower, Philco and/or its other subsidiaries, as applicable, or any other writing or certificate furnished by or on behalf of Borrower, Philco, or any of its other subsidiaries for the purposes of or in connection with this Agreement or any such other Loan Document is false in any material respect.

Section 7.3.     Non-Performance of Certain Covenants and Obligations. A default in the due performance by Borrower, Philco, or any of its other subsidiaries or Guarantor, respectively of any covenant or express agreement contained in this Agreement, the Note, the Deed(s) of Trust, any supplemental Deed(s) of Trust, the Security Agreement/Pledge Agreement(s), the Guaranty or the Debenture(s), and continuation of such default beyond the applicable grace period expressly granted, if any, with respect thereto.

Section 7.4.     Judgments. Any judgment or order for the payment of money in excess of $100,000.00 shall be rendered against Borrower and/or Philco, as the case may be or any other Borrower’s subsidiaries hereunder and either (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, (b) there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect or (c) the judgment has not been superseded by the filing of a bond prescribed under the laws of the jurisdiction where the judgment originated or where the judgment is sought to be enforced.

Section 7.5.     Bankruptcy, Insolvency, etc. Borrower and/or Philco, as the case may be shall (a) become insolvent, be declared bankrupt (involuntary or voluntary) or generally be unable to pay, or admit in writing its inability or unwillingness to pay its debts as they become due (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for Borrower, Philco, the Leases or any other property of any thereof, or make general assignment for the benefit of creditors, (c) in the absence of such application consent or other custodian for Borrower and/or Philco, any of its other subsidiaries or for the Leases or any part of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within sixty (60) days or an action commenced within such period seeking such discharge and prosecuted in good faith to conclusion.

Section 7.6     Remedies of Lender. Upon an event of default described above in this Article, Lender shall, prior to exercising the remedies described herein, provide Borrower with written notice specifying in reasonable detail the event of default which has occurred and stating that it intends to exercise remedies provided in this Section. Borrower shall then have five (5) days in the case of a monetary default, and twenty (20) days in the case of a non-monetary fault, after receipt of such notice to cure or cause to be cured such default and to provide Lender with notice and reasonable documentation that it has cured or cause to be cured such of Default. If Borrower does not provide such proper notice and evidence, then Lender may immediately by notice to Borrower declare all or any portion of the outstanding principal amount under the Note and other obligations to be due and payable whereupon the full unpaid mount under the Note and other obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, except as may be required by applicable law. Lender is further authorized, after the passage of the particular cure period, to perform or cause to be performed such act or take such action or pay such money that Lender deems necessary or desirable to cure such event of default and any expenses so incurred by Lender and any money so paid by the Lender shall be a demand obligation owing by Borrower to the Lender and the Lender, upon making such payment, shall be subrogated to all of the rights of the person receiving such payment. Each amount due and owing by Borrower to the Lender Pursuant to this Agreement or any other Loan Document shall bear interest from the date of notice to Borrower of such expenditure or payment or other occurrence which gives rise to such amount being owed to the Lender until paid at the rate of eighteen percent (18%) per annum, and all such amounts together with such interest thereon shall become part of the obligations evidenced by the Note and deemed secured by the Deed(s) of Trust the Security Agreement/Pledge Agreement(s) and all other Loan Documents described or contemplated by this Agreement as security for the obligations of Borrower and its subsidiaries Upon demand after the occurrence of an event of default, Borrower, Philco, and its other subsidiaries, shall reimburse Lender for all reasonable amounts expended (including the fees and out-of-pocket expenses of counsel) in connection therewith, as a result of or in connection with its exercise of remedies, together with interest on such amounts at the Note default interest rate from the date incurred until reimbursed.

Further upon an event of default as described hereinabove and the expiration of any applicable cure period provided as set forth hereinabove, Lender shall be entitled to exercise all of its rights under the Loan Documents in accordance with the terms set forth therein and in accordance with applicable law then in effect.

ARTICLE VIII

Miscellaneous

Section 8.01.     Expenses; Indemnification. Borrower agrees to pay on demand all costs and expenses incurred by Lender in connection with the preparation, negotiation, and execution of this Agreement and any and all amendments, modifications, and supplements hereto. Borrower agrees to pay and to hold Lender harmless from and against all excise, sales, stamp, or other taxes agree to hold Lender harmless from and against any and all present or future claims or liabilities with respect to or resulting from Borrower performing or delaying in performing their obligations under this Agreement.

Section 8.02.     No Waiver; Cumulative Remedies. No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

Section 8.03.     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrower, Philco, respectively, and Lender and their respective successors, and assigns, except that Borrower and Philco, may not assign any of its rights or obligations under this Agreement without the prior written consent of Lender, which consent shall not be unreasonably withheld.

Section 8.04.     Amendment; Entire Agreement. This Agreement together with all other loan documents described or referenced in this Agreement (“Loan Documents”) embodies the entire agreement among the parties hereto and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof.  The provisions of this Agreement may he amended or waived only by an instrument in writing signed by the parties hereto.

Section 8.05.     Notices. Any notice, consent, or other communication required or permitted to be given under this Agreement to Lender or Borrower and/or Philco must be in writing and delivered in person or mailed by registered or certified mail, return receipt requested, postage prepaid, sent by verifiable facsimile transmission, or by verifiable overnight delivery service, as follows:

To Lender:	Fortuna Asset Management, LLC
1300 Bristol Street

Newport Beach, CA 92660
Attention: Karen Beth Brenner, Managing Member
FAX: (949) 476-3098

(if by mail)	P.O. Box 9109
Newport Beach, CA 92658

(copy to)	Barry L. Racusin, PC
Racusin and Wagner, LLP
600 Woodway Tower, 4900 Woodway
Houston, Texas 77056
FAX: (713) 626-9313

To Borrower:	Tronco Energy Corp.
Philco Exploration, LLC
2825 East Cottonwood Parkway, Suite 500
Salt Lake City, Utah 84121
Attention: Chief Executive Officer (“CEO”)
FAX: (801) 990-1256

(copy to)	T. Brooke Farnsworth, Esq.
Farnsworth & vonBerg
333 North Sam Houston Parkway
Suite 300
Houston, Texas 77060
FAX: (281) 931-6032

Any such notice, consent, or other communication shall be deemed given when delivered in person or, if mailed, when duly deposited in the U.S. mails, or if by overnight delivery service, when actually delivered.

Section 8.06.     Applicablelaw. This agreement shall be governed by and construed in accordance with the laws of the state of utah.

Section 8.07.     Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

Section 8.08.     Survival of Representations and Warranties. All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by Lender shall affect the representations and warranties or the right of Lender to rely upon them.

Section 8.09.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instruments.

Section 8.10.     Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8.11.     USA Patriot Act Compliance. This Agreement is expressly subject to the provisions of the USA Patriot Act, PublicLawl07-56, signed into law October 26, 2001, and as amended, and the resulting amendments to the various and sundry federal statutes resulting from its provisions.

Section 8.12.     NO ORAL AGREEMENTS. THIS WRITTEN LOAN AGREEMENT TOGETHER WITH THE DOCUMENTS DESCRIBED OR REFERENCED HEREIN REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Executed as of the Effective Date above written.

SIGNATURES APPEAR ON FOLLOWING PAGE

“Borrower”

TRONCO ENERGY CORP.

By:	/s/ Troy Meier
Troy Meier
President

PHILCO EXPLORATION, L.L.C.

By:	Tronco Energy Corp.
Name:	[Illegible]
Manager/Managing Member

“Lender”

FORTUNA ASSET MANGEMENT, LLC

By:	/s/ Karen Beth Brenner
Karen Beth Brenner, Managing Member

FIRST AMENDMENT

TO

LOAN AGREEMENT

AUGUST 10.2007

This FIRST AMENDMENT TO LOAN AGREEMENT (“First Amendment”) is entered into and effective as of December 10 , 2007 by and between TRONCO ENERGY CORPORATION, a Delaware Corporation (“Borrower” or “Tronco”), PHILCO EXPLORATION, LLC, a Utah Limited Liability Company (“Philco” or “Subsidiary”) and ACF PROPERTY MANAGEMENT, INC., a California Corporation (“ACF”) or (“Lender”) (as “Assignee” from FORTUNA ASSET MANAGEMENT, LLC, a California Limited Liability Company) (“Fortuna”), hereby amending and supplementing that certain LOAN AGREEMENT dated August 10,2007 (“Loan Agreement”) upon the terms, conditions and agreements as follows:

1.	Paragraph A. of the RECITALS is hereby amended to read as follows, to wit:

“Borrower is in the business of acquiring, developing and/or operating oil and gas properties in the State of Utah and elsewhere in the United States, either directly or through Philco.”

2.	Paragraph B. of the RECITALS is hereby amended to read as follows, to wit:

“Borrower and its Subsidiary, Philco, desire to utilize the financial resources of Lender as a funding source for development and drilling capital requirements for Borrower’s projects in the State of Utah and for acquisition, rework and future development of existing oil and/or gas properties elsewhere in the United States. Lender desires to make available to Borrower a credit facility subject to the terms and provisions herein.”

3.	Section 1.2 entitled Use of Proceeds is hereby supplemented as follows, to wit:

“(d)          Acquisition, operation and future development of certain oil and gas properties in the State of Ohio more fully described upon Exhibit “B-l” hereto and incorporated herein by reference for all purposes.”

4.	Section 1.2 denoted Use of Proceeds (ending paragraph-pg. 2 of Loan Agreement) is amended to read as follows, to wit:

“During the term of this Agreement, Borrower shall, subject to the Draw Limitations set forth hereinbelow in Section 1.5, the Collateral Coverage Requirements set forth hereinbelow in Section 1.6 and availability of Lender funds, use Lender funds pursuant to this Credit Facility for the matters set forth in subparagraphs (a) through (d) above, to fund such items and for no other purposes. Should (i) the provisions of Sections 1.5 and/or 1.6 hereinbelow preclude the use of Lender funds for any such item(s), (ii) Lender fails to fund Borrower’s request due to inability of Lender, or (iii) Lender otherwise fails to respond to the Borrower’s request for funds within the time period prescribed in Section 1.5 hereinbelow, then Borrower may resort to other available sources of capital. It is the intention of Borrower and Lender that Lender has the first right of refusal to finance any and all ongoing and future oil and gas acquisitions and operations of the Borrower and/or Philco, as the case may be.”

5.	Section 1.4 denoted Collateral for Credit Facility is amended to read as follows, to wit:

“The collateral for the Credit Facility evidenced by this Agreement shall be (a), first and prior lien(s) on the oil and gas leases, wells, downhole and surface equipment and storage equipment as well as personal property on certain Leases (“Collateral Leases”) as to which Lender’s funds have been utilized for acquisition and/or drilling costs referenced in Sections 1.2(a), (b) and (d) above, including all existing and future lease interests in Uintah County, Utah and in Muskingum, Ashtabula, Portage and Stark Counties in the State of Ohio for which Lender funds have been or will be utilized for acquisition and/or drilling costs or other activities described in Sections 1.2(a), (b) and (d) above which lien(s) shall be evidenced by the form(s) of Master Deed(s) of Trust, Assignment of Production, Security Agreement, and Financing Statement (“Deed(s) of Trust”) attached hereto and made a part hereof as Exhibit “B”, and (b) first and prior lien(s) on all of Borrower’s right, title and interest in and to the Reserve Account as described in Section 1.7 hereinbelow, such lien(s) shall be evidenced by the form of Security Agreement/Pledge Agreement (with attached DEPOSIT ACCOUNT CONTROL AGREEMENT) attached hereto and made a part hereof as Exhibit “C” (the “Security Agreement/Pledge”). Borrower and Philco, respectively, further covenant and agree to execute and deliver first and prior lien(s) covering any additional oil and gas lease(s) now existing or hereafter acquired and/or drilled using Lender funds in the name of Borrower, Philco, and/or any other subsidiary now existing or hereafter created to acquire, hold or develop oil and gas properties which are acquired and/or developed using Lender funds. In the event that the title review and/or examination for newly acquired oil and gas lease(s) or interests therein reflects any mortgage, deeds of trust, tax lien or other apparent encumbrance (“encumbrance”) which, if valid and existing, could impair the first and prior status of Lender’s lien(s) and security interest(s) therein, then Borrower shall cause such encumbrance, whether valid or otherwise, to be released of record or shall lawfully bond around in accordance with applicable state or local law requirements the apparent encumbrance within sixty (60) days of the request date for any Lender Advance which will be used to either acquire the encumbered oil and gas lease(s) or reimburse Borrower, Philco, or its other subsidiaries for the costs of its acquisition. In the event Borrower fails to cure such title encumbrance within the time period provided above, Lender may, but shall not be obligated to, cure such title encumbrance and to charge the cost and expense incurred in such curative action to Borrower as an increase in the principal balance under the Note. Such curative expenses so advanced shall thereafter bear interest at the rate of eighteen (18%) per annum from the date incurred until paid (“Default Rate”).”

2

6.	Section 1.6 denoted Collateral Coverage Requirements is hereby supplemented by the addition of the following at the end of the existing provision, to wit:

“The above requirements shall be equally applicable to Borrower’s Proved Producing Reserves in Uintah County, Utah and in Muskingum, Ashtabula, Portage and Stark Counties, Ohio respectively.”

7.	Section 1.7 denoted Segregated Reserve Account is supplemented by the addition of the following provision at the end of the first full paragraph of Section 1.7 as follows, to wit:

“In addition to the Collateral Leases described upon Exhibit “B” hereto, the Leases acquired by Borrower in Muskingum, Ashtabula, Portage and Stark Counties Ohio described upon Exhibit “B-1 “ hereto shall be included in the requirements of this Section 1.7.”

8.	Section 3.1. denoted Resolution shall be supplemented by the addition of subparagraph (iv) under subsection A. as follows:

“(iv) Resolutions of its Board of Directors or Managers, as the case may be, then in full force and effect authorizing the execution, delivery and performance of the Deed(s) of Trust over and upon Borrower’s leasehold interests in Muskingum, Ashtabula, Portage and Stark Counties, Ohio and each other Loan Document to be executed by it.”

9.	Section 5.1. denoted Allocation and Budgeting of Loan Proceeds for Drilling is amended to read as follows, to wit:

“Borrower and/or Philco shall, in good faith, exercising sound commercial judgment, and absent a Proportionate Funding Shortfall event, endeavor to budget and allocate the requested Advances under this Credit Facility in such a manner that sufficient funds shall be available to Borrower in the near term, either from third party venturers, projected cash flow or set asides to drill, test and complete, (as applicable) the Leases and/or any other oil and gas lease(s) (including leases in Muskingum, Ashtabula, Portage and Stark Counties in the State of Ohio) acquired with or reimbursed by the Credit Facility funds within the primary term of such Leases and/or other oil and gas lease(s) and shall have determined that appropriate and sufficient drilling rigs and/or equipment are available in the geographic area where such drilling activity is to occur within such time period.”

All other terms, conditions, covenants and agreements set forth in the Loan Agreement not specifically modified, amended or supplemented hereinabove shall remain in full force and effect.

Executed as of the date set forth hereinabove.

3

“BORROWER”

TRONCO ENERGY CORP.

By:	/s/ Troy Meier
Troy Meier, President

PHILCO EXPLORATION, L.L.C.
BY Tronco Energy Corp, Manager/Managing Member

By:	/s/ Troy Meler
Troy Meler, President

“LENDER”

ACP PROPERTY MANAGEMENT, INC.

By:
Alan C. Fox, President

4

WELL NAME	PERMIT#	SECTION	TOWNSHIP	COUNTY	STATE	NWI	NRI

Anderson, A. #1	5209	10	Perry	Muskingum	Ohio	100.00%	87.50%
Anderson, A. #2	5210	10	Perry	Muskingum	Ohio	100.00%	87.50%
Anderson, A. #3	7905	10	Perry	Muskingum	Ohio	100.00%	87.50%
Anderson, D. #2	4433	15	Union	Muskingum	Ohio	100.00%	87.50%
Anderson, D. #3	7636	15	Union	Muskingum	Ohio	100.00%	87.50%
Baker #1	2134	11	Perry	Muskingum	Ohio	100.00%	87.50%
Baker #2	2165	11	Perry	Muskingum	Ohio	100.00%	87.50%
Baker #3	4964	10	Percy	Muskingum	Ohio	71.43%	62.50%
Baker #4	5048	10	Perry	Muskingum	Ohio	85.71%	75.00%
Baker #7	6856	10	Perry	Muskingum	Ohio	100.00%	87.50%
Burkhart #1	2209	14	Union	Muskingum	Ohio	50.00%	50.00%
Consol. Coal #1	2897	2	Madison	Muskingum	Ohio	100.00%	87.50%
DeHarte J. #3	7047	3	Perry	Muskingum	Ohio	100.00%	87.50%
Eschman, W. #1	3176	3	Madison	Muskingum	Ohio	100.00%	87.50%
Eschman, W. #3	7814	3	Madison	Muskingum	Ohio	100.00%	87.50%
Foraker, C. #1	3397	19	Perry	Muskingum	Ohio	100.00%	87.50%
Goff, C. #1	5720	12	Perry	Muskingum	Ohio	100.00%	87.50%
Hooper, R. #1	2838	2	Madison	Muskingum	Ohio	100.00%	87.50%
Johnson, K. #1	2290	19	Perry	Muskingum	Ohio	100.00%	87.50%
Johnson, K. #2	3555	19	Perry	Muskingum	Ohio	100.00%	87.50%
King, R. #1	3705	18	Madison	Muskingum	Ohio	100.00%	87.50%
Krebs #1	4043	T-3, 2 Q	Madison	Muskingum	Ohio	100.00%	84.38%
Krebs #3	4105	T-3, 2 Q	Madison	Muskingum	Ohio	100.00%	84.38%
Krebs #4	4103	T-3, 2 Q	Madison	Muskingum	Ohio	100.00%	84.38%
Lacy, H. #1	3596	3	Madison	Muskingum	Ohio	100.00%	87.50%
Lighthizer, C. #1	2087	23	Perry	Muskingum	Ohio	100.00%	87.50%
Lighthizer, C. #2	2121	23	Perry	Muskingum	Ohio	100.00%	87.50%
Lighthizer, C. #3	2098	18	Perry	Muskingum	Ohio	100.00%	87.50%
Lighthizer, C. #4	2086	18	Perry	Muskingum	Ohio	100.00%	87.50%
Lighthizer, C. #5	343	18	Perry	Muskingum	Ohio	100.00%	87.50%
Little, L. #1	4321	Q2	Madison	Muskingum	Ohio	100.00%	84.38%
Little, L. #2	4340	Q2	Madison	Muskingum	Ohio	100.00%	84.38%
Little, L. #3	4499	Q2	Madison	Muskingum	Ohio	100.00%	84.38%

EXHIBIT

B - 1

WELL NAME	PERMIT#	SECTION	TOWNSHIP	COUNTY	STATE	NWI	NRI

Little, L. #4	7558	Q2	Madison	Muskingum	Ohio	100.00%	84.38%
Lynn #2	5862	3	Madison	Muskingum	Ohio	100.00%	87.50%
Marshall #1	831	12	Perry	Muskingum	Ohio	10.0.00%	87.50%
Marshall #2	8051	12	Perry	Muskingum	Ohio	100.00%	87.50%
Mattox #1	7271	22	Perry	Muskingum	Ohio	100.00%	87.50%
Miller, H. #1	2524	3	Madison	Muskingum	Ohio	100.00%	87.50%
Miller, H. #2	3038	3	Madison	Muskingum	Ohio	100.00%	87.50%
Miller, H. #3	4300	3	Madison	Muskingum	Ohio	100.00%	87.50%
Miller, H. #4	6220	3	Madison	Muskingum	Ohio	85.72%	75.00%
Young, C. #1	3426	19	Perry	Muskingum	Ohio	100.00%	87.50%
Young, C. #2	7157	19	Perry	Muskingum	Ohio	100.00%	87.50%
Zemba Farms #1	8546	22	Perry	Muskingum	Ohio	50.00%	43.75%

PERMIT#	WELL NAME	LESSOR	LESSEE	DATE	VOLUME PAGE
5209	A. Anderson #1	Winston R. and Jenniue E			Lease
5210	A. Anderson #2	Anderson	Charles O. Lighthizer	1-16-80	190/347
7905	A. Anderson #3
4433 7636	D. Anderson #2 D. Anderson #3	Dorothy G. Anderson	Charles O. Lighthizer	2-17-78	Lease 182/326
Gerald M. Baker and The First
2134	Baker #1	National Bank of Zanesville,	Glenn Kohl	7-11-69	Lease
2165	Baker #2	Trustees under the Will of Ira B. Baker; Gary B. Baker; Carol Ann Baker			119/66
4964	Baker #3	Gerald M. Baker and The First			Lease
5048 6856	Baker #4 Baker #7	National Bank of Zanesville, Trustees under the Will of Ira B. Baker; Gary B. Baker Carol Ann Baker Charles O. Lighthizer and Patricia Lighthizer	H & H Energy of Ohio, Ltd.	12- -98	119/66 Deed 767/134
Lease
2209	Burkhart #1	Glen A. and Gertrude Burkhart	Charles O. Lighthizer	10-6-78	178/51
Lease
2897	Consolidation Coal #1	Paul R. and Lucille Middleton	Charles O. Lighthizer	7-20-72	137/138
Deed
7047	DeHarte #3	Charles O. and Patricia Lighthizer	H & H Energy of Ohio, Ltd.	04-30-69	767/134
3176 7814	Eschman, W. #1 Eschman, W. #3	William H. and Ula M. Eschman	Charles O. Lighthizer	8-6-73	Lease 146/44
3397	Foraker, C. #1	Charles O. and Isabel L. Foraker	Charles O. Lighthizer	11-30-73	Lease 150/134
5720	Goff, C.#l	Bain A. & Carol A. Goff	Jerry C. Olds	2-15-81	Lease 202/320

PERMIT #	WELL NAME	LESSOR	LESSEE	DATE	VOLUME PAGE
Lease
2838	Hooper #1	Ronald J. and Dixie L. Hooper	Charles O. Lighthizer	12-6-71	132/102
2290	Johnson #1	Kenneth and Ruby Johnson, and First National Bank of Zanesville,	Charles O. Lighthizer	12-2-69	Lease
3555	Johnson #2	Trustee of Estate of S. B. Bowman, deceased			120/699
				1-24-76	Lease
3705	King, R. #1	Rodney C. and Betty J. King	Charles O. Lighthizer		160/227
4043 4105	Krebs #1 Krebs #3	Mina B. Krebs	Leader Equities, Inc.	03-16-77	Lease 166/257
4103	Krebs #4
Lease
3596	Lacy,H #l	Harrison J. and Geraldine L. Lacy	Charles O. Lighthizer	06-04-75	155/338
2087 2121	Lighthizer #1 Lighthizer #2	Robert G. and Jane Elaine Lighthizer	Mitchell Strach	4-30-69	Lease 118/67
2098 2086 343-RO	Lighthizer #3 Lighthizer #4 Lighthizer #5	Volena B. Lighthizer	Mitchell Strach	06-01-77	Lease 168/302
4321 4340	Little #1 Little #2	Lester D. and Juanita J. Little	Leader Equities, Inc.	11-18-77	Lease 172/169
4499	Little #3
7558	little #4
5682	Lynn #2	Floyd D. and Elsie M. Lynn; James H. and Dorothy M. Lynn	Charles O. Lighthizer	1-4-75	Lease 155/336
831-RO 8051	Marshall #1 Marshall #2	Charles O. and Patricia Lighthizer	H & H Energy of Ohio, Ltd.	12- -98	Deed 1126/494 1126/498
Deed
7271	Mattox/Zemba #1	Charles O. and Patricia Lighthizer		1-31-78	775/132

PERMIT#	WELLNAME	LESSOR	LESSEE	DATE	VOLUME PAGE
2524	Miller #1
3038	Miller #2	Harold L. and Dorothy J. Miller	Charles O. Lighthizer	8-10-70	Lease
4300	Miller #3				123/407
6220	Miller #4
3426	C. Young #1	Charles R. and Eileen Young	Charles O. Lighthizer	4-24-74	Lease
7157	C. Young #2				150/146
8546	Zemba Farms #1	Zemba Farms, Ltd.	H & H Energy of Ohio,	7-25-05	Lease
			Ltd.		1964/489

WELL NAME	PERMIT #	SECTION	TOWNSHIP	COUNTY	STATE	NWI.	NRI

J.E.&P.C.Reiter #1	20531		Lenox	Ashtabula	Ohio	100%	83.33%
Mirt & Tyyna Housel #1	20558		Denmark	Ashtabula	Ohio	100%	87.50%
Harju-Esgard FKA Green Unit	20610		Lenox	Ashtabula	Ohio	100%	82.25%
Esguard of Ohio #1-A	20678		Lenox	Ashtabula	Ohio	100%	86.67%
Kenneth Janson #2	20683		Jefferson	Ashtabula	Ohio	100%	84.77%
Kenneth Janson #1	20684		Jefferson	Ashtabula	Ohio	97%	81.77%
Friedrich-Cotterman Added P	21826		Lenox	Ashtabula	Ohio	100%	86.20%
Fishwick #1	21829		Lenox	Ashtabula	Ohio	100%	82.37%
Friedrich #2	22143		Lenox	Ashtabula	Ohio	100%	86.20%
Fetters #5	22286		New Lyme	Ashtabula	Ohio	100%	87.50%
Hamilton #lA	22362		Lenox	Ashtabula	Ohio	100%	87.50%
Sharp #1	22861		Jefferson	Ashtabula	Ohio	100%	81.25%
Voytek #1	22883		Denmark	Ashtabula	Ohio	100%	81.25%
Fetters #6	22940		New Lyme	Ashtabula	Ohio	100%	87.50%
Graves-Fetters #1	22944		New Lyme	Ashtabula	Ohio	100%	87.50%
Graves-Fetters #2	22945		New Lyme	Ashtabula	Ohio	100%	87.50%
Archibald #3	23417		Lenox	Ashtabula	Ohio	100%	86.68%
Fetters #1-A	23447		New Lyme	Ashtabula	Ohio	100%	87.50%
Giddings #1	23680		New Lyme	Ashtabula	Ohio	100%	87.50%
Elza Baker #3	23683		Lenox	Ashtabula	Ohio	100%	87.50%

PERMIT #	WELL NAME	LESSOR	LESSEE	DATE	VOLUME PAGE
23417	Archibald #3	Helen V. Harju, et al	Mansfield Drilling Co.	10-13-69	74/1114
		Kathryn Kessler, et	Kingwood Oil Company	02-15-65	65/86
Subject to the
restrictions set forth in
paragraph 11 of the
Assignment from
Equitable Production
Company
23683	Baker, E. #3	Elza N. Baker, et ux Robert E. Nagy, et ux	Jud Noble & Associates, Inc.	02-17-74 02-17-64	96/289 65/104
Subject to the
restrictions set forth in
paragraph 11 of the
Assignment from
Equitable Production
Company
21829	Fishwick #1	Lenox Equipment Co. Inc. ‘	Pioneer Resources, Inc.	05-19-79	14/1390
		Stephen R. Fishwick, et ux	Subject to the	06-26-81	14/2559
		Walter V. Hayford, et ux	restrictions set forth in	06-28-81	14/2557
paragraph 11 of the
Assignment from
Equitable Production
Company
21826	Friedrich-Cotterman #1	Robert D. Cotterman, et ux.	Jud Noble & Assoc.	05-13-74	98/267
		Eric E. Friedrich, et ux.	Joseph Lebeit	03-23-65	70/46l
Subject to the
restrictions set forth in
paragraph 11 of the
Assignment from
Equitable Production
Company

PERMIT #	WELL NAME	LESSOR	LESSEE	DATE	VOLUME PAGE
22143	Friedrich #2	Eric E. Friedrich, et ux	Joseph Lebit Subject to the restrictions set forth in paragraph 11 of the Assignment from Equitable Production Company	03-23-65	70/461
22362	Hamilton #1A	Charles B. Hamilton, et ux	Noble Oil Corporation Subject to the restrictions set forth in paragraph 11 of the Assignment from Equitable Production Company	02-23-83	29/380
20684	Janson, K. #1	Kenneth Janson, et al.	Jud Noble & Associates, Inc. Subject to the restrictions set forth in paragraph 11 of the Assignment from Equitable Production Company	07-15-75	103/33
20683	Janson K. #2	Kenneth Janson, et al.	Jud Noble & Associates, Inc. Subject to the restrictions set forth in paragraph 11 of the Assignment from Equitable production Company	07-15-75	103/33
20558	Housel #1	Darl Gray, et ux.	M.M. Laughbaum	10-09-69	74/1138
22883	Voytek #1	James J. Greene, et ux.	Jud Noble & Assoc.	08-07-74	99/31

PERMIT #	WELL NAME	LESSOR	LESSEE	DATE	VOLUME PAGE
22861	Sharp #1	James Hamilton, et a1.	M. M. Laughbaum	10-07-69	74/1132
20678	Esguard of Ohio #1-A	John T. Voytek, et ux.	Strategic Oil Co.	04-11-84	24/2268
20610	Harju-Esgard	Karl Stainfield;	Nat'l Petroleum Corp.	11-28-73	94/286
20531	Reiter #1	Michael Serdiuk, et ux.	Laker Energy, Inc.	05-09-84	24/6208
23447	Fetters #1-A	Lucille B. Chapin Gilbert, et vir.	Noble Oil Corp.	04-18-85	28/8821
22286	Fetters #5	Victor Fetters, et ux.	Noble Oil Corp.	05-14-84	24/4929
22940	Fetters #6	Eric Fredrich, et ux.	Joseph Lebit	03-23-65	70/461
23680	Giddings #1	Charles Hamilton, et ux.	Noble Oil Corp.	02-23-83	20/380
22944	Graves-Fetters #1	Stanley Hayford, et al.	Pure Oil Company	02-05-64	67/160
22945	Graves-Fetters #2	Kathryn Kessler, et vir.	Kingwood Oil Co.	02-17-64	65/1390

WELL NAME	PERMIT #	SECTION	TOWNSHIP	COUNTY	STATE	NWI	NRI

Shilliday Comm 1	20125		Edinburg	Portage	Ohio	100%	87.50%
Waddell F & E Comm 1	20278		Randolph	Portage	Ohio	100%	87.50%
McCoy 1-384	20308		Randolph	Portage	Ohio	100%	87.50%
Bossow Added Prod 96	21220		Freedom	Portage	Ohio	100%	87.50%
Petrenchak Added Prod 96	21228		Freedom	Portage	Ohio	100%	82.50%
T & B Hall Unit 1 Added Prod 96	22174		Rootstown	Portage	Ohio	100%	83.70%
S. Solu #1	22931		Edinburg	Portage	Ohio	71%	58.72%
Hostetler #1	23356		Randolph	Portage	Ohio	100%	87.50%
Moss-Stokes-Bailey #1	23571		Randolph	Portage	Ohio	100%	84.77%

PERMIT #	WELL NAME	LESSOR	LESSEE	DATE	VOLUME PAGE
21220	Bossow #1	Robert E. & Beatrice L. Bossow			89/727
21228	Petrenchak #2	John Petrenchak			77/128
20125	Shilliday Comm #1	W. B. Shilliday Lot/Sec 14, 15, 76 W. B. Shilliday Lot/Sec 14 & 15		11-09-61 11-09-61	58/178 59/429
20308	McCoy 1-384	R. J. & Orpha McCoy Elmer M. & Margaret K. Mullet Hadley L. & Bernice McCormick		02-29-60 09-13-60 03-04-60	66/339 66/339 66/339
20278	Waddell F & E Comm #l	Frank & Evelyn Waddell		12-19-59	64/368 66/571
22931	Solu, S. #1				109/158
23356	Hostetler #1	Malon M. Spangler & Ruth M. Spangler and David D. Hostetler & Hallie Hostetler and J. Daniel Spearman YY Betsey Diane Spearman		07-02-85	120/35
23571	Moss-Stokes-Bailey #1	James T. & Frances M. Bailey J. M. & Louise Moss Emmit & Frona Bauer Ronald & Jan A. Stokes		11-25-60 05-31-60 01-09-60 03-14-63	55/219 54/151 53/39 61/608
22174	Hall, T & B #1

Carl W. Frutchey, et ux.

Thomas E. Hall, et ux.

Boyd B. Herwick, et ux.*
(*insofar as said Lease covers the
most easterly 5 acres thereof, Lot
24, Rootstown Township)
Rights of Way
Ernest L. Foster, et ux.
Raymond H. Scott

			East Ohio Gas Co. Midland Exploration Co. East Ohio Gas Co. Adobe Oil & Gas Corp. Adobe Oil & Gas Corp.	11-30-62 02-16-63 09-22-60 01-02-81 12-10-80	61/106 61/451 55/7 985/181 989/183

WELL NAME	PERMIT#	SECTION	TOWNSHIP	COUNTY	STATE	NWI	NRI

P Smith & D Robinson Added P	21155		Osnaburg	Stark	Ohio	100%	87.50%

PERMIT #	WELL NAME	LESSOR	LESSEE	DATE	VOLUME PAGE
21155	Smith, P. & Robinson, D. #1	Mahon J. Smith, et a1. David S. Robinson, et al.	All States Oil & Producing Co., Inc.	02-02-67 12-27-66	143/375 141/79

ACF Property Management, Inc.

c/o Fortuna Asset Management, LLC

PO Box 9109

Newport Beach, CA 92660

Payment History -Tronco Energy Loan (originated 8/2007), Interest and Principal

Date: September 11, 2013

Date	Description	Amount	Interest Rate	Interest	Principal	Principal Balance	Due Date / Payment Date	Balance Due
08/21/07	Funding	$3,000,000.00		$-		$3,000,000.00		$-
08/31/07	Monthly Interest	$11,916.67	13.0%	$11,916.67		$3,000,000.00	1-Sep-07	$11,916.67
09/04/07	Payment	$11,916.67		$(11,916.67)		$3,000,000.00	4-Sep-07	$-
09/30/07	Monthly Interest	$32,500.00	13.0%	$32,500.00		$3,000,000.00	1-0ct-07	$32,500.00
10/02/07	Payment	$32,500.00		$(32,500.00)		$3,000,000.00	20ct-07	$-
10/31/07	Monthly Interest	$32,500.00	13.0%	$32,500.00		$3,000,000.00	1-Nov-07	$32,500.00
11/05/07	Payment	$32,500.00		$(32,500.00)		$3,000,000.00	5-Nov-07	$-
11/27/07	Monthly Interest	$32,500.00	13.0%	$32,500.00		$3,000,000.00	1-Dec-07	$32,500.00
	Payment	$32,500.00		$(32,500.00)		$3,000,000.00	0-Jan-00	$-
12/06/07	Funding	$5,000,000.00		$-		$8,000,000.00		$-
12/30/07	Monthly Interest	$68,805.56	13.0%	$68,805.56		$8,000,000.00	2-Jan-08	$68,805.56
01/07/08	Interest Correction	$(2,000.00)		$(2,000.00)		$8,000,000.00		$66,805.56
01/07/08	Payment	$68,805.56		$(68,805.56)		$8,000,000.00	7-Jan-08	$(2,000.00)
01/27/08	Monthly Interest	$86,666.67	13.0%	$86,666.67		$8,000,000.00	1-Feb-08	$84,666.67
02/06/08	Payment	$84,666.67		$(84,666.67)		$8,000,000.00	6-Feb-08	$-
02/29/08	Monthly Interest	$86,666.67	13.0%	$86,666.67		$8,000,000.00	1-Mar-08	$86,666.67
03/07/08	Payment	$86,666.67		$(86,666.67)		$8,000,000.00	7-Mar-08	$-
03/10/08	Principal Due	$8,000,000.00				$8,000,000.00	10-Mar-0 8	$8,000,000.00
03/10/08	10 Days Interest Due	$28,888.89	13.0%	$28,888.89		$8,028,888.89	10-Mar-08	$8,028,888.89
03/18/08	8 Days Interest Due	$23,111.11	13.0%	$23,111.11		$8,028,888.89		$8,052,000.00
04/04/08	17 Days Default Interest Due
	@ $4,026.00 per day	$68,442.00	18.0%	$68,442.00		$8,028,888.89	4-Apr-08	$8,120,442.00
04/04/08	Payment	$86,666.67		$(86,666.67)		$8,028,888.89	4-Apr-08	$8,033,775.33
05/02/08	28 Days Default Interest Due
	@ $4026 per day	$112,728.00	18.0%	$112,728.00		$8,028,888.89	2-May-08	$8,146,503.33
05/02/08	Payment	$86,666.67		$(86,666.67)		$8,028,888.89	2-May-08	$8,059,836.66
06/02/08	31 Days Default Interest Due
	@ $4026 per day	$124,806.00	18.0%	$124,806.00		$8,028,888.89	2-Jun-08	$8,184,642.66
06/03/08	Payment	$86,666.67		$(86,666.67)		$8,028,888.89	3-Jun-08	$8,097,975.99
07/01/08	29 Days Default Interest Due
	@ $4026 per day	$116,754.00	18.0%	$116,754.00		$8,028,888.89	1-Jul-08	$8,214,729.99
07/02/08	Payment	$86,666.67		$(86,666.67)		$8,028,888.89	2-Jul-08	$8,128,063.32

ACF Property Management, Inc.

c/o Fortuna Asset Management, LLC

PO Box 9109

Newport Beach, CA 92660

Payment History - Tronco Energy Loan (originated 8/2007), Interest and Principal

Date: September 11,2013

Date	Description	Amount	Interest Rate	Interest	Principal	Principal Balance	Due Date / Payment Date	Balance Due
08/01/08	31 Days Default Interest Due @ $4026 per day	$124,806.00	18.0%	$124,806.00		$8,028,888.89	1-Aug-08	$8,252,869.32
08/01/08	Payment	$67,000.00		$(67,000.00)		$8,028,888.89	1-Aug-08	$8,185,869.32
08/04/08	Payment	$19,667.67		$(19,667.67)		$8,028,888.89	4-Aug-08	$8,166,201.65
09/01/08	31 Days Default Interest Due @ $4026 per day	$124,806.00	18.0%	$124,806.00		$8,028,888.89	1-Sep-08	$8,291,007.65
09/04/08	Payment	$86,666.67		$(86,666.67)		$8,028,888.89	4-Sep-08	$8,204,340.98
10/01/08	30 Days Default Interest Due @ $4026 per day	$120,780.00	18.0%	$120,780.00		$8,028,888.89	1-Oct-08	$8,325,120.98
10/02/08	Payment	$86,666.67		$(86,666.67)		$8,028,888.89	2-Oct-08	$8,238,454.31
11/01/08	31 Days Default Interest Due @ $4026 per day	$124,806.00	18.0%	$124,806.00		$8,028,888.89	1-Nov-08	$8,363,260.31
11/02/08	Payment	$86,666.67		$(86,666.67)		$8,028,888.89	2-Oct-08	$8,276,593.64
12/01/08	30 Days Default Interest Due @ $4026 per day	$120,780.00	18.0%	$120,780.00		$8,028,888.89	1-Dec-08	$8,397,373.64
12/02/08	Payment	$86,666.67		$(86,666.67)		$8,028,888.89	2-Dec-08	$8,310,706.97
12/04/08	Payment	$14,000.00		$(14,000.00)		$8,028,888.89	4-Dec-08	$8,296,706.97
01/01/09	31 Days Default Interest Due @ $4026 per day	$124,806.00	18.0%	$124,806.00		$8,028,888.89	1-Jan-09	$8,421,512.97
01/02/09	Payment	$100,000.00		$(100,000.00)		$8,028,888.89	2-Jan-09	$8,321,512.97
02/01/09	31 Days Default Interest Due @ $4026 per day	$124,806.00	18.0%	$124,806.00		$8,028,888.89	1-Feb-09	$8,446,318.97
02/03/09	Payment	$100,000.00		$(100,000.00)		$8,028,888.89	3-Feb-09	$8,346,318.97
03/01/09	28 Days Default Interest Due @ $4026 per day	$112,728.00	18.0%	$112,728.00		$8,028,888.89	1-Mar-09	$8,459,046.97
03/03/09	Payment	$15,000.00		$(15,000.00)		$8,028,888.89	3-Mar-09	$8,444,046.97
03/03/09	Payment	$85,000.00		$(85,000.00)		$8,028,888.89	3-Mar-09	$8,359,046.97
04/01/09	31 Days Default Interest Due @ $4026 per day	$124,806.00	18.0%	$124,806.00		$8,028,888.89	1-Apr-09	$8,483,852.97
04/02/09	Payment	$100,000.00		$(100,000.00)		$8,028,888.89	2-Apr-09	$8,383,852.97
05/01/09	30 Days Default Interest Due @ $4026 per day	$120,780.00	18.0%	$120,780.00		$8,028,888.89	1-May-09	$8,504,632.97

ACF Property Management, Inc.

c/o Fortuna Asset Management, LLC

PO Box 9109

Newport Beach, CA 92660

Payment History - Tronco Energy Loan (originated 8/2007), Interest and Principal

Date: September 11, 2013

Date	Description	Amount	Interest Rate	Interest	Principal	Principal Balance	Due Date / Payment Date	Balance Due
05/02/09	Payment	$100,000.00		$(100,000.00)		$8,028,888.89	2-May-09	$8,404,632.97
06/01/09	31 Days Default Interest Due @ $4026 per day	$124,806.00	18.0%	$124,806.00		$8,028,888.89	1-Jun-09	$8,529,438.97
06/15/09	Revised and Replaced by New Loan					$0.00		$0.00

SECOND AMENDMENT

TO

LOAN AGREEMENT

AUGUST 10, 2007

This SECOND AMENDMENT TO LOAN AGREEMENT (“Second Amendment”) is entered into and effective as of June 15, 2009 (“Effective Date”) by and between TRONCO ENERGY CORPORATION, a Delaware Corporation (‘'Borrower” or “Tronco”), PHILCO EXPLORATION, LLC,. a Utah Limited Liability Company (“Philco” or ‘‘Subsidiary”) and ACF PROPERTY MANAGEMENT, INC., a California Corporation (“ACF”) or (“Lender”) (as “Assignee” from FORTUNA ASSET MANAGEMENT, LLC, a California Limited Liability Company (“Fortuna”)), hereby amending, modifying and' supplementing that certain LOAN AGREEMENT dated August 10, 2007 (“Loan Agreement”) and that certain FIRST AMENDMENT TO LOAN AGREEMENT AUGUST 10, 2007 dated December 10, 2007 (“First Amendment”) (the said Loan Agreement and First Amendment hereinafter referred to as the “Current Loan Agreement”) upon the terms, conditions, stipulations and agreements as follows:

1.	The section of the Current Loan Agreement entitled RECITALS is hereby amended, modified and expanded by addition of the following, to wit:

“C	In consideration of ACF’s agreement to enter into the First Amendment, Borrower agreed to an early maturity of the Loan as described in the Loan Agreement to March 10, 2008 ("Early Maturity Date”) as set forth in Letter Agreement dated December 10, 2007.

D.	On March 10, 2008 Borrower failed to pay in full the said Loan and defaulted thereunder.

E.	On March 27, 2008 ACF, Borrower and Philco entered into that certain FOREBEARANCE AGREEMENT (“Forebearance Agreement”) which required payments and other performance obligations of Borrower as more fully set forth therein and extending the maturity date of the said Loan to May 23, 2008.

F.	Borrower failed to comply with the terms and obligations set forth in the said Forebearance Agreement and defaulted hereunder.

G.	On April 9, 2008, ACF in accordance with its rights under the respective MASTER DEED(s) OF TRUST. ASSIGNMENT OF PRODUCTION, SECURITY AGREEMENT AND FINANCING STATEMENT (“Master Deed(s) of Trust”) exercised its right to interdict the oil and gas runs of Borrower (and its subsidiary Tronco Ohio LLC, a Ohio limited liability company) (“TOLLC”) in and to its oil and gas properties in the State of Ohio.

H.	Borrower has requested ACF to reinstate the Loan effective as of the Effective Date of the Second Amendment upon the terms and conditions set forth in that certain SUMMARY OF TERMS AND CONDITIONS dated April 17, 2009 (“Summary”) and upon such additional terms that Borrower and ACF may agree upon by the execution of this Second Amendment and documents related hereto.

I.	Borrower and Lender have further agreed that the principal balance of the 1st Debenture in the amount of $400,000.00 shall be added to the principal balance of the Note and Loan as of the Effective Date of this Second Amendment and that the 1st Debenture shall be terminated as of the same date.

J.	Borrower and Lender have further agreed that the principal balance of the 2nd Debenture in the amount of $472,000.00 shall be added to the principal balance of the Note and Loan (prorated to the Effective Date of this Second Amendment as per the terms of the 2nd Debenture in the amount of $398,575.37) and that the 2nd Debenture shall be terminated as of the same date.

K.	Borrower and Lender have further agreed that all accrued but unpaid interest and late fees due on the Note through June 15, 2009 shall be capitalized in the amount of $485,802.97 and added to the principal balance of the Note.

L.	Borrower and Lender have agreed that the new principal balance of the Note and Loan as of the Effective Date of the Second Amendment shall be the sum of $9,284,378.34.

M.	Borrower and Lender have further agreed that all past due interest from and after the Effective Date of the Second Amendment and/or any outstanding reimbursable expenses from Borrower to Lender not reimbursed or paid shall be capitalized and added to the principal balance of the Note on a monthly basis.

N.	Borrower and Lender have further agreed that the Note shall be modified, and in lieu thereof Borrower shall execute the Amended and Restated Promissory Note dated as of the Effective Date of the Second Amendment, and that such Amended and Restated Promissory Note (hereinafter referred to as the “Note”) shall be in lieu of the original Note.

O.	Borrower and Lender have further agreed to pledge or cause to be pledged additional oil and gas properties in the State of Ohio more fully described upon Schedule I hereto.

P.	Borrower has agreed to pay to ACF the sum of $185,687.56 (being 2% of the new principal balance of the Loan) as a reinstatement, renewal and extension fee simultaneous with the execution of this Second Amendment and all other ACF required documents.

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Q.	ACF is prepared to reinstate, renew and extend the Loan (and Note) in accordance with the terms set forth in the Summary, the additional terms contained hereinbelow, and the payment of the sum of $185,687.56 upon the execution of this Second Amendment and all other ACF required documents related to the Loan.

NOW, THEREFORE, FOR VALUE RECEIVED, the sufficiency of which is acknowledged by the parties hereto, ACF, Borrower and Philco agree as follows:

A.	Section 1.1 denoted Commitment/Advances is hereby amended and modified by inclusion of the following paragraph at the end of existing paragraph, to wit:

“From and after the Effective Date of the Second Amendment, the outstanding principal balance of the Note and the Loan shall be fixed as a term loan (subject to the addition of sums to be added as principal to the Note as per the terms set forth hereinbelow) and no further advances will be made under the terms of the Note or of the Current Loan Agreement.”

B.	Section 1.3 entitled Promissory Note is hereby amended by inclusion of the following paragraph at the end of the existing Section 1.3, to wit:

“From the Effective Date of this Second Amendment, the said Note shall provide for interest on the outstanding principal balance as advanced and remaining unpaid at the rate of eleven percent (11%) per annum until maturity (the "Note Rate”). Any accrued but unpaid interest from and after the date when due shall be capitalized at the end of the month when such interest was due and shall be added to the principal balance of the Note, and such capitalized sum shall bear interest in accordance with the terms of the Note.”

C.	Section 1.4 denoted Collateral for Credit Facility is amended, modified and supplemented to read as follows, to wit:

“The collateral for the Credit Facility evidenced by this Agreement from and after the Effective Date of the Second Amendment shall be:

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(a) first and prior lien(s) on the oil and gas leases, wells, downhole and surface equipment and storage equipment as well as personal property on certain Leases (“Collateral Leases” or “Leases”) as to which Lender’s funds have been utilized for acquisition and/or drilling costs referenced in Sections 1.2(a), (b) and (d) above, including all existing and future lease interests in Uintah County, Utah and in Muskingum, Ashtabula, Portage, Stark and Licking Counties (and any other counties) in the State of Ohio for which Lender funds have been or will be utilized for acquisition and/or drilling costs or other activities described in Sections 1.2(a), (b) and (d) above which lien(s) shall be evidenced by the form(s) of Master Deed(s) of Trust, Assignment of Production, Security Agreement, and Financing Statement (“Deed(s) of Trust”) attached hereto and made a part hereof as Exhibit “B”. Borrower and Philco, respectively, further covenant and agree to execute and deliver and/or cause to be executed and delivered first and prior lien(s) covering any additional oil and gas lease(s) now existing or hereafter acquired and/or drilled using Lender funds in the name of Borrower, Philco, and/or any other subsidiary now existing or hereafter created (including TOLLC) to acquire, hold or develop oil and gas properties which are acquired and/or developed using Lender funds. Further, Borrower shall pledge or cause to be pledged certain oil and gas interests acquired and/or in the name of MPS and/or TOLLC, as the case may be, by the execution and delivery of Deed(s) of Trust in recordable form over and upon the subject oil and gas properties as described upon Schedule I hereto. In the event that the title review and/or examination for newly acquired oil and gas lease(s) or interests therein reflects any mortgage, deeds of trust, tax lien or other apparent encumbrance (“encumbrance”) which, if valid and existing, could impair the first and prior status of Lender’s lien(s) and security interest(s) therein, then Borrower shall cause such encumbrance, whether valid or otherwise, to be released of record or shall lawfully bond around in accordance with applicable state or local law requirements the encumbrance within sixty (60) days of written notice and demand from Lender to remove such encumbrance(s), as the case may be. In the event Borrower fails to cure such title encumbrance(s) within the time period provided above, Lender may, but shall not be obligated to, cure such title encumbrance(s) and to charge the cost and expense incurred in such curative action to Borrower as an increase in the principal balance under the Note. Such curative expenses so advanced shall thereafter bear interest at the rate of twenty-three percent (23%) per annum from the date incurred until paid (“Default Rate”),”

(b) first and prior lien(s) on all of Borrower’s right, title and interest in and to the Reserve Account as described in Section 1.7 hereinbelow, such lien(s) shall be evidenced by the form of Security Agreement/Pledge Agreement (with attached DEPOSIT ACCOUNT CONTROL AGREEMENT) attached hereto and made a part hereof as Exhibit “C” (the “Security Agreement/Pledge”).

(c) DEED OF TRUST AND SECURITY AGREEMENT from the Meier Family Limited Partnership (“Meier Family L.P. Deed of Trust”) to ADVANCE(D) TITLE COMPANY, INC., Trustee over and upon certain real property located in Uintah County, Utah described as follows:

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1.	05-132-0134

Lot 1, ROPER”S INDUSTRIAL PARK, a Planned Unit Development, according to the official plat thereof on file in the office of the Recorder, Uintah County, Utah together with a 25% interest in 1700 East Circle Street

2.	05-132-0135

Lot 2, ROPER’S INDUSTRIAL PARK, a Planned Unit Development, according to the official plat thereof on file in the office of the Recorder, Uintah County, Utah Together with a 25% interest 1700 East Circle Street

3.	05-132-0136

Lot 3, ROPER’S INDUSTRIAL PARK, a Planned Unit Development, according to the official plat thereof on file in the office of the Recorder, Uintah County, Utah Together with a 25% interest 1700 East Circle Street

4.	05-132-0137

Lot 4, ROPER’S INDUSTRIAL PARK, a Planned Unit Development, according to the official plat thereof on file in the office of the Recorder, Uintah County, Utah Together with a 25% interest 1700 East Circle Street

The Real Property or its address (subsections 1, 2, 3 and 4 above) is commonly known as 1545/1583/1586/1540 South 1700 East Circle, Vernal, Utah 84078.

5.	Lots 15 & 16 of Brooklane Subdivision, being a part of Section 31, Township 4 South, Range 22 East, Salt Lake Meridian, being the same property as described in that certain WARRANTY DEED filed of record under Uintah County Recorder Entry No. 2007008500 (Book 1044, Page 378).

Said Deed of Trust being filed of record in the Uintah County Recorder Office under Entry No. 2007009529 (Book 1048, Page 490-500) on the 22nd day of August, 2007.

(d)   SECURITY AGREEMENT-PLEDGE (the “SECURITY AGREEMENT-PLEDGE”) of 100% of the membership interest in and to SUPERIOR DRILLING PRODUCTS, LLC (“SDP”) a Utah limited liability company, held by or in the name of its members, MEIER MANAGEMENT COMPANY, LLC (“MMC”) a Utah limited liability company, and MEIER FAMILY HOLDING COMPANY, LLC (“MFHC”) a Utah limited liability company.

5

(e)   an Assignment of Life Insurance Policy as Collateral (and proceeds therefrom) confirmed by the John Hancock Life Insurance Company (U.S.A.) over and upon the life of G. Troy Meier under Policy No. 81466393, with a death benefit in the face amount of $8,000,000.00 wherein ACF or its designee shall be designated as Beneficiary for so long as there is any balance due on the said Note or other sums due under the terms of the Current Loan Agreement, respectively.

The second full paragraph of Section 1.4 is hereby amended, supplemented and modified to read as follows:

“In addition to the above collateral documents, the said Loan and Note shall be personally guaranteed in payment by Gilbert Troy Meier, Annette Deuel Meier, the Trustees of the Gilbert Troy Meier Trust (“GTM Trust”), The Trustees of the Annette Deuel Meier Trust (“ADM Trust”), SDP, and MMC, jointly and severally (the “Guarantors”). The form of such Guaranty (“Guaranty”) is attached hereto labeled Exhibit “E”. Said Guaranty shall be a continuous and ongoing obligation of the Guarantors, and each of them, until the Loan and Note have been paid in full, including principal, interest and other sums that may be come due under the terms of the Loan Documents.

The last full paragraph of Section 1.4 is hereby amended, supplemented and modified to read as follows:

“For the purposes of this Second Amendment, the Amended and Restated Promissory Note, the Deed(s) of Trust, the Security Agreement/Pledge Agreement(s), the Guaranty(s), the SECURITY AGREEMENT-PLEDGE (and Owner’s Consent to Pledge), Consent and/or Ratification of the Deed(s) of Trust and the Life Insurance Assignment and all documents executed in conjunction with the Loan shall be referred to as the “Loan Documents” from time to time hereinafter. In the event of a conflict between the terms of this Agreement and the terms set forth in any of the Loan Documents, the terms set forth in this Agreement shall be controlling, except to the extent, and only to the extent, that the terms set forth in the specific Loan Documents are required to be controlling by applicable state law.”

6

D.	Section 1.6 denoted Collateral Coverage Requirements is hereby amended, supplemented and modified, as follows, to wit:

“As of the Second Amendment Effective Date, unless otherwise agreed by Lender, the principal balance of the Note and Loan will not exceed seventy percent (70%) of the loan to value (“LTV”) ratio of Borrower’s Proved Producing Reserves, (as defined herein), from all sources, at a present value discount of ten percent (10%) per annum (“PV10”), as such Proved Producing Reserves are reflected in the most recent reserve report (“Reserve Report”) prepared by an independent petroleum engineer engaged by Borrower and otherwise qualified to calculate Proved Producing Reserves acceptable under the U. S. Securities and Exchange Commission (“SEC”) standards. The Reserve Report shall be due and be delivered to Lender on or before July 15, 2009, and thereafter an updated Reserve Report shall be due annually on the same monthly date, until the Note and Loan have been fully paid. For purposes hereof, the term Proved Producing Reserves shall mean the estimated quantities of crude oil, natural gas and natural gas liquids which, based upon engineering and geologic data, are expected to be recovered under existing economic and operating conditions from existing wells in reservoirs (including behind the pipe reservoirs) that have produced at any time during the twelve (12) months before the reporting date. Borrower is to provide evidence to Lender that such production actually exists by delivering copies to Lender of all third party purchaser run statements, and /or checks (with stub and/or skirt details), and other indices of payment received by Borrower reflecting the sale of oil and/or gas from the subject Leases. Such documentation shall be delivered to Borrower by the fifteenth (15th) day after receipt of such documentation and/or statements by Borrower. If for any reason the Collateral Coverage Requirements fall below the minimum threshold amount described in this Section 1.6 and remain below such minimum threshold amount for thirty (30) consecutive days, then in such event Borrower and its subsidiaries shall cause additional collateral acceptable to Lender to be secured, pledged and encumbered by Lender’s first and prior lien(s) and security interest(s), all at Borrower’s expense, or, at Lender’s option, Lender may demand that Borrower pay down the principal balance of the said Note in an amount sufficient to then cause the then remaining principal balance of the Note after such pay down to be in compliance with the collateral coverage requirements set forth hereinabove. If such principal pay down demand is made by Lender, Borrower shall have ten (10) business days from date of such written demand in order to pay or cause such payment to be made upon the Note.”

E.	Section 1.8 denoted Term of Credit Facility is hereby amended, supplemented and modified to read as follows, to wit:

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“As of the Second Amendment Effective Date, the Note and any and all obligations of the Borrower under this Agreement shall mature on January 2, 2012 (“Final Maturity Date”), subject to interim principal reduction requirements as set forth in the Note as amended, PROVIDED HOWEVER, Borrower shall be entitled to extend the Final Maturity Date of the said Note for an additional one (1) year to January 2, 2013, (“Extended Final Maturity Date”) upon Borrower’s giving written notice to ACF, not earlier than sixty (60) days but not later than thirty (30) days prior to the Final Maturity Date, of Borrower’s election to so extend the maturity date of the Note and the payment by Borrower to ACF of an extension fee equal to two percent (2%) of the principal balance due upon the Note as of the date of such written notice to ACF, with payment of said two percent (2%) fee to be paid on or before the Final Maturity Date; and PROVIDED HOWEVER, Borrower shall be entitled to extend the Extended Final Maturity Date of the said Note for an additional one (1) year to January 2, 2014 (“2nd Extended Final Maturity Date”) upon Borrower’s giving written notice to ACF, not earlier than sixty (60) days but not later than thirty (30) days prior to the Extended Final Maturity Date, of Borrower’s election to so extend the maturity date of the Note and the payment by Borrower to ACF of an extension fee equal to two percent (2%) of the principal balance due upon the Note as of the date of such written notice to ACF, with payment of said two percent (2%) fee to be made on or before the Extended Final Maturity Date. The rights of Borrower to so extend shall be only exercisable by Borrower in the event Borrower is not otherwise in default under the terms of the Note or of this Agreement at the time such written notice to extend is given.

Notwithstanding the above, the Note and the Loan shall become immediately due and payable in the event any shareholder of Borrower owning 10% or more of the outstanding Common Stock of Borrower (other than the Lender) sells, transfers and/or conveys any shares of the Common Stock of Borrower held in the name of such shareholder, either directly or indirectly, to a third party purchaser (not already an existing shareholder of Borrower) unless the Borrower has obtained the prior written consent of the Lender to such proposed transaction.”

F.	Section 2.1 denoted Principal Payments is hereby amended and modified as follow, to wit:

“The principal due under the Note shall be due and payable as follows:

a.	on the first (1st) anniversary of the Second Amendment Effective Date the sum of $500,000.00; and

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b.	on the second (2nd) anniversary of the Second Amendment Effective Date the sum of $500,000.00; and
c.	the remaining principal balance shall be due and payable on January 2, 2012: PROVIDED HOWEVER,
d.	if the Note is extended pursuant to Section 1.8 above until January 2, 2013, then on the third (3rd) anniversary of the Second Amendment Effective Date the sum of $500,000.00; and PROVIDED HOWEVER,
e.	if the Note is extended pursuant to Section 1.8 above until January 2, 2014, then on the fourth (4th) anniversary of the Second Amendment Effective Date the sum of $500,000.00, and
f.	thereafter all remaining principal balance shall then be due and payable as of January 2, 2014.”

G.	Section 2.2 denoted Interest Payments is hereby amended and modified to read as follows, to wit:

“Borrower shall pay to Lender accrued interest at the rate of eleven percent (11%) on the outstanding unpaid principal balance, monthly, in arrears, commencing on the first (1st) day of the month following the Second Amendment Effective Date and continue thereafter on the first (1st) day of each succeeding month until maturity at which time all remaining accrued but unpaid interest shall then be immediately due and payable. All interest payments shall be calculated on the average daily principal balance outstanding under the Note. Interest shall be calculated on a per annum basis of a 360 day year, with such interest to be divided into twelve (12) equal monthly installments. Payments of any interest that become due other than on the first (1st) day of a month or payments of interest due on the 1st day of the month for less than a complete month shall be prorated over a thirty (30) day month period on the actual number of days elapsed. All accrued but unpaid interest remaining due at the end of the month when such interest was due, shall be capitalized and added to the principal balance of the Note as of the first day of the month following the month when such interest payment was due, and upon being added to the principal balance of the Note the entire principal balance shall bear interest at the Default Rate specified in the Note.”

H.	Section 2.3 denoted CONVERTIBLE DEBENTURE(S) and/or PERPETUAL WARRANT is hereby changed to read CONVERTIBLE DEBENTURE(S) and/or PERPETUAL WARRANT and EQUITY MATTERS, and said Section 2.3 is hereby amended, modified and supplemented by the addition and/or deletion of the following provisions, to wit:

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“A.	As of the Second Amendment Effective Date, the 1st Debenture is hereby terminated and/or cancelled and the principal sum due thereunder in the amount of $400,000.00 is hereby capitalized and added to the principal balance of the Note.

B.	As of the Second Amendment Effective Date, the 2nd Debenture in the amount of $472,000.00 is hereby terminated and/or cancelled, and the pro rated principal amount due there under in accordance with its terms in the amount of $398,575.37 is hereby capitalized and added to the principal balance of the Note.

C.	As of the Second Amendment Effective Date Section C. is hereby omitted.

F.	As additional consideration from Borrower to Lender to reinstate, renew and extend the Loan and the obligations of Borrower under this Agreement, Borrower simultaneous with the execution of this Second Amendment shall issue to ACF or its designee (so as not to cause the loss of Subchapter S status of Borrower under the Internal Revenue Code (“IRS”)) 207,699 shares of the Common Stock of Borrower (the “ACF Shares”), which said ACF shares shall be deemed fully paid and nonassessable, and such ACF shares shall be equal to twenty percent (20%) of the outstanding shares of Common Stock issued by Borrower. Said ACF shares shall be subject to the following terms and conditions, to wit:

(1)	ACF shall have full preemptive rights concerning the said ACF Shares and that Borrower shall not issue any further or additional shares of Common Stock to any third parties or other existing shareholders without first giving a thirty (30) day written notice to ACF, such notice to provide to ACF the terms and conditions upon which such additional shares are being offered to a third party and/or existing shareholder(s) and shall entitle ACF to subscribe to and acquire, but shall not obligate ACF to do so, such number of such additionally offered shares of Common Stock that would allow ACF to maintain the same percentage ownership in and to Borrower as the ACF Shares represent as of the Second Amendment Effective Date.

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(2)	Should the Borrower elect at any time while the ACF Shares are outstanding to seek a public registration of Borrower’s Common Stock pursuant to Section D. above, the said ACF shares shall be entitled to full “piggyback” registration rights, and Borrower shall include the ACF Shares in any registration statement filed with the SEC concerning the offering of any other shares of Borrower on an equal basis as any other shares of Borrower are so registered and offered for sale to the public.

(3)	That so long as the ACF Shares are outstanding, should Borrower or Borrower’s controlling shareholder (MMC) (“Controlling Shareholder) elect to sell any outstanding and existing Common Stock shares of Borrower held by such Controlling Shareholder to any third party, that Borrower and/or the Controlling Shareholder shall be required to include in such offer to such third party the ACF Shares, if ACF so elects in writing, upon the same terms and conditions and for the same purchase price as such other outstanding and existing shares of Common Stock of Borrower are offered to such third party purchaser. Notwithstanding this provision, it shall be at the sole option and election of ACF as to whether they shall include the ACF Shares, or any part of them, in such proposed sale to such third party purchaser.

(4)	That so long as the ACF Shares are outstanding, should Borrower or its Controlling Shareholder receive a buyout offer and elects to accept such offer as to the Controlling Shareholder’s Shares, then the Controlling Shareholder and the Borrower shall have the right to require that the ACF Shareholders sell 100% of their Shares to the buyout offeror on the same terms and subject to the same conditions of purchase and sale, PROVIDED, that the Note and Loan are then paid in full and the consideration to be received by the ACF Shareholder(s) shall not be less than the Floor Value Per Share as hereinbelow defined on a per share basis in cash at closing of the transaction.

(5)	Upon full and complete payment of all principal and interest due on the Loan and the Note and for a period of two (2) years after the date of such full and final repayment of the said Loan and Note, the Borrower and ACF shall have the following rights in regards to the ACF Shares, to wit:

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(a)	The Borrower shall have the right and option (“Call Option”) exercisable at any time by written notice (“Call Notice”) to ACF (or the designee holding the ACF Shares) (“ACF Shareholder(s)”) to redeem all of the ACF Shares then owned by ACF or its designee. The Call Option shall be subject to and governed by the following provisions:

(i)	As used herein the term “Call Closing Effective Date” shall mean with respect to any exercise of the Call Option, the last day of the second (2nd) month following the month in which the Call Notice is provided to the ACF Shareholder(s).

(ii)	The purchase price per share for the ACF Shares being redeemed pursuant to an exercise of the Call Option shall be equal to the greater of: (1) the Agreed Value Per Share as defined in subsection (c) below multiplied by the number of ACF Shares being called, or (2) the Floor Value Per Share as defined in subsection (c) below multiplied by the number of ACF Shares being called.

(iii)	The purchase price to be paid to the ACF Shareholder(s) for the ACF Shares being redeemed pursuant to an exercise of the Call Option shall be paid either: (1) in full in cash at closing, or (2) by payment in equal monthly installments of principal and interest over a two (2) year period at an interest rate of Bank of America, N.A. prime rate (or if unavailable, the prime rate of any other U.S. Domestic National Bank with assets of $500,000,000.00 or more insured by the Federal Deposit Insurance Corporation (“FDIC”) as Lender may designate) plus 2%, but not less than 8% per annum, whichever is greater.

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(iv)	At the closing of the purchase of any ACF Shares pursuant to the Call Option by the Borrower as set forth hereinabove, the selling ACF Shareholder(s) and the Borrower shall be obligated to execute and deliver the following instruments, certificates and agreements at such closing;

(1)	The Borrower shall deliver to the selling ACF Shareholder(s) the amount of cash or a promissory note (if payment shall be by monthly installments) required to be delivered, whichever is applicable, and an originally executed Stock Pledge, if applicable, in mutually acceptable form together with certificates evidencing all of the ACF Shares being redeemed with blank Stock Powers to be held as collateral security by the selling ACF Shareholder(s) for repayment of the promissory note delivered by the Borrower to the selling ACF Shareholder(s).

(2)	The selling ACF Shareholder(s) shall execute and deliver to the Borrower at such closing the following:

(A)	The certificates representing the ACF Shares being purchased by the Borrower endorsed for transfer to the Borrower, free of all liens, claims and encumbrances.

(B)	Such other instruments of assignment, certificates of authority, tax releases, consents to transfer and instruments in evidence of title in compliance with this Section of the Second Amendment as may be reasonably required by the Borrower.

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(b)	The ACF Sharehotder(s) shall have the right and option (Put Option”) exercisable any time by written notice (“Put Notice”) to require the Borrower to redeem all or any portion of the ACF Shares. The Put Option shall he subject to and governed by the following provisions:

(i)	As used herein, the term “Put Closing Effective Date” shall mean with respect of any exercise of the Put Option, the last day of the second (2nd) month following the month in which the Put Notice is provided to Borrower.

(ii)	The purchase price per share for the ACF Shares being redeemed pursuant to an exercise of the Put Option shall be equal to the greater of (1) the Agreed Value Per Share multiplied by the number of ACF Shares being put, or (2) the Floor Value Per Share multiplied by the number of ACF Shares being put.

(iii)	The purchase price to be paid to each ACF Shareholder for the shares being redeemed pursuant to an exercise of the Put Option shall be paid either: (1) in full in cash at closing, or (2) by payment in equal monthly installments of principal and interest over a two (2) year period at an interest rate of Bank of America, N.A. prime rate (or if unavailable, the prime rate of any other U.S. Domestic National Bank with assets of $500,000,000.00 or more insured by the Federal Deposit Insurance Corporation (“FDIC”) as Lender may designate) plus 2% but not less than 8% per annum, whichever shall be greater.

(iv)	At the closing of the purchase of any ACF Shares pursuant to the Put Option by the Borrower as set forth hereinabove, the selling ACF Shareholders) and the Borrower shall be obligated to execute and deliver the following instrument, certificates and agreements at such closing;

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(1)	The Borrower shall deliver to the selling ACF Shareholder(s) the amount of cash or a promissory note (if payment shall be by monthly installments) required to be delivered, whichever is applicable, and an originally executed Stock Pledge, if applicable, in mutually acceptable form together with certificates evidencing all of the ACF Shares being redeemed with blank Stock Powers to be held as collateral security by the selling ACF Shareholder(s) for repayment of the promissory note delivered by the Borrower to the selling ACF Shareholder(s).

(2)	The selling ACF Shareholder(s) shall execute and deliver to the Borrower at such closing the following:

(A)	The certificates representing the ACF Shares being purchased by the Borrower endorsed for transfer to the Borrower, free of all hens, claims and encumbrances.

(B)	Such other instruments of assignment, certificates of authority, tax releases, consents to transfer and instruments in evidence of title in compliance with this Section of the Second Amendment as may be reasonably required by the Borrower.

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(c)	For the purposes of this subsection (5) the following definitions shall control:

(a)	“Agreed Value Per Share" means the fair market value as mutually agreed upon between the selling ACF Shareholder(s) and the Borrower. In the event that the selling ACF Shareholder(s) and the Borrower do not agree within thirty (30) days, the selling ACF Shareholder(s) and the Borrower shall designate an appraiser (the “Appraiser") to determine the Agreed Value Per Share. Such Appraiser shall be designated within ten (10) days following the expiration of such thirty (30) day period. If the Borrower and the selling ACF Shareholder(s) cannot agree on an Appraiser within such ten (10) day period, the Borrower shall contact the American Arbitration Association (the “AAA”) who shall, after meeting with the Borrower and the selling ACF Shareholder(s) and pursuant to reasonable judgment and its rules of Arbitration, appoint the Appraiser (all at Borrower's expense). The Appraiser shall submit its determination of the Agreed Value Per Share to the Borrower and to the selling ACF Shareholder(s) within thirty (30) days after the date of its selection. The determination by the Appraiser shall not take into account either majority or minority status as a shareholder but shall value the Borrower as a whole and determine the value of each share issued by the Borrower without consideration of majority or minority status, corporate control, insider or outsider ownership issues, etc. The determination of the Agreed Value Per Share in accordance with the foregoing procedure shall be final and binding upon the Borrower and the selling ACF Shareholder(s). The Appraiser selected pursuant to the provisions of this Section shall be a qualified person with prior experience in appraising businesses comparable to the business of the Borrower and shall not be an affiliate of or an interested person with respect to the Borrower or any shareholder of the Borrower including any ACF Shareholders). In determining the Agreed Value Per Share the Appraiser shall not take into account any insurance maintained on the lives of any shareholder, officer or director of the Borrower.

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(b)	“Floor Value Per Share” means such value per share that the ACF Shareholders) on a per share basis shall receive, being an amount of not less than sixteen percent (16%) per annum profit on the principal amounts advanced under the Note and pursuant to the Loan, including all payments of interest, investment banking fees, extension, renewal and/or reinstatement fees on the Loan for the time period commencing on the Second Amendment Effective Date and ending when the Call Option or Put Option, as the case may be, is consummated.

(6)	Further so long as such ACF Shares are outstanding, same shall be subject to a right of first refusal ("RFR") to Borrower in the event ACF elects to sell such ACF Shares, or any part of them, to any third party. The terms of such RFR are as follows:

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(a)	Prior to such proposed sale to a bonafide third party purchaser by the ACF Shareholder(s) (“Proposed Sale”), such ACF Shareholder(s) shall first send a written notice to the Borrower describing such Proposed Sale (the “Offer Notice”). If any of the terms of the Proposed Sale should change after delivery of the Offer Notice then such ACF Shareholder(s) shall be required to promptly notify the Borrower of any such changes, and such subsequent notice shall constitute a new Offer Notice for the purposes of this provision.

(b)	For a period of 30 days after the date of delivery of the Offer Notice to the Borrower, the Borrower shall have the right to elect to purchase all (but not a portion of ) the ACF Shares that are the subject of the Offer Notice for a per share price equal to the offering price per share specified in the Offer Notice for the Proposed Sale, and under the same terms and conditions under which such Proposed Sale is made. Such election is to be in writing and delivered to the ACF Shareholder(s) within the 30 day period.

(c)	If the Borrower does not elect to accept the Proposed Sale or fails to respond to the Offer Notice within 30 days to purchase the ACF Shares made subject to the Offer Notice (or the Borrower rejects the Proposed Sale in writing), then the ACF Shareholder(s) shall be entitled to sell such offered ACF Shares strictly in accordance with the terms contained in the Offer Notice within a ninety (90) day time period. If the Proposed Sale is not consummated on the terms contained in the Offer Notice within such ninety (90) day time period after the Borrower either does not accept the Proposed Sale or fails to respond to the Offer Notice, the ACF Shareholder(s) attempting to effect the Proposed Sale must again comply with the provisions contained in Section 5 (a) above.

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(d)	The provisions of this Section 5 shall not be applicable in the event the Proposed Sale to a third party is in conjunction with and as a part of a transfer of the Note and the Loan.”

I.	Section 2.4 denoted Application of Payments; Prepayments hereby is amended and modified to read as follows, to wit:

“As of the Second Amendment Effective Date, Borrower may prepay the Loan (and the Note) in whole or in part, at any time, without penalty. Any such prepayments by Borrower (not connected to an Asset Sale as hereinafter defined) shall be credited against the next principal installment(s) due under the Note. Borrower shall apply and pay any proceeds from the sale of any assets of Borrower, Philco, or any other subsidiary (including TOLLC) to the principal balance due under the Loan (and the Note). Any prepayment shall be applied first to those fees and expenses incurred by Lender in enforcement of the Note, the Deed(s) of Trust, the Security Agreement/Pledge Agreement(s), the Debenture(s), the SECURITY AGREEMENT-PLEDGE, the Guaranty(s) or any other document evidencing or securing the obligations of Borrower and/or its subsidiaries under the Current Loan Agreement as amended, or under such documents, then to accrued interest and then to the principal balance outstanding, provided however, in the event, if at anytime Lender receives from Borrower or otherwise an amount applicable to the Loan which is less than all amounts due and payable at such time, Lender may apply that payment to amounts then due and payable in any manner and in any order determined by Lender, at Lender’s discretion. Borrower agrees that neither Lender’s acceptance of the payment from Borrower in the amount that is less than all amounts then due and payable nor Lender’s application of such payments shall constitute either a waiver of the unpaid amounts or an accord and satisfaction.”

J.	Section 2.6 denoted Partial Releases of Deeds of Trust is hereby amended and modified to read as follows, to wit:

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“From and after the Second Amended Effective Date, Borrower shall be entitled to partial releases of Deed(s) of Trust Liens on assets pledged, liened or encumbered to secure the Note and the Loan; provided that Borrower secures Lender’s written consent to the sale, conveyance, transfer and/or disposition of such asset(s) (“Asset Sale”) and the entire net proceeds from such Asset Sale are applied as a prepayment of principal to the Note and Loan.”

K.	Section 3.1 denoted Resolution is hereby amended and supplemented to read as follows, to wit:

“C.	Further, Lender shall have received from SDP its certificate of its Secretary, Assistant Secretary, Manager, General Partner, or other appropriate officer as applicable, as to:

a.	Resolutions of its Board of Directors or Managers, as the case may be, then in full force and effect authorizing the execution, delivery and performance of the Guaranty to be executed by it and the incumbency and signature of those of its officers and/or managers authorized to act with respect to the Second Amendment, if applicable.

D.	Further, Lender shall have received from Meier Properties, Series, LLC (“MPS”) its certificate of its Secretary, Assistant Secretary, Manager, General Partner, or other appropriate officer, as applicable as to:

a.	Resolutions of its Board of Directors or Managers, as the case may be, then in full force and effect authorizing the execution, delivery of a Master Deed of Trust and/or Ratification of existing Master Deed of Trust, as applicable, to be executed by it, and the incumbency and signature of those of its officers and/or managers authorized to act with respect to the Second Amendment, if applicable.

E.	Further, Lender shall have receive from MFHC its certificate of its Secretary, Assistant Secretary, Manager, General Partner, or other appropriate officer, as applicable, as to:

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a.	Resolutions of its Board of Directors or Managers, as the case may be, then in full force and effect authorizing the execution, delivery and performance of that certain SECURITY AGREEMENT-PLEDGE, pledging its membership interest owned in SDP, to be executed by it and the incumbency and signature of those of its officers and/or managers authorized to act with respect to the Second Amendment, if applicable.

F.	Further, Lender shall have receive from MMC its certificate of its Secretary, Assistant Secretary, Manager, General Partner, or other appropriate officer, as applicable, as to:

a.	Resolutions of its Board of Directors or Managers, as the case may be, then in full force and effect authorizing the execution, delivery and performance of that certain SECURITY AGREEMENT-PLEDGE, pledging its membership interest owned in SDP and authorizing the execution, delivery and performance of its Guaranty to be executed by it and the incumbency and signature of those of its officers and/or managers authorized to act with respect to the Second Amendment, if applicable.

G.	Further, Lender shall have received from the Trustees of ADM Trust the following, to wit:

a.	AMENDMENT TO REVOCABLE TRUST AGREEMENT OF ANNETTE DEUEL MEIER, amending the said ADM Trust so as to allow the ADM Trust to guaranty the obligations of the Trustor and/or other entities that are directly or indirectly owned in whole or in part by the ADM Trust and the delivery of the Guaranty duly executed in performance thereof.

H.	Further, Lender shall have received from the Trustees of GTM Trust the following, to wit:

a.	AMENDMENT TO REVOCABLE TRUST AGREEMENT OF GILBERT TROY MEIER, amending the said GTM Trust so as to allow the GTM Trust to guaranty the obligations of the Trustor and/or other entities that are directly or indirectly owned in whole or in part by the GTM Trust and the delivery of the Guaranty duly executed in performance thereof.

L.	Section 3.2 denoted Delivery of Note is hereby amended and modified to read as follows, to wit:

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“Lender shall have received the Amended and Restated Promissory ("Note”) , duly executed and delivered by Borrower.”

M.	Section 3.3 denoted Delivery of Deed(s) of Trust and Security Agreement/Pledge is hereby amended to read Delivery of Deed(s) of Trust, Security Agreement/Pledge. SECURITY AGREEMENT-PLEDGE. Owner’s Consent to Pledge, etc. and is otherwise amended and modified to read as follows, to wit:

“As of the Second Amended Effective Date, Lender shall have received the Deed(s) of Trust, the Security Agreement/Pledge, SECURITY AGREEMENT-PLEDGE, the Ratifications and/or Consents to existing Deed(s) of Trust, the Owner’s Consent to Pledge, as applicable in recordable form, as applicable, on behalf of Borrower, Philco, MMC, MFHC, TOLLC, and/or MPS, as applicable.”

N.	Section 4.1 denoted Organization, etc. is hereby amended and supplemented as follows, to wit:

“C.	SDP, is a limited liability company validly organized and existing in good standing under the laws of the State of Utah and is duly qualified to do business in all other jurisdictions where the nature of its business requires such qualifications, has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its obligations under the Guaranty to be executed by SDP as set forth in Section 1.4 above.

D.	MMC, is a limited Liability company validly organized and existing in good standing under the laws of the State of Utah and is duly qualified to do business in all other jurisdictions where the nature of its business requires such qualifications, has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform it obligations under the SECURITY AGREEMENT- PLEDGE (and/or Owner’s Consent to Pledge) and the Guaranty as described in Section 1.4 above.

E.	MFHC, is a limited Liability company validly organized and existing in good standing under the laws of the State of Utah and is duly qualified to do business in all other jurisdictions where the nature of its business requires such qualifications, has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform it obligations under the SECURITY AGREEMENT- PLEDGE (and/or Owner’s Consent to Pledge) as described in Section 1.4 above.

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F.	MPS, is a limited liability company validly organized and existing in good standing under the laws of the State of Utah and is duly qualified to do business in all other jurisdictions where the nature of its business requires such qualifications, has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform it obligations under the Ratification and Consent to the existing Meier Family L.P. Deed of Trust as described in Section 1.4(c) above.

O.	Section 4.2 denoted Due Authorization, Non-Contravention, etc. is hereby amended and supplemented as follows, to wit:

“C.	SDP has the full power, right and capacity to enter into and perform under the Guaranty and any other Loan Documents to which it is a party, The execution, delivery and performance by SDP of the Guaranty and each of the Loan Documents, executed or to be executed by it, and the execution, delivery and performance by each other obligor of each Loan Document executed or to be executed by it, respectively are within SDP’s and each other obligor's company, corporate or partnership powers, respectively, have been duly authorized by all necessary corporate action (as applicable), and do not (a) contravene SDP’s or any such obligor's organizational document(s), (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting SDP or any such obligor (if applicable), (c) result in or require the creation or imposition of any lien on any other obligor's properties, or (d) require the consent or approval of any other person or entity.

D.	MMC has the full power, right and capacity to enter into and perform under the Guaranty and the SECURITY AGREEMENT-PLEDGE (and/or the Owner’s Consent to Pledge) or any other Loan Documents to which it is a party. The execution, delivery and performance by MMC of the Guaranty, the SECURITY AGREEMENT-PLEDGE (and/or the Owner’s Consent to Pledge) and each of the Loan Documents, executed or to be executed by it, and the execution, delivery and performance by each other obligor of each Loan Document executed or to be executed by it, respectively are within MMC’s and each other obligor's company, corporate or partnership powers, respectively, have been duly authorized by all necessary corporate action (as applicable), and do not (a) contravene MMC’s or any such obligor's organizational documents), (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting MMC or any such. obligor( if applicable), (c) result in or require the creation or imposition of any hen on any other obligor's properties, or (d) require the consent or approval of any other person or entity.

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E.	MFHC has the full power, right and capacity to enter into and perform under the SECURITY AGREEMENT-PLEDGE (and/or Owner’s Consent to Pledge) and/or any other Loan Documents to which it is a party. The execution, delivery and performance by MFHC of the SECURITY AGREEMENT-PLEDGE (and/or Owner’s Consent to Pledge) and each of the Loan Documents, executed or to be executed by it, and the execution, delivery and performance by each other obligor of each Loan Document executed or to be executed by it, respectively are within MFHC’s and each other obligor's company, corporate or partnership powers, respectively, have been duly authorized by all necessary corporate action (as applicable), and do not (a) contravene MFHC’s or any other such obligor's organizational document(s), (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting MFHC or any such obligor (if applicable), (c) result in or require or the creation or imposition of any lien on any other obligor's properties, or (d) require the consent or approval of any other person or entity.

F.	MPS has the full power, right and capacity to enter into and perform under the Ratification and/or Consent and/or other Loan Documents to which it is a party. The execution, delivery and performance by MPS of the Ratification and/or Consent and each of the Loan Documents, executed or to be executed by it, and the execution, delivery and performance by each other obligor of each Loan Document executed or to be executed by it, respectively are within MPS’s and each other obligor's company, corporate or partnership powers, respectively, have been duly authorized by all necessary corporate action (as applicable), and do not (a) contravene MPS’s or any such obligor’s organizational documents), (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting MPS or any such obligor (if applicable), (c) result in or require the creation or imposition of any lien on any other obligor's properties, or (d) require the consent or approval of any other person or entity.”

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P.	Section 4.3 denoted Government Approval. Regulation, etc. is hereby amended to read as follows, to wit:

“No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other person is required for the due execution, delivery or performance by Borrower and/or Philco and/or SDP and/or MMC and/or MFHC and/or MPS and/or TOLLC and/or any other obligor, respectively, as applicable, of the Note, and all amendments thereto, the Deed(s) of Trust, the Ratification and/or Consents to the Deed(s) of Trust, the Security Agreement/Pledge Agreement(s), the Debenture(s), the Guaranty(s), the SECURITY AGREEMENT-PLEDGE(S) (and/or Owner’s Consent to Pledge) or any other Loan Document to which it is a party, respectively, Neither Borrower, Philco, SDP, MMC, TOLLC, MFHC, MPS or any of Borrower’s subsidiaries or any other obligor is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended ”

Q,	Section 4.4 denoted Validity, etc. is hereby amended and supplemented as follows, to wit:

“As of the Second Amendment Effective Date, the Current Loan Agreement, and all amendments thereto constitute, and the Note and all amendments thereto, and all Consents and Ratifications to the Deed(s) of Trust, the Security Agreement/Pledge Agreements), the Debenture(s), the Guaranty(s), the SECURITY AGREEMENT-PLEDGE(S), and each other executed Loan Document by Borrower and/or Philco and/or SDP and/or MMC and/or MFHC and/or MPS and/or TOLLC will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligation of Borrower and/or Philco and/or SDP and/or MMC and/or MFHC and/or MPS and/or TOLLC, as applicable, enforceable in accordance with their respective terms. Each document executed pursuant hereto by each named obligor will, on the due execution and delivery thereof by such obligor, be the legal, valid and binding obligation of such obligor enforceable in accordance with its terms.”

R.	Section 4.10 denoted Compliance with Laws is hereby amended and modified to read as follow, to wit;

“As of the Second Amendment Effective Date, Borrower, Philco, MMC and TOLLC and their respective subsidiaries, as applicable, have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the Leases. Neither Borrower, Philco, MMC and/or TOLLC nor any of their other subsidiaries, as applicable, has received any notice to the effect that the operations of or by Borrower, Philco, MMC and/or TOLLC or any such respective subsidiary, relating to the Leases are not in compliance with any of the requirements of applicable environmental laws, or are the subject of any federal or state investigations evaluating whether any remedial action is needed to respond to a release of any hazardous material (as defined in the environmental laws) involving the Leases, and each of their them, respectively.

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S.	Section 4.11 denoted Environmental Warranties is hereby amended to read as follows, to wit:

“As of the Second Amendment Effective Date, except as may be specifically set forth in this Agreement, or any amendments thereto, to the contrary (i) all of the Leases and associated facilities operated by Borrower, Philco, MMC and/or TOLLC or any of their respective subsidiaries have been, and continue to be, owned, leased or operated by Borrower, Philco, MMC and/or TOLLC or their respective subsidiary in compliance with all environmental laws; (ii) there have been no past, and there are no pending or threatened claims, complaints, notices or inquiries to, or requests for information received by, or known to, either Borrower, Philco, MMC and/or TOLLC or any of their respective subsidiaries with respect to, any alleged violation of any environmental law with respect to the oil and gas leases or associated facilities operated by Borrower, Philco, MMC and/or TOLLC or any such subsidiary of such obligor; (iii) there are no pending or threatened claims, complaints, notices or inquiries to, or requests for information received by, or known to, Borrower, Philco, MMC and/or TOLLC or any of their respective subsidiaries for potential liability under any environmental law or under any common law theories relating to operations or the condition of any of the lands comprising the Leases (including underlying groundwater); and (iv) Borrower, Philco, MMC and/or TOLLC or any of their respective subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for its business and the operation of each of the Leases, respectively.”

T.	Section 5.2 denoted Financial Information. Reports, Notices, etc. is hereby supplemented to read as follows, to wit:

“Borrower shall provide quarterly, information on the financial condition and/or operations of the Borrower, including current financial obligations and operating conditions, as the Lender may reasonably request.

Borrower shall also provide interim monthly reports to ACF indicating income, expenses, cash flow and other financial information that ACF may direct Borrower to provide.”

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U.	Section 5.4 denoted as Taxes is hereby amended and supplemented by the addition of the following, to wit:

“Additionally as of the Second Amendment Effective Date, Borrower shall provide annual tax information (i.e. Form 1099, Form K-1, information returns, etc.) to ACF or its designee equity holder on or before February 15 of the year following the end of each fiscal year of Borrower. The failure to deliver such information in correct form and by the date specified will be considered an event of monetary default, pursuant to Section 7.1 of the Agreement and shall subject the Note and the Loan to be deemed and declared in default subjecting the Note and the Loan to the Default Interest rate as specified in the Agreement.”

V.	Section 5 .5 denoted Insurance is hereby amended to read as follows, to wit:

“From and after the Second Amendment Effective Date, Borrower, Philco and TOLLC will maintain (or cause to be maintained) bonding and liability insurance in coverages in amounts customary and usual in the North American Exploration and Production Industry in compliance with the laws, rules and regulations of the jurisdiction in which such operators and/or property(ies) is or are located, respectively at Lender’s request, Borrower, Philco and/or TOLLC as applicable, shall cause Lender to be named on any policy or policies of insurance as an additional insured or loss payee to the extent of interest, as applicable.”

W.	Section 5.7 denoted Environmental Covenant is hereby amended to reads as follows, to wit:

“Borrower, Philco and/or TOLLC will (i) use and operate all of its facilities and properties (including the Leases) in compliance with all environmental laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all hazardous materials in compliance with all applicable environmental laws, (ii) immediately notify Lender and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with environmental laws, and shall promptly cure and have dismissed with prejudice to the satisfaction of Lender any actions and proceedings relating to compliance with environmental, laws and (iii) provides such information, and certifications which. Lender may reasonably request from time to time to evidence compliance with this Section.”

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X.	Section 5.8 denoted Further Assurances is hereby amended to read as follows, to wit:

“As of the Second Amendment Effective Date, Borrower, Philco, MMC, MFHC, MPS, SDP, TOLLC, the GTM Trust and/or the ADM Trust, as applicable, will execute and deliver all such other and additional instruments, notices, releases and other documents and will do all such other acts and things as may be reasonably necessary or appropriate to more fully secure Lender or it successors or assigns all of the respective rights and interests herein and hereby or pursuant to any of the other Loan Documents granted or intended so to be.”

Y.	Section 6.2 denoted Liens of Deed(s) of Trust and Security Agreement/Pledge Agreement(s) is hereby amended to read as follows, to wit:

“As of the Second Amendment Effective Date, the Deed(s) of Trust and the Security Agreement/Pledge Agreements) are. and always will be kept, a direct first perfected lien and security interest upon 100% of the interest in the Leases owned by or held in the name of Borrower, Philco, TOLLC and/or MPS, as the case may be (as to the Deed(s) of Trust) and 100% of the Reserve Account interests of Borrower, Philco and/or TOLLC as the case may be (as to the Security Agreement/Pledge Agreement(s)). Borrower, Philco and/or TOLLC, as applicable, will not create or suffer to be created or permit to exist any lien, security interest or charge which is senior, prior to or on a parity with the liens and security interests of the Deed(s) of Trust and the Security Agreement/Pledge Agreements) upon the Leases covered by the Deed(s) of Trust or the personal property in the names of the Borrower, Philco and/or TOLLC, as the case may be, or any part thereof or upon the rents, issues, revenues, profits and other income therefrom.”

Z.	Section 6.4 denoted Consolidation, Merger, etc. is hereby amended to read as follows, to wit:

“From and after the Effective Date of the Second Amendment, Borrower, Philco, MMC, MFHC, SDP, MPS, and/or TOLLC, respectively will not sell or transfer any interest in said entities, liquidate or dissolve, consolidate with, or merge into or with, any other person or entity without the prior written consent of Lender. Lender does hereby grant its consent to the merger of the Meier Family Limited Partnership (“Meier Family, L.P,”) into MFHC and the transfer of by Meier Family, L.P. of certain real property interests in Uintah County, Utah to MPS.”

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AA.	Section 7.1 denoted Non-Payment of Obligations is hereby supplemented by the addition of the following at the conclusion of the existing paragraph, to wit:

“Notwithstanding the above, the failure by Borrower to furnish the tax information as set forth in Section 5.4 above shall be deemed an event of monetary default under this Agreement.”

BB.	Section 7.6 denoted Remedies of Lender is hereby amended and modified as follows:

“As of the Second Amendment Effective Date, upon an Event of Default described above in this Article, and Borrower’s failure to cure such Event of Default within five (5) days of such an Event of Default, Lender may declare all or any portion of the outstanding principal amount under the Note and other obligations to be due and payable whereupon the full unpaid amount under the Note and other obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, except as may be required by applicable law. Lender is further authorized, to perform or cause to be performed such act or take such action or pay such money that Lender deems necessary or desirable to cure such an Event of Default, and any expenses so incurred by Leader and any money so paid by the Lender shall be a demand obligation owing by Borrower to the Lender and the Lender, upon making such payment, shall be subrogated to all of the rights of the person receiving such payment. Each amount due and owing by Borrower to the Lender pursuant to this Agreement or any other Loan Document shall bear interest from the date of notice to Borrower of such expenditure or payment or other occurrence which gives rise to such amount being owed to the Lender until paid at the rate of twenty-three (23%) per annum, and all such amounts together with such interest thereon shall become part of the obligations evidenced by the Note and deemed secured by the Deed(s) of Trust, the Security Agreement/Pledge Agreement(s), the SECURITY AGREEMENT-PLEDGE, (and/or Owner’s Consent to Pledge), the Guaranty, and all other Loan Documents described or contemplated by this Agreement as security for the obligations of Borrower and/or its subsidiaries. Upon demand, after the occurrence of an Event of Default, Borrower, Philco, and/or its other subsidiaries, shall reimburse Lender for all reasonable amounts expended (including the fees and out-of-pocket expenses of legal counsel) in connection therewith, as a result of or in connection with its exercise of remedies, together with interest on such amounts at the Note Default Rate from, the date incurred until reimbursed.

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Additionally, Lender may at Lender's option capitalize such sums due as expense reimbursements and add same to the principal balance of the Note as of the first day of the month following the month when such expense reimbursement was due from Borrower.

Further upon an Event of Default as described hereinabove, Lender shall be entitled to exercise all of its rights under the Loan Documents in accordance with the terms set forth therein and in accordance with applicable law then in effect.

TIME IS OF THE ESSENCE INSOFAR AS BORROWER’S PERFORMANCE AND PAYMENT OBLIGATIONS SET FORTH HEREIN ABOVE.”

CC.	Section 8.05 denoted Notices shall be amended as to the following, to wit:

“To Lender:	ACF Property Management, Inc.
c/o Fortuna Asset Management, LLC
1300 Bristol Street
Newport Beach, California 92660
Attention Karen Beth Brenner, Managing Member
FAX: (949) 476-3098

(if by mail)	P.O. Box 9109
Newport Beach
California 92658

(copy to)	Barry L. Racusin, P.C.
600 Woodway Tower
4900 Woodway
Houston, Texas 77056
FAX: (713) 626-9313

(To Borrower)	Tronco Energy Corp.
Philco Exploration, LLC
2221 North 3250 W.
P. O. Box 1165
Vernal, Utah 84078
Attn: President/Managing Member
FAX: (435) 789-0595

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(copy to)	Randolph Ewing, Esq.
6363 Woodway
Suite 1000
Houston, Texas 77057
FAX: (713) 590-9601

All of the terms, conditions, agreements, covenants, obligations, stipulations and provisions set forth in the Current Loan Agreement not otherwise amended directly by this Second Amendment, shall remain in full force and effect. All capitalized terms used in this Second Amendment shall have the same meaning as set forth in the Current Loan Agreement unless otherwise specifically defined herein.

This Second Amendment may be executed in multiple original counterparts each being of equal weight and dignity. Facsimile signed copies of this Second Amendment shall be deemed of equal and weight and dignity as an original signed copy of this Second Amendment

Executed as of Effective Date indicated hereinabove.

“Borrower”

TRONCO ENERGY CORP.

By:	/s/ G. Troy Meier
G. Troy Meier, President

PHILCO EXPLORATION, L.L.C.

By:	/s/ G. Troy Meier
G. Troy Meier, Manager

“Lender”

ACF PROPERTY MANAGEMENT, INC.

By:	/s/ Alan C Fox
Alan C Fox, President

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Each of the undersigned hereby execute this Second Amendment for the purposes of acknowledgment of the undersigned’s obligations arising by, through and under this Second Amendment as set forth hereinabove.

SUPERIOR DRILLING PRODUCTS, LLC

By:	/s/ Annette D. Meier
Annette D. Meier, Manager

MEIER MANAGEMENT COMPANY, LLC

By:	/s/ Annette D. Meier
Annette D. Meier, Manager

MEIER FAMILY HOLDING COMPANY, LLC

By:	Annette D. Meier
Annette D. Meier, Manager

MEIER PROPERTIES, SERIES LLC

By:	Annette D. Meier
Annette D. Meier, Manager

ANNETTE DEUEL MEIER TRUST (as established under the REVOCABLE TRUST AGREEMENT OF ANNETTE DEUEL MEIER dated October 28, 1999, as amended)

By:	/s/ Gilbert Troy Meier
Gilbert Troy Meier, Trustee

By:	/s/ Annette Deuel Meier
Annette Deuel Meier, Trustee

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GILBERT TROY MEIER TRUST (as established under the REVOCABLE TRUST AGREEMENT OF GILBERT TROY MEIER dated October 28, 1999, as amended)

By:	/s/ Annette Deuel Meier
Annette Deuel Meier, Trustee

By:	/s/ Gilbert Troy Meier
Gilbert Troy Meier, Trustee

TRONCO OHIO, LLC

By:	G. Troy Meier
G. Troy Meier, President of Tronco Energy Corp., Sole Member

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SCHEDULE I

1.	All working interests in the Dave Baker #1 Well located in Licking County, Washington Township, 3rd Quarter and located 1402’ SL & 2100’ WL of TWP (Lot 4, 3rd Qtr. TWP) and having bearing coordinates of the following, to wit:

X:	2011093
Y:	795070

2.	All working interests in the Dave Baker #2 Well located in Licking County, Washington Township, 3rd Quarter and located 50’ SL & 560’ EL of TWP (Lot 5, 3rd Qtr. TWP) and having bearing coordinates of the following, to wit:

X:	2012089
Y:	796612

3.	All working interests in the Karen Hunter Moran #1 Well located in Licking County, Washington Township, 3rd Quarter and located 325’ SL & 1377’ WL of TWP (Lot 4, 3rd Qtr. TWP) and having bearing coordinates of the following, to wit:

X:	2010311
Y:	794055

4.	All working interests in the Dennis Sedwick #1 Well located in Licking County, Newton Township, 2nd Quarter and located 1661’ NL & 364’ WL of TWP (Lot 15, 2nd Qtr. TWP) and having bearing coordinates of the following, to wit:

X:	2009185
Y:	792112

5.	All working interests in the William Hagstad #1 Well located in Licking County, McKean Township, 1st Quarter and located 364’ NL & 170’ EL of TWP (Lot 1, 1st Qtr. TWP) and having bearing coordinates of the following, to wit:

X:	2000303
Y:	786816

6.	All working interests in the Randy Shipley #1 Well located in Licking County, McKean Township, 1st Quarter and located 750’ SL 8c 270’ EL of TWP (Lot 13, 1st Qtr. TWP) and having bearing coordinates of the following, to wit:

X:	2001380
Y:	790994

7.	All working interests in the Craig Srba #2 Well located in Licking County, McKean Township, 1st Quarter and located 1258’ SL & 417’ EL of TWP (Lot 2, 1st Qtr. TWP) and having bearing coordinates of the following, to wit:

X:	1999152
Y:	788530

8.	All working interests in the Craig Srba #3 Well located in Licking County, McKean Township, 1st Quarter and located 358’ SL & 410’ EL of TWP (Lot 2, 1st Qtr. TWP) and having bearing coordinates of the following, to wit:

X;	1999166
Y:	787629

9.	All working interests in the Spiker W K & A S #1 Well located in Muskingum County, Madison Township, 3rd Quarter and located 1920’ NL & 6830’ EL of TWP (Lot 2, 3rd Qtr. TWP) and having bearing coordinates of the following, to wit:

X:	2145779
Y:	771873

NOTE:        A POWER OF SALE HAS BEEN GRANTED IN THIS DEED OF TRUST/MORTGAGE A POWER OF SALE MAY ALLOW THE MORTGAGEE TO TAKE THE MORTGAGED PROPERTY AND SELL, IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE GRANTOR/MORTGAGOR UNDER THIS DEED OF TRUST/MORTGAGE IF SO ALLOWED BY APPLICABLE STATE LAW.

NOTE: THIS DEED OF TRUST COVERS AFTER ACQUIRED PROPERTY INTERESTS OF THE GRANTOR. THIS IS AN OPEN-END MORTGAGE.

MASTER DEED OF TRUST, MORTGAGE, ASSIGNMENT

OF PRODUCTION, SECURITY AGREEMENT AND

FINANCING STATEMENT

(Multi-State Oil and Gas Interests)

THE STATE OF OHIO	§
§
COUNTY OF LICKING	§

This MASTER DEED OF TRUST, MORTGAGE, ASSIGNMENT OF PRODUCTION, SECURITY AGREEMENT AND FINANCING STATEMENT (herein called the “Deed of Trust”), is executed as of June 15, 2009 (the ‘'Effective Date”), from TRONCO OHIO, LLC, an Ohio Limited Liability Company, (herein called “TOLLC”), whose address is 1583 South 1700 East, P.O. Box 1165, Vernal, Utah 84078, and MEIER PROPERTIES, SERIES LLC, a Utah Limited Liability Company, (herein called “MPS”); whose address is 2221 North 3250 W., P.O. Box 1165, Vernal, Utah 84078, to BARRY L. RACUSIN (herein called “Trustee”), whose address is 600 Woodway Tower, 4900 Woodway, Houston, TX 77056, for the benefit of ACF PROPERTY MANAGEMENT, INC., a California Corporation (as “Assignee” from FORTUNA ASSET MANAGEMENT, LLC, a California Limited Liability Company) (“Lender” or “Beneficiary”).

TOLLC and MPS collectively are “Grantor” herein, and reference to Grantor shall mean said entities individually, jointly and/or severally, as the case may be, unless otherwise indicated herein below. Capitalized terms used herein not otherwise defined herein shall have the same meaning as said term is defined in the Loan Agreement herein below identified.

WITNESSETH:

That Grantor, and each of them, for a sufficient consideration received and acknowledged, do(es) hereby MORTGAGE, GRANT, BARGAIN, SELL, ASSIGN, TRANSFER and CONVEY unto Trustee and to Trustee’s successors in this trust, the following described real and personal property, rights, titles, interests and estates (herein collectively called the “Covered Properties”),

Exhibit "B"

(A)         The aggregate interests of Grantor, and each of them, now owned or hereafter acquired in the oil and gas and/or the oil, gas and mineral leases (herein sometimes called the “Leases”), described in Exhibit “A” hereto, together with all of the respective Grantor’s right, title and interest in, to and under any land described or referred to in Exhibit “A” or described or referred to in any of the Leases described or referred to in such Exhibit “A” or hereafter acquired by Grantor, and each of them, in the County where the Leases are situated (the “Lands”);

(B)         All of the respective Grantor’s rights, titles, interests and estates now owned or hereafter acquired in and to (i) the properties now or hereafter pooled or unitized with the Leases; (ii) all presently existing or future unitization, communitization, pooling agreements and declarations of pooled units and the units created thereby (including, without limitation, all units created under orders, regulations, rules or other official acts of any Federal, State or other governmental body or agency having jurisdiction) which may affect all or any portion of the Leases; (iii) all documents, files records, data and information, whether maintained in paper and/or electronic format, pertaining to the Leases of every kind and character including without limitation, all title and lease file records, seismic data and analyses, engineering data, maps, logs, cores, test data, invoices, drilling contracts, field services agreements, operating agreements, farmout agreements, purchase agreements, gas balancing agreements, oil contracts, regulatory and/or governmental filings, licenses, permits and/or consents, as issued by any local, state and/or federal agency, department and/or regulatory body, contracts and other agreements which relate to any of the Leases or interests in the Leases or to the ownership and/or operation of the Leases or the production, sale, purchase, exchange or processing of the “Hydrocarbons” (hereinafter defined) from or attributable to such Leases or interests; and (iv) the Leases even though Grantor’s interests therein be incorrectly described or a description of a part or all of such Leases or Grantor’s interests therein be omitted;

(C)         All of the respective Grantor’s rights, titles, interests and estates now owned or hereafter acquired in and to all oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined therefrom and all other minerals (herein collectively called the “Hydrocarbons”) in and under and which may be produced and saved from or attributable to the Leases, the Lands covered thereby and Grantor’s interests therein, including all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other income from or attributable to the Leases, the Lands covered thereby and Grantor's interests therein which are subjected or required to be subjected to the liens and security interests of this Deed of Trust;

(D)         All tenements, hereditaments, appurtenances and properties in anywise appertaining, belonging, affixed or incidental to the Leases, properties, rights, titles, interests and estates described or referred to in subparagraphs (b) and (c) above, which are owned as of the Effective Date or hereafter acquired by Grantor, or either of them, including, without limitation, any and all property, real or personal, now owned or hereafter acquired and situated upon, used, held for use, or useful in connection with the operating, working or development of any of such Leases or the marketing of Hydrocarbons produced therefrom (excluding drilling rigs, validly licensed automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, field separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, pipelines, tanks and tank, batteries, fixtures, valves, fittings, pipes, pipe stands and racks, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing described items or material (‘'properties”);

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(E)         Any property, real or personal, that may from time to time hereafter by delivery or by written instrument of any kind be subjected to the lien or security interests hereof by Grantor, or either of them, by anyone on the respective Grantor’s behalf; and the Trustee is hereby authorized to receive the same at any time as additional security hereunder; and

(F)         All of the rights, titles and interests of every nature whatsoever owned as of the Effective Date or hereafter acquired by Grantor, or either of them, in and to the Lands, Leases, properties, rights, titles, interests and estates and every part and parcel thereof, including, without limitation, said Lands, Leases, properties, rights, titles, interests and estates as the same may be enlarged by the discharge of any payments out of production or by the removal of any charges or “Permitted Encumbrances” (hereinafter defined) to which any of said Lands, Leases, properties, rights, titles, interests or estates are subject, or otherwise; together with any and all renewals and extensions of any of said Lands, Leases, properties, rights, titles, interests or estates; and all contracts and agreements supplemental to or amendatory of or in substitution for the contracts and agreements described or mentioned above, including without limitation any and all additional interests of any kind hereafter acquired by Grantor, or either of them, in and to said Lands, Leases, properties, rights, titles, interests or estates;

IN TRUST, however, for the purposes, uses and benefits hereinafter set out.

TO HAVE AND TO HOLD the Covered Properties unto Trustee, and Trustee’s successors and assigns, forever, in accordance with the terms and provisions hereof, and Grantor, and each of them, hereby covenants, warrants and represents to Lender that Grantor, or either of them, is the lawful owner of the Covered Properties, that Grantor, or either of them, has good right to sell, convey, transfer, assign and mortgage the Covered Properties, and that Grantor, and each of them, will warrant and forever defend the same against the claims of all persons whomsoever lawfully claiming or to claim the same or any part thereof.

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ARTICLE I

INDEBTEDNESS SECURED

1.1           The foregoing conveyance is made in trust to secure and enforce prompt and full payment and performance of Grantor, and each of them as applicable, of each of the following (herein collectively called the “Indebtedness”):

(a)          That certain AMENDED AND RESTATED PROMISSORY NOTE (the “Note”) dated June 15, 2009 executed by TRONCO ENERGY CORPORATION. (“TRONCO”), as ‘Borrower”, in the principal sum of NINE MILLION TWO HUNDRED EIGHTY FOUR THOUSAND THREE HUNDRED SEVENTY EIGHT AND 34/100 DOLLARS ($9,284,378.34) payable to the order of the Lender, subject to terms and conditions more particular described in that certain Loan Agreement dated August 10, 2007, as amended, by and between TRONCO, PHILCO EXPLORATION, LLC and FORTUNA ASSET MANAGEMENT, LLC (the “Loan Agreement”);

(b)          All of the terms, provisions and obligations set forth in the Loan Agreement, as amended, the Note, this Deed of Trust, any other Deed of Trust executed to secure the Lender regarding the above referenced Note, any Security Agreement/Pledge Agreement(s), any SECURITY AGREEMENT – PLEDGE, the Warrant to be issued by TRONCO pursuant to the terms in Section 2.3.E. of the Loan Agreement, as amended and the Guaranty of Troy Meier (aka Gilbert Troy Meier), Annette Deuel Meier, the Gilbert Troy Meier Trust, the Annette Deuel Meier Trust, Meier Management Company, LLC and Superior Drilling Products, LLC of the Indebtedness and of the Note of even date herewith (collectively, the “Loan Documents”);

(c)          Any and all notes or instruments given in substitution for or in renewal, extension and modification, in whole or in part, of any Loan Document; and

(d)          All indebtedness incurred or arising pursuant to the provisions of and/or the enforcement of any Loan Document

1.2           Grantor, and each of them, authorizes extensions and renewals of any and all of the Indebtedness and substitutions of the evidence thereof with or without notice to Grantor, and Grantor, and each of them, specifically waives presentment, protest, notices of dishonor, intention to accelerate, acceleration and any extensions or renewals of the Indebtedness, in whole or in part

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1           Grantor, and each of them, represent(s) and warrant(s) to, and covenant(s) and agree(s) with, Trustee and Lender (said term as used herein being intended to mean ACF Property Management, Inc. or any other holder or holders, from time to time, of the Indebtedness or any part thereof or any interest therein), and with each of them, so long as the Indebtedness or any part thereof remains unpaid, as follows:

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(a)          Grantor, and each of them, or, to the best of the respective Grantor's knowledge, Grantor’s predecessor or predecessors in title to each of the Covered Properties, have properly and timely performed whatever may be required by the provisions of each of the Leases, respectively, (or by any contract, assignment or conveyance under which Grantor, or either of them, holds title to any of the Covered Properties) to perpetuate the Leases and to perfect or maintain Grantor's title, respectively. Grantor, and each of them, shall pay and discharge or cause to be paid or discharged all rentals, delay rentals, royalties, production payments, and Indebtedness required to be paid by Grantor, or either of them, and perform or cause to be performed, each and every act, matter, or thing required of Grantor, or either of them, by each and all of the Leases, assignments, deeds, subleases, contracts and agreements in any way relating to the Covered Properties and do all other things necessary of Grantor, or either of them, to keep unimpaired the rights of Grantor, or either or them, thereunder and to prevent the forfeiture thereof or default thereunder.

(b)          Grantor, and each if them, shall immediately notify Lender in the event of institution of any suit for the cancellation of or in any manner materially and adversely affecting any of the Leases or any Land covered or purported to be covered thereby or the Land or the title of Grantor thereto respectively.

(c)          Grantor, and each of them, shall immediately notify Lender of any voluntary or involuntary lien placed against, or any security interest created in, any of the Covered Properties, respectively whether for indebtedness owed or asserted to be owed by Grantor, or either of them, or by any other party.

(d)          Grantor, and each of them, shall pay and discharge promptly all taxes, assessments, and governmental charges or levies imposed upon Grantor, or either of them, or upon the income of Grantor, or either of them, or against any of the Covered Properties or Hydrocarbons as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might result in a lien being claimed upon any or all of the Covered Properties or Hydrocarbons, provided, however, that Grantor, or either of them, shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted in compliance with the laws and procedures of the taxing jurisdiction under which the contest is filed and if Grantor, or either of them, shall have set up reserves therefore adequate under generally accepted accounting principles.

(e)          Grantor, and each of them, shall operate or cause to be operated all Covered Properties as a reasonable and prudent operator and in compliance with all applicable laws, rules and regulations, and, in the case of the Leases, in compliance with all applicable proration and conservation laws of the State in which the Leases are situated, and all applicable laws, rules and regulations of every other agency and authority from time to time constituted to regulate the development and operation of the Leases and the production and sale of Hydrocarbons therefrom; provided, however, Grantor, and each of them, shall have the right to contest in good faith in compliance with the laws and procedures of the regulatory authority or jurisdiction under which the contest is filed by appropriate proceedings, the applicability or lawfulness of any such law, rule or regulation and, pending such contest, may defer compliance therewith, so long as such deferment shall not subject the Covered Properties or any part thereof to foreclosure or loss.

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(f)          TRONCO shall pay the Note according to the reading, tenor and effect thereof, and Grantor, and each of them, shall do and perform every act and discharge all of the obligations provided to be performed and discharged by TRONCO under the Note and Grantor, and each of them, under this instrument at the time or times and in the manner specified.

(g)          Grantor, and each of them, will advise Lender immediately of (i) any lien, privilege, security interest, encumbrance or claim made or asserted against all or any part of the Covered Properties, (ii) any material change in the composition of any of the Covered Properties and (iii) the occurrence of any other event which would have a material effect on the aggregate value of the Covered Properties or on the lien and security interest created hereunder or under any of the Loan Documents.

(h)          Grantor, and each of them, will immediately notify Lender of any event causing loss or depreciation in value of the Covered Properties and the amount of such loss or depreciation other than loss attributed to the customary fluctuations in market prices for hydrocarbons, from time to time.

2.2           Grantor, and each of them, will not, without first obtaining the written consent of Lender (a) sell, transfer, all or any part of the Covered Properties or (b) mortgage, assign, pledge, exchange or otherwise dispose of, hypothecate, or encumber, enter into any contract agreeing to sell, transfer, mortgage, pledge, assign or otherwise convey all or any part or interest, whether legal or equitable, of the Covered Properties, or (c) create any lien or encumbrance subordinate to this Deed of Trust, or (d) grant any easement, right-of-way or any other right whatsoever materially affecting the value of the collateral with respect to die Covered Properties (all and any of the above herein collectively called “Transfers”), irrespective of whether any such Transfers are evidenced by written instruments, and irrespective if such a written instrument is filed for record.

2.3           If Grantor, or either of them fails to perform any act which hereunder it is required to perform or to pay any money which hereunder it is required to pay, Trustee and Lender or either of them, may perform or cause to be performed such act or pay such money. The respective Grantor will, upon request, promptly reimburse Lender for all amounts expended, advanced or incurred by Lender to satisfy any obligation of Grantor under this instrument or to protect the Covered Properties plus interest at the rate of twenty-three (23%) percent interest per annum from date of advance until paid ('‘Default Rate”).

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ARTICLE III

ABSOLUTE ASSIGNMENT OF RUNS

3.1           To provide a source of payment of the Indebtedness and as cumulative of any and all rights and remedies herein provided for, effective as of 7:00 am Eastern Standard Time (EST) on the Effective Date hereof, Grantor, and each of them, hereby unconditionally and absolutely bargains, sells, transfers, assigns, sets over and conveys unto Lender, all the Hydrocarbons, together with the proceeds derived from the sale thereof (such proceeds being hereinafter called “proceeds of runs”), and further together with the immediate and continuing right to collect and receive the same. Grantor, and each of them, directs and instructs each purchaser of the Hydrocarbons to immediately pay to Lender upon Lender's request all of the proceeds of runs until such time as such purchaser has been furnished evidence that all Indebtedness has been paid and that the lien evidenced hereby have been released. Grantor, and each of them, hereby indemnifies and agrees to hold the purchaser of Hydrocarbons barmless from any and all liabilities, actions, claims, judgments, costs, charges and attorneys' fees incurred in connection with any payment of proceeds of runs to Lender. Grantor, and each of them, authorizes Lender to receive and collect all sums of money derived from the proceeds of runs, and no purchaser of the Hydrocarbons shall have the responsibility for the application of any funds paid to Lender.

3.2           Independent of the foregoing provisions and authorities herein granted, Grantor, and each of them, agrees to execute and deliver any and all transfer orders, division orders and other instruments that may be requested by Lender or that may be required by the purchaser of the Hydrocarbons for the purpose of effectuating payment for the proceeds of runs to Lender.

Without limitation upon any of the foregoing, Grantor, and each of them, hereby constitute and appoint Lender as Grantor's special attorney-in-fact (with full power of substitution, either generally or for such periods or purposes as Lender may from time to time prescribe) in the name, place and stead of Grantor, and each of them, to do any and every act and exercise any and every power that Grantor, or either of them, might or could do or exercise personally with respect to all Hydrocarbons and Hydrocarbon proceeds of runs (the same having been assigned by Grantor, and by each of them, to Lender pursuant to Section 3.1 hereof), expressly inclusive, but not limited to, the right, power and authority to:

(a)          Execute and deliver in the name of Grantor, and each of them, any and all transfer orders, division orders, letters in lieu of transfer orders, indemnifications, certificates and other instruments of every nature that may be requested or required by any purchaser of Hydrocarbons from any of the Covered Properties for the purposes of effectuating payment of the proceeds of runs to Lender or which Lender may otherwise deem necessary or appropriate to effect the intent and purposes of the assignment contained in Section 3.1; and

(b)          (If, under any product sales agreements other than division order or transfer orders, any proceeds of runs are required to be paid by the purchaser to Grantor, or either of them, such that under such existing agreements payment cannot be made of such proceeds of runs to Lender) execute such sales agreements, other agreements and/or amendments of any existing agreements as are necessary to direct proceeds of runs to be payable to Lender;

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giving and granting unto said attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever necessary and requisite to be done as fully and to all intents and purposes, as Grantor, or either of them, might or could do if personally present and Grantor, and each of them, shall be bound thereby as fully and effectively as if Grantor, and each of them, had personally executed, acknowledged and delivered any of the foregoing certificates or documents. The powers and authorities herein conferred upon Lender may be exercised by Lender through any person who, at the time of the execution of the particular instrument, is an officer, agent or representative of Lender. The power of attorney herein conferred is granted for valuable consideration and hence is coupled with an interest and is irrevocable so long as the Indebtedness, or any part thereof, shall remain unpaid. All persons dealing with Lender or any substitute shall be fully protected in treating the powers and authorities conferred by this paragraph as continuing in full force and effect until advised by Lender that all the secured indebtedness is fully and finally paid. Lender may, but shall not be obligated to, take such action as it deems appropriate in an effort to collect the proceeds of runs and any reasonable expenses (including reasonable attorneys' fees and expenses) so incurred by Lender shall be a demand obligation of the respective Grantor and shall be part of the secured indebtedness, and shall bear interest each day, from the date of such expenditure or payment until paid, at the Default Rate described in Section 2.3 hereof.

3.3           Upon Default by TRONCO and/or Grantor, or either of them as applicable, in performance of its obligations under the Note or any other Loan Document, the monthly proceeds of runs actually received by Lender may be held by Lender and applied first to all fees and expenses incurred by Lender in the enforcement of the terms of any Loan Document, then to the payment of all accrued interest on the Note and any other of the Indebtedness and then to the payment of installments of principal of the Note in the stated order of maturity and then to any other of the Indebtedness owing by Grantor, or either of them, to Lender in such manner as Lender may elect. In its sole discretion, Lender may elect to return any part of said funds to Grantor, or either of them, or to deposit the same to the respective Grantor's account without applying it to the Indebtedness.

3.4           The receipt by the Lender of any monies, including but not limited to money received as proceeds of runs, shall not in any manner change or alter in any respect the obligations of TRONCO upon the Note or other evidence of the Indebtedness, and nothing herein contained shall be construed as limiting the Lender to the collection of any of the Indebtedness out of the proceeds of runs. The Indebtedness shall continue as the absolute and unconditional obligation of TRONCO to pay, as provided in the Note or other instruments evidencing the Indebtedness, the amounts therein specified at their respective maturity dates, whether by acceleration or otherwise.

3.5           Lender is hereby absolved and released from all liability for failure or delay to enforce collection of the proceeds of runs and from all other responsibility in connection therewith except the responsibility to account to the respective Grantor for funds actually received. Grantor, and each of them, agree to indemnify and hold Lender harmless against any and all liabilities, actions, claims, judgments, costs, charges and attorneys' fees by reason of the assertion that Lender has received, either before or after the payment in full of the Indebtedness, funds from the sale of Hydrocarbons claimed by third persons, except for third parties who have valid claims. Lender shall have the right to defend against any such claims or actions, employing attorneys of its own selection. The foregoing indemnities shall not terminate upon the release, foreclosure or other termination of this Deed of Trust but will survive the foreclosure of this Deed of Trust or conveyance in lieu of foreclosure, and the repayment of the Indebtedness and the discharge and release of this Deed of Trust and the other documents evidencing and/or securing the Indebtedness.

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WITHOUT LIMITATION, IT IS THE INTENTION OF TOLLC AND MPS AND TOLLC AND MPS AGREE THAT THE FOREGOING RELEASES AND INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO ALL CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES (INCLUDING WITHOUT LIMITATION CONSEQUENTIAL DAMAGES, CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEYS' FEES AND EXPENSES) WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PARTY. However, such indemnities shall not apply to any particular indemnified party (but shall apply to the other indemnified parties) to the extent the subject of the indemnification is caused by or arising out of the gross negligence or willful misconduct of such particular indeminified party. If not furnished with indemnity satisfactory to the Lender, Lender shall have the right to compromise and adjust any such claims, actions and judgments, and, in addition to the rights to be indemnified as herein provided, all amounts paid by Lender in compromise, satisfaction or discharge of any such claim, action or judgment and all court costs, attorneys' fees and other expenses of every character incurred by Lender shall be a demand obligation owing by TOLLC and MPS, shall be secured by the lien and security interest evidenced by this instrument and shall bear interest on each such amount from the date that the same is expended, advanced or incurred by Lender until the data of the reimbursement of same, at a rate of interest equal to the Note Default Rate.

3.6        Each of the provisions of this Article III shall be deemed a covenant running with the Land and shall be binding upon each Grantor, its respective successors and assigns, and inure to the benefit of Lender, its successors and assigns.

ARTICLE IV

RELEASE UPON REPAYMENT
AND MASTER AND SUPPLEMENTAL DEEDS OF TRUST

4.1        If all Indebtedness be paid as the same becomes due and payable and if the covenants, warranties, undertakings and agreements made in this instrument and any other Loan Document are kept and performed, then and in that case only, this Deed of Trust shall have no force and effect, this conveyance shall become null and void, the Covered Properties hereby conveyed shall become wholly clear of the liens, conveyances, assignments and security interests evidenced hereby, and all such liens, conveyances, assignments and security interests shall be released in due form at Grantor's cost.

4.2        INTENTIONALLY OMITTED

a.         This Deed of Trust is intended as a master Deed of Trust which, when filed for record, shall cover the Lands, Leases and any and all other lands and leases hereafter acquired by Grantor, or either of them, in the County where the Leases are situated to the extent that Loan proceeds and/or Lender funds are utilized in such acquisition. Grantor, and each of them, agree to promptly execute and deliver in recordable form, such Supplemental Deed(s) of Trust as are reasonably requested by Lender to evidence a first and prior lien and security interest in the land(s) acquired by Grantor after the Effective Date and the execution and recording of such a Supplemental Deed of Trust shall in all respects grant unto Lender such rights and interests in the land(s) covered thereby as if such lands were included in this Deed of Trust as a Covered Property. Each Supplemental Deed of Trust shall be treated as a Loan Document and shall be deemed to be cross-defaulted and cross-collateralized to every other Deed of Trust, Supplemental Deed of Trust and Loan Document such that a default under one Loan Document shall constitute a default under every other Loan Document

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ARTICLE V

REMEDIES IN EVENT OF DEFAULT

5.1            The terms "Default" and "Event of Default" as used in this instrument shall each mean the failure of Borrower to make any payment under the Note when due or the failure of Grantor to timely and properly observe, keep or perform any covenant, agreement or condition required to be observed, kept or performed under any Loan Document.

5.2            It is intended that the Loan Documents be cross-defaulted and cross-collateralized such that a Default under one Loan Document shall constitute a Default under every other Loan Document entitling Leader to avail itself of all remedies, legal or equitable, arising under any of the Loan Documents or under applicable law.

5.3            Upon the occurrence and during the continuance of any Event of Default, Lender may, at its sole option and sole remedy, without notice to Grantor, or either of them, declare the principal of and interest accrued on the Note to be forthwith due and payable, whereupon the same shall become due and payable without any presentment, demand, protest, notice of protest, notice of intent to accelerate, notice of acceleration or notice of any kind, all of which are all hereby waived.

5.4            Upon the occurrence of an Event of Default, Grantor, and each of them, hereby authorize(s) and empower(s) the Trustee, and each and all of his or its successors in this trust, at the request of the Lender, at any time when Grantor, or either of them, shall be in Default in the performance of any covenant or agreement in the Note or hereunder to sell the Covered Properties at public venue to the highest bidder, for cash. Except as may be required by the laws of the jurisdiction in which any of the Covered Properties are located, this power of sale may be exercised by Lender or Trustee without judicial action or authority. The sale shall be made at the location, time and in accordance with the requirements of the laws of the jurisdiction where the Covered Properties are located. If the Covered Properties are located in a state where non-judicial foreclosure is allowed by power of sale granted in the mortgage document, the sale shall occur between the hours of 8:00 a.m. and 5:00 p.m. on the date specified in the written notice required by the laws of the jurisdiction where the said Covered Properties are located in the county in which the Covered Properties, or any part thereof are situated; provided, however, that if the Covered Properties are situated in more than one county such sale of the Covered Properties, or any part thereof, may be made in the county in the state of Utah wherein any part of the Covered Properties are situated. The sale shall be made at the area of the County Courthouse designated for such sales by either the Commissioner's Court, County Recorder’s Office or such other authorized government agency charged with such matters, of such county, in an instrument heretofore recorded in the real property records of that county; provided that, if the said Commissioner's Court, County Recorder's Office and/or governmental agencies has not hereto for recorded a written instrument designating the area in which such sales shall occur in the real property records of such county, then the sale shall take place at the area of the County Courthouse designated in the notice of sale. Upon the occurrence of an Event of Default, Grantor, and each of them, hereby authorize(s) and empower(s) the Trustee, and each and all of Trustee’s successors in this trust, to sell the Covered Properties, or any interest or estate in the Covered Properties together or in lots or parcels, as such Trustee shall deem expedient, and to execute and deliver to the purchaser or purchasers of the Covered Properties good and sufficient deed or deeds of conveyance thereof and bills of sale with covenants of general warranty binding on Grantor and its successors and assigns, to the extent allowed by the laws of the jurisdiction where such Covered Properties are located. The proceeds of said sale or sales received by the Trustee shall be applied as follows:

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FIRST:	To the payment of all necessary costs and expenses incident to the execution of this trust, including but not limited to a reasonable fee to Trustee;

SECOND:	To the payment of the Indebtedness (first to accrued interest and then to principle), and

THIRD:	The remainder, if any, shall he paid to Grantor.

The recitals in any deed, assignment or other conveyance given by Trustee of a default, publication of notice of sale, demand that such sale should be made, postponement of sale, terms of sale, sale, name of purchaser, payment of purchase money and any other facts affecting the regularity or validity of such sale shall be conclusive proof of the truthfulness thereof, and such deed or deeds shall be conclusive against all persons as to all matters or facts therein recited.

5.5           In addition to all other remedies herein provided for, after a default has occurred Lender shall, as a matter of right, be entitled to the appointment of a receiver or receivers of its choice except as may be prohibited by law, for all or any part of the Covered Properties, whether such receivership be incident to a proposed sale of the Covered Properties or otherwise, and Grantor does hereby consent to the appointment of such receiver or receivers and agrees not to oppose any application therefore by Lender.

5.6           Lender shall have the right to become the purchaser or purchasers at any sale held by Trustee or by any receiver or public officer. Lender, if a purchaser at any such sale, shall have the right to credit upon the amount of the bid made therefore the pro rata part of the Indebtedness owing to Lender, accounting to other holders any portion of the Indebtedness not bidding or not bidding successfully at such sale or sales in cash for the portion of such bid or bids apportionable to such non-bidding bolder or holders.

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5.7           Lender may resort to any security given by this instrument or to any other security now existing or hereafter given to secure the payment of the Indebtedness, in whole or in part, and in such portions and in such order as may seem best to Lender in its sole and uncontrolled discretion. Any such action shall not in anywise be considered as a waiver of any of the rights, benefits or liens evidenced by this instrument.

5.8           In those states where a non-judicial power of sale is unavailable and foreclosure must be authorized and/or effected pursuant to a local judicial action in accordance with applicable state law, Lender shall comply with the applicable state law in the pursuit of its remedy of foreclosure, and if a foreclosure sale pursuant to judicial authority is then conducted, shall apply the proceeds of sale in the order of priority set forth in Section 5.4 hereinabove, unless otherwise required under applicable state law.

ARTICLE VI

APPOINTMENT OF SUBSTITUTE OR SUCCESSOR TRUSTEE

6.1           Lender may act any time, by an instrument in writing, appoint a successor to Trustee, which instrument shall contain the name of Grantor, and each of them, Trustee and of the Lender, the places of recordation of this instrument in the real property records of any county where it has been recorded, and the name and address of the new Trustee and such other information required by the law of the jurisdiction where the Covered Properties are located. Such instrument when executed, acknowledged and recorded shall be conclusive proof of the proper substitution of such successor Trustee. Such successor Trustee, without conveyance from the predecessor Trustee, shall succeed to all of the rights, titles, estates, powers and duties of the predecessor Trustee. In like manner successive successor Trustees may be appointed in place of any prior Trustee or successor.

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ARTICLE VII

SECURITY AGREEMENT

7.1           To further secure the Indebtedness, Grantor, and each of them, hereby grant to Lender a security interest in all of Grantor's rights, titles and interests in and to the Covered Properties insofar as such Covered Properties consist of the goods, equipment, accounts, contract rights, records, files, data and materials of every kind pertaining to the Covered Properties, general intangibles, inventory, Hydrocarbons, fixtures and any and all other personal property of any kind or character defined in and subject to the provisions of the applicable Uniform Commercial Code, including the proceeds and products from any and all of such personal property (all of the foregoing being in this Article VII collectively called the "Collateral"). Upon the occurrence of any Event of Default, Lender is and shall be entitled to all of the rights, powers and remedies afforded a secured party by the applicable Uniform Commercial Code with reference to the personal property and fixtures in which Lender has been granted a security interest herein, or the Trustee or Lender may proceed as to both the real and personal property covered hereby in accordance with the rights and remedies granted under this instrument in respect of the real property covered hereby. Such rights, powers and remedies shall be cumulative and in addition to those granted Trustee or Lender under any other provision of this instrument or under any other instrument executed in connection with or as security for the Note or any of the Indebtedness. Grantor, and each of them, as Debtor (and in this Article VII and otherwise herein called "Debtor") covenants and agrees with Lender, as Secured Party (and in this Article VII and otherwise herein called "Secured Party") that:

 (a)          To the extent permitted by law, Debtor expressly waives any notice of sale or other disposition of the Collateral and any other right or remedies of a debtor or formalities prescribed by law relative to sale or disposition of the Collateral or exercise of any other right or remedy of Secured Party existing after default hereunder, and to the extent any such notice is required and cannot be waived, Debtor agrees that if such notice is mailed, postage prepaid, to Debtor at Debtor's address set out herein at least five days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of said notice.

 (b)          In addition to the other remedies herein provided for, upon the occurrence of an Event of Default, Secured Party is expressly granted the right at its option, to transfer at any time to itself or to its nominee the Collateral, or any part thereof, and to receive the monies, income, proceeds, or benefits attributable or accruing thereto and to hold the same as security for the Indebtedness or to apply it on the principal and interest or other amounts owing on any of the Indebtedness, whether or not then due, in such order or manner as Secured Party may elect. All rights to marshalling of assets of Debtor, including any such right with respect to the Collateral, are hereby waived.

 (c)          All recitals in any instrument of assignment or any other instrument executed by Secured Party incident to sale, transfer, assignment or other disposition or utilization of the Collateral or any part thereof hereunder shall be prima facie evidence of the matter stated therein, no other proof shall be required to establish full legal propriety of the sale or other action or of any fact, condition or thing incident thereto, and all prerequisites of such sale or other action and of any fact, condition or thing incident thereto shall be presumed conclusively to have been performed or to have occurred.

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 (d)          All expenses of preparing for sale, or other use or disposition, selling or otherwise using or disposing of the Collateral and the like which are incurred or paid by Secured Party as authorized or permitted hereunder, including also all attorneys' fees, legal expenses and costs, shall be added to the Indebtedness and the Debtor shall be liable therefore.

 (e)          Should Secured Party elect to exercise its rights under said Uniform Commercial Code as to part of the Collateral, this election shall not preclude Secured Party or the Trustee from exercising any other rights and remedies granted by this instrument as to the remainder of the Collateral.

 (f)          Any copy of this instrument may also serve as a financing statement under said Uniform Commercial Code between the Debtor, whose present address is Grantor's address listed on the first page of this Deed of Trust, and Secured Party, whose present address is in care of ACF Property Management, Inc., 12411 Ventura Blvd., Studio City, California 91604.

 (g)          So long as any amount remains unpaid on any of the Indebtedness, Debtor will not execute and there will not be filed in any public office any financing statement or statements affecting the Collateral other than financing statements in favor of Secured Party hereunder and Permitted Liens, unless the prior written specific consent and approval of Secured Party shall have first been obtained.

 (h)          Secured Party is authorized to file, in any jurisdiction where Secured Party deems it necessary, a financing statement or statements, and at the request of Secured Party, Debtor will join Secured Party in executing one or more financing statements pursuant to said Uniform Commercial Code in form satisfactory to Secured Party, and will pay the cost of filing or recording this instrument, as a financing statement, in all public offices at any time and from time to time whenever filing or recording of any financing statement or of this instrument is deemed by Secured Party to be necessary or desirable.

 (i)          The office where Debtor keeps Debtor's accounting records concerning the Collateral covered by this Security Agreement is Grantor's address Listed on the first page of this Deed of Trust.

7.2           Portions of the Collateral consist of (i) oil, gas and other minerals produced or to be produced from the Lands described in the Leases, or (ii) goods which are or will become fixtures attached to the real estate constituting a portion of the Covered Properties, and Debtor hereby agrees that this instrument shall be filed in the real property records of the counties in which the Covered Properties are located as a financing statement to perfect the security interest of Secured Party in said portions of the Collateral. The said oil, gas and other minerals will be financed at the wellhead of the oil and gas wells located on the Lands described in the Leases. The name of the record owner of the Covered Properties is the party named herein as Grantor and Debtor. Nothing herein contained shall impair or limit the effectiveness of this document as a security agreement or financing statement for other purposes.

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ARTICLE VIII

MISCELLANEOUS PROVISIONS

8.1           All options and rights of election herein provided for the benefit of Lender are continuing, and the failure to exercise any such option or right of election upon a particular Default or breach or upon any subsequent Default or breach shall not be construed as waiving the right to exercise such option or election at any later date. By the acceptance of payment of any sum secured hereby after its due date, Lender shall not be deemed to have waived the right either to require prompt payment when due of all other sums so secured or to regard as an Event of Default the failure to pay any other sums due which are secured hereby. No exercise of the rights and powers herein granted and no delay or omission in the exercise of such rights and powers shall be held to exhaust the same or be construed as a waiver thereof, and every such right and power may be exercised at any time and from time to time.

8.2           If two or more parties shall at any time be Lenders of the Indebtedness, all of them may jointly exercise any right, option, election or other power, authority or benefit granted herein to Lender, or any of them may do so with the express consent of the other or others of them,

8.3           All Indebtedness shall be payable at Lender’s offices or at such place as Lender may from time to time designate in writing.

8.4           The terms, provisions, covenants and conditions hereof shall be binding upon Grantor, and each of them, and their respective successors, legal representatives and assigns, and shall inure to the benefit of Trustee Trustee's substitutes or successors and assigns, and of Lender, its successors and assigns, and all other holders of the Indebtedness, or any part thereof, and their respective successors and assigns.

8.5           If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction, and the remaining provisions hereof shall be liberally construed in favor of the Trustee and Lender in order to effectuate the provisions hereof, and the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

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8.6           It is the intention of the parties hereto to comply with the applicable usury laws; accordingly, it is agreed that notwithstanding any provisions to the contrary in the Note, any instrument evidencing the Indebtedness, this instrument or in any of the documents or instruments securing payment of the Indebtedness or otherwise relating thereto, in no event shall the Note or such documents require the payment or permit the collection of interest in excess of the maximum amount permitted by such laws. If any such excess of interest is contracted for, charged or received, under the Note, any instrument evidencing the Indebtedness, this instrument or under the terms of any of the other documents securing payment of the Indebtedness or otherwise relating thereto, or in the event the maturity of any of the Indebtedness is accelerated in whole or in part; or in the event that all or part of the principal or interest of the Indebtedness shall be prepaid, so that under any of such circumstances, the amount of interest contracted for, charged or received, under the Note or any instruments evidencing the Indebtedness, under this instrument or under any of the other instruments securing payment of the Indebtedness or otherwise relating thereto, on the amount of principal actually outstanding from time to time under the Note and other instruments evidencing the Indebtedness, shall exceed the maximum amount of interest permitted by the applicable usury laws, now or hereafter enacted, then in any such event (a) the provisions of this paragraph shall govern and control, (b) neither TRONCO nor any other person or entity now or hereafter liable for the payment of the Note or any instrument evidencing the Indebtedness shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by the applicable usury laws, now or hereafter enacted, (c) any such excess that may have been collected shall be either applied as a credit against the then unpaid principal amount hereof or refunded to TRONCO, at Lender's option, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under the applicable usury laws, now or hereafter enacted. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under the Note, or any other instrument evidencing the Indebtedness, under this instrument or under such other documents that are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by the applicable usury laws, now or hereafter enacted, by amortizing, proratin~~g~~, allocating and spreading in equal parts during the period of the full stated term of the loans evidenced by the Note or the instruments evidencing the Indebtedness, all interest at any time contracted for, charged or received from TRONCO or otherwise by Lender in connection with such loans.

8.7           THIS INSTRUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF UTAH EXCEPT AS MAY BE APPLICABLE TO THE ENFORCEMENT OF LENDER’S REMEDIES AGAINST THE COVERED PROPERTIES WHICH SHALL BE GOVERNED BY THE LAW OF THE STATE IN WHICH SUCH COVERED PROPERTIES ARE LOCATED.

8.8          NOTICE OF NO ORAL AGREEMENTS. THIS DOCUMENT AND ALL OTHER LOAN DOCUMENTS RELATING TO THIS LOAN TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THIS LOAN.

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IN WITNESS WHEREOF, this instrument is executed in multiple counterparts, each of which shall be deemed an original for all purposes, effective as of the date hereinabove first set out.

TRONCO OHIO, LLC,
an Ohio Limited Liability Company

By:	/s/ G.Troy Meier
G.Troy Meier, president of TRONCO ENERGY CORP., Sole Member

MEIER PROPERTIES, SERIES LLC
a Utah Limited Liability Company

	By:	/s/ Annette Deuel Meier
Annette Deuel Meier, Manager

THE STATE OF UTAH	§
§
COUNTY OF UINTAH	§

This instrument was acknowledged before me on this the 15th day of June, 2009, by G. TROY MEIER President TRONCO ENERGY CORP., on behalf of said corporation.

/s/ BOBBI B. GESSELL
Notary Public, State of Utah

THE STATE OF UTAH	§
§
COUNTY OF UINTAH	§

This instrument was acknowledged before me on this the 15th day of June, 2009, by ANNETTE DEUEL Meier, Manager, BOBBI PROPERITIES, SERIES LLC, on behalf of said company.

/s/ BOBBI B. GESSELL
Notary Public, State of Utah

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THIS INSTRUMENT WAS PREPARED BY/
AFTER RECORDING RETURN TO:

Barry L. Racusin, PC
State Bar No. 16451800 (Texas)
RACUSIN AND WAGNER, LLP
600 Woodway Tower
4900 Woodway
Houston, Texas 77056

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NOTE:            A POWER OF SALE HAS BEEN GRANTED IN THIS DEED OF TRUST/MORTGAGE A POWER OF SALE MAY ALLOW THE MORTGAGEE TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOlNG TO COURT IN A FORECLOSURE, ACTION UPON DEFAULT BY THE GRANTOR/MORTGAGOR UNDER THIS DEED OF TRUST/MORTGAGE IF SO ALLOWED BY APPLICABLE STATE LAW.

NOTE: THIS DEED OF TRUST COVERS AFTER ACQUIRED PROPERTY INTERESTS OF THE GRANTOR. THIS IS AN OPEN-END MORTGAGE.

MASTER DEED OF TRUST, MORTGAGE, ASSIGNMENT
OF PRODUCTION, SECURITY AGREEMENT AND
FINANCING STATEMENT
(Multi-State Oil and Gas Interests)

THE STATE OF OHIO	§
§
COUNTY OF MUSKINGUM	§

This MASTER DEED OF TRUST, MORTGAGE, ASSIGNMENT OF PRODUCTION, SECURITY AGREEMENT AND FINANCING STATEMENT (herein called the "Deed of Trust"), is executed as of June 15, 2009 (the "Effective Date"), from TRONCO OHIO, LLC, an Ohio Limited Liability Company, (herein called ‘'TOLLC"), whose address is 1583 South 1700 East, P.O. Box 1165, Vernal, Utah 84078, and MEIER PROPERTIES, SERIES LLC, a Utah Limited Liability Company, (herein called "MPS”); whose address is 2221 North 3250 W., P.O. Box 1165, Vernal, Utah 84078, to BARRY L. RACUSIN (herein called "Trustee"), whose address is 600 Woodway Tower, 4900 Woodway, Houston, TX 77056, for the benefit of ACF PROPERTY MANAGEMENT, INC., a California Corporation (as “Assignee” from FORTUNA ASSET MANAGEMENT, LLC,a California limited Liability Company) (‘'Lender” or “Beneficiary").

TOLLC and MPS collectively are “Grantor’' herein, and reference to Grantor shall mean said entities individually, jointly and/or severally, as the case may be, unless otherwise indicated herein below. Capitalized terms used herein not otherwise defined herein shall have the same meaning as said term is defined in the Loan Agreement herein below identified.

WITNESSETH:

That Grantor, and each of them, for a sufficient consideration received and acknowledged, do(es) hereby MORTGAGE, GRANT, BARGAIN, SELL, ASSIGN, TRANSFER and CONVEY unto Trustee and to Trustee's successors in this trust, the following described real and personal property, rights, titles, interests and estates (herein collectively called the "Covered Properties"),

GUARANTY

IN CONSIDERATION of credit and financial accommodations extended, to be extended or continued to TRONCO ENERGY CORPORATION, a Delaware corporation, hereinafter called "Borrower," by ACF PROPERTY MANAGEMENT, INC., a California corporation (as Assignee from FORTUNA ASSET MANAGEMENT, L.L.C.). hereinafter called "Lender" and for other good and valuable considerations, I, we, and each of us have jointly, severally and unconditionally guaranteed and do hereby jointly, severally and unconditionally guarantee to Lender, the payment and collection of each and every claim, demand, indebtedness, right or canse of action of every nature whatsoever against said Borrower now or hereafter existing, due or to become due to, or held by Lender as shown upon the accounts and business records of Lender to the extent of that one certain AMENDED AND RESTATED PROMISSORY NOTE of even date herewith in the amount of NINE MILLION TWO HUNDRED EIGHTY FOUR THOUSAND THREE HUNDRED SEVENTY EIGHT AND 34/100 DOLLARS ($9,284,378.34) (“Note"), together with interest as it may accrue and if this Guaranty is placed with an attorney for collection or if collected by suit or through any probate, bankruptcy, or other court, to pay all court costs and attorney's fees in the amount of $50,000.00 or such other amount as the court enforcing this Guaranty finds to be reasonable, customary and necessary, which the undersigned agree is a reasonable fee, together with any and all expenses incurred by Lender in enforcing this Guaranty. This is a continuing guaranty and all extensions of credit and financial accommodation concurrently herewith or hereafter made by Lender to Borrower shall be conclusively presumed to have been made in acceptance hereof, and this Guaranty shall continue in full force and effect for any and all renewals, extensions and/or modifications of the Note and/or indebtedness herein described.

All indebtedness of Borrower to the undersigned, whether now existing or hereafter arising (including indebtedness resulting from this Guaranty) is hereby assigned to Lender to the extent of the amount of this Guaranty as security for the payment of all liability or liabilities of Borrower to Lender. To the extent such indebtedness of Borrower is to the undersigned (whether now existing or hereafter arising) exceeds the amount of this Guaranty, such indebtedness is hereby subordinated to all liability or liabilities of Borrower to Lender.

The undersigned acknowledge and agree that possession of this Guaranty by Lender constitutes true and correct execution and actual and proper delivery of same to Lender and the undersigned waive notice of acceptance of this Guaranty and of any liability to which it applies or may apply, and waive presentment and demand for payment thereof, notice of dishonor or non-payment thereof, collection or instigation of suit or any other action by Lender in collection thereof including any notice of default in payment thereof or other notice to, or demand of payment therefore on, any party. Payment by the undersigned shall be made at the office of Lender at 12411 Ventura Blvd., Studio City, , Los Angeles, California.

Lender may, at its option, at any time without the consent of, or notice to the undersigned, without incurring responsibility to the undersigned, without impairing or releasing the obligations of the undersigned, upon or without any terms or conditions and in whole or in part, (1) change the manner, place or terms of payment or change or extend the time of payment of, renew, or alter any liability of Borrower hereby guaranteed, or any liabilities incurred directly or indirectly hereunder, and the guaranty herein made shall apply to the liabilities of the Borrower, changed, extended, renewed or altered in any manner, (2) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property at any time pledged or mortgaged to secure or securing the liabilities hereby guaranteed or any liabilities incurred directly or indirectly hereunder or any offset against any said liabilities, (3) exercise or refrain from exercising any rights against Borrower or others, or otherwise act or refrain from acting, (4) settle or compromise any liabilities hereby guaranteed or hereby incurred, and may subordinate the payment of ah or any part of such liabilities to the payment of any liabilities which may be due to Lender or others, and, (5) apply any sums paid, to any liability or liabilities of Borrower to Lender regardless of what liability or liabilities of Borrower to Lender remain unpaid. Lender may, at its option, without the consent of or notice to the undersigned, apply to the payment of the liability created by this Guaranty, at any time after such liability becomes payable, any monies, property, or other assets belonging to the undersigned in the possession, care, custody and control of Lender.

and the sole effect of revocation or termination shall be to exclude from this Guaranty liabilities thereafter arising which are unconnected with liabilities theretofore existing or transactions theretofore entered into.

The undersigned, if more than one, shall be jointly severally liable hereunder and the term "undersigned" shall mean the undersigned or any one or more of them. Any one signing this Guaranty shall be bound hereby, whether or not any other party signs this Guaranty or is released therefrom at any time. Any married woman who signs this Guaranty hereby expressly agrees that recourse may be had against her separate property for all her obligations under this Guaranty.

This Guaranty shall bind and inure to the benefit of the respective heirs, executors, administrators, successors and assigns of Lender and the undersigned. This Guaranty in the possession of the Lender will be presumed that same has been executed and delivered, by each of the undersigned for a valuable consideration.

This Guaranty may be executed in multiple original counterparts each being of equal weight and dignity.

This Guaranty is an addition to, and not in lieu of that certain GUARANTY dated August 10, 2007 executed and delivered by Troy Meier.

WITNESS our hands at Vernal, Uintah County, Utah, on this the 15 day of June, 2009.

/s/ G. TROY MEIER
G. TROY MEIER

SS# ###-##-####

UTAH
Drivers License #7542818

SUBSCRIBED AND SWORN TO BEFORE ME, by G. TROY MEIER on this the 15 day of June 2009.

/s/ Del R. Brady
NOTARY PUBLIC FOR
STATE OF UTAH

Commission Expires: 8/10/2009

/s/ ANNETTE DEUEL MEIER
ANNETTE DEUEL MEIER

ss# ###-##-####

UTAH
Drivers License # 12809850

SUBSCRIBED AND SWORN TO BEFORE ME, ANNETTE DEUEL MEIER on this the 15th day of June, 2009.

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GILBERT TROY MEIER TRUST
(as established under the REVOCABLE TRUST
AGREEMENT OF GILBERT TROY MEIER dated
October 28, 1999, as amended)

BY:	/s/ GILBERT TROY MEIER, TRUSTEE
GILBERT TROY MEIER, TRUSTEE

/s/ ANNETTE DEUEL MEIER, TRUSTEE
ANNETTE DEUEL MEIER, TRUSTEE

SUBSCRIBED AND SWORN TO BEFORE ME, by GILBERT TROY MEIER, TRUSTEE and ANNETTE DEUEL MEIER, TRUSTEE who signatures appear above on this the 15 day of June, 2009.

/s/ Del R. Brady
NOTARY PUBLIC FOR
STATE OF UTAH

Commission Expires: 8/10/2009

ANNETTE DEUEL MEIER TRUST
(as established under the REVOCABLE TRUST
AGREEMENT OF ANNETTE DEUEL MEIER dated October 28, 1999, as amended)

BY:	/s/ GILBERT TROY MEIER, TRUSTEE
GILBERT TROY MEIER, TRUSTEE

/s/ ANNETTE DEUEL MEIER, TRUSTEE
ANNETTE DEUEL MEIER, TRUSTEE

SUBSCRIBED AND SWORN TO BEFORE ME, GILBERT TROY MEIER, TRUSTEE and ANNETTE DEUEL MEIER, TRUSTEE who signatures appear above on this the 15th day of June, 2009.

/s/ Del R. Brady
NOT ARY PUBLIC FOR
STATE OF UTAH

Commission Expires 8/10/2009

MEIER MANAGEMENT COMPANY, LLC

BY:	/s/ ANNETTE DEUEL MEIER
ANNETTE DEUEL MEIER, MANAGER

SUBSCRIBED AND SWORN TO BEFORE ME, ANNETTE DEUEL MEIER, MANAGER who signatures appear above on this the 15th day of June, 2009.

SUPERIOR DRILLING PRODUCTS, LLC

BY:	/s/ ANNETTE D. MEIER
ANNETTE D. MEIER, MANAGER

SUBSCRIBED AND SWORN TO BEFORE ME, ANNETTE DEUEL MEIER MANAGER who signatures appear above on this the 15th day of June, 2009.

/s/ Del R. Brady
NOTARY PUBLIC FOR
STATE OF UTAH

Commission Expires 8/10/2009

THIRD AMENDMENT

TO

LOAN AGREEMENT

AUGUST 10, 2007

This THIRD AMENDMENT TO LOAN AGREEMENT (“Third Amendment”) is entered into on this ____ day of December, 2013 to be effective as of January 1, 2014 (“Effective Date”) by and between TRONCO ENERGY CORPORATION, a Delaware Corporation (“Borrower” or “Tronco”), PHILCO EXPLORATION, LLC, a Utah Limited Liability Company (“Philco” or “Subsidiary”) and ACF PROPERTY MANAGEMENT, INC., a California Corporation (“ACF”) or (“Lender”) (as “Assignee” from FORTUNA ASSET MANAGEMENT, LLC, a California Limited Liability Company (“Fortuna”)), hereby amending, modifying and supplementing that certain LOAN AGREEMENT dated August 10, 2007 (“Loan Agreement”), that certain FIRST AMENDMENT TO LOAN AGREEMENT AUGUST 10, 2007 dated December 10, 2007 (“First Amendment”), and that certain Second Amendment to Loan Agreement August 10, 2007 dated June 15, 2009 (the said Loan Agreement, First Amendment and Second Amendment hereinafter referred to as the “Current Loan Agreement”) upon the terms, conditions, stipulations and agreements as follows:

1.	The section of the Current Loan Agreement entitled RECITALS is hereby amended, modified and expanded by addition of the following, to wit:

“R. Borrower and Lender have agreed to modify the terms and conditions for payment of the Note, as set forth in that certain Second Amended and Restated Promissory Note in substantially the form attached hereto as Exhibit “A” (the “Current Note”).

S.           The principal amount due and owing on the Current Note as of the Effective Date is $6,888,092.28.”

NOW, THEREFORE, FOR VALUE RECEIVED, the sufficiency of which is acknowledged by the parties hereto, ACF, Borrower and Philco agree as follows:

A.	Section 1.3 entitled Promissory Note is hereby amended by inclusion of the following paragraph at the end of the existing Section 1.3, to wit:

“The previously made Advances shall be evidenced by the Current Note dated as of January 1, 2014 which shall constitute a renewal, modification and extension of all prior promissory notes, and shall be payable to the order of Lender, and providing interest on the outstanding principal balance as advanced, from time to time, at the rate of eleven percent (11%) per annum. Any accrued but unpaid interest from and after the date when due, at the option of Lender, shall be capitalized at the end of the month when such interest was due and shall be added to the principal balance of the Current Note, and such capitalized sum shall bear interest at the Default Rate provided in the Current Note.”

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B.	A new full paragraph shall be added to Section 1.4 denoted Collateral for Credit Facility prior to the last full paragraph which shall read as follows, to wit:

“In addition to the above collateral documents, the Current Note and the ACF Redemption Obligation, as defined in Section 2.3(F)(5)(a) below, shall be jointly and severally guaranteed by SDP and by Superior Design and Fabrication, LLC, a Utah limited liability company (“SDF”), (the “SDP and SDF Guarantors”), in substantially the form of such guaranty is attached hereto and labeled Exhibit “F” (the “Guaranty”). Said Guaranty shall be a continuous and ongoing obligation of the SDP AND SDF Guarantors until the Current Note and ACF Redemption Obligation are paid in full.”

C.	Section 1.8 denoted Term of Credit Facility is hereby amended, supplemented and modified to read as follows, to wit:

“By its execution hereof, Borrower has hereby elected to extend the maturity date of the Current Note to June 30, 2014 (the “Maturity Date”) and by its execution hereof, agrees to pay Lender the amount of $68,880.92 on or before January 25, 2014. As reflected in the Current Note, and provided that Borrower is not otherwise in default under the Current Note and/or any of the Loan Documents, Borrower shall have the unilateral right to further extend the Current Note beyond the Maturity Date of June 30, 2014 (each an “Extension”) as follows:

(a)          By providing written notice to Lender on or before June 1, 2014 of the desire to extend the Maturity Date, the new Maturity Date will be December 31, 2014; provided that, Borrower pays Lender an amount equal to 1.5% of the then outstanding principal balance as of June 15, 2014 on or before July 1, 2014.

(b)          By providing written notice to Lender on or before December 1, 2014 of the desire to extend the Maturity Date, the new Maturity Date will be June 30, 2015; provided that, Borrower pays Lender an amount equal to 2% of the then outstanding principal balance as of December 15, 2014 on or before January 25, 2015.

(c)          By providing written notice to Lender on or before June 1, 2015 of the desire to extend the Maturity Date, the new Maturity Date will be December 31, 2015; provided that, Borrower pays Lender an amount equal to 2.5% of the then outstanding principal balance as of June 15, 2015 on or before July 1, 2015.

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All of the foregoing Extension payments shall be hereinafter referred to as “Extension Fees”.

Notwithstanding the above, the Current Note and the Loan shall become immediately due and payable in the event any shareholder of Borrower, SDP or SDF owning 10% or more of the outstanding Common Stock of Borrower, SDP or SDF, respectively (other than the Lender) sells, transfers and/or conveys any shares of the common stock of Borrower, SDP or SDF held in the name of such shareholder, either directly or indirectly, to a third party purchaser (not already an existing shareholder of Borrower, SDP or SDF) unless the Borrower, SDP or SDF has obtained the prior written consent of the Lender to such proposed transaction.”

D.	Section 2.1 denoted Principal Payments is hereby amended, supplemented and modified to read as follows, to wit:

“The Principal due under the Current Note (together with any accrued interest thereon) shall be due and payable as follows:

(a)          Monthly payments of principal and accrued interest in the amount of $83,150.85 commencing on February 1, 2014 and on the first day of each succeeding month thereafter until the Note is fully repaid (“Monthly Payments”); and

(b)          For such time as this Note remains unpaid, quarterly payments (i) on or before April 30 for the time period of January 1 through March 31; (ii) on or before July 31 for the time period of April 1 through June 30; (iii) on or before October 31 for the time period of July 1 through September 30; and (iv) on or before January 31 of the following year for the time period of October 1 through December 31, (commencing with 2014 and thereafter) equal to 33% of the Free Cash Flow as defined below, less the amount of Monthly Payments during such time period; provided, however, if such number is negative, then no payment shall be due for such time period under this provision. Whether or not any payments are due under this provision, Borrower SDP or SDF shall provide an accounting of the calculation thereof on or before the last date of the succeeding month;

(c)          All remaining principal and accrued but unpaid interest due under the Current Note shall be due and payable on June 30, 2014 (the “Initial Maturity Date”) except to the extent such Initial Maturity Date is extended as per the provisions set forth in the Current Note.

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(d)          If at the end of each Extension year as per the provisions set forth hereinbelow, Borrower has not reduced the principal balance of this Note by at least $500,000.00, Borrower shall make an additional payment equal to $500,000.00 less the difference between such current Extension year’s beginning and ending principal balance by January 15 following the end of such Extension year.

(e)          If Borrower fully repays all outstanding principal and accrued but unpaid interest due under this Note on or before December 31, 2014, then Borrower also shall pay Lender an additional amount of one percent (1%) of the outstanding principal balance of the Note as of January 1, 2014 unless Borrower has timely paid the Extension Fee provided in Section 1.8 (a) hereof in which instance the 1% Additional Payment Fee is waived. If Borrower does not fully repay the Note until sometime between January 1, 2015 and December 31, 2015, Borrower also shall pay Lender two percent (2%) of the then outstanding principal balance of the Note as of January 1, 2015 unless Borrower has timely paid both the Extension Fees set forth in Section 1.8 (b) and (c) hereof in which instance the 2% Additional Payment Fee is waived . All of such payments shall be referred to herein as the “Additional Payment Fees.”

The term “Indebtedness” shall mean the sum of the principal balance of the Current Note, all unpaid interest accruing on the Current Note, and all other amounts due under the Current Note, including the Additional Payment Fees.

The term “EBITDA” shall mean the combined earnings before interest, taxes, depreciation and amortization of SDP and SDF calculated in accordance with the United States GAAP.”

The term “Free Cash Flow” as defined herein shall mean 33% of the combined quarterly EBITDA of SDP and SDF.

E.           Section 2.3 denoted CONVERTIBLE DEBENTURE(S) and/or PERPETUAL WARRANT and EQUITY MATTERS subsection (F)(5) is hereby deleted in its entirety and substituted therefore is the following:

“(a)          Upon full and complete payment of all Indebtedness, the Borrower shall simultaneously redeem all of the ACF Shares from ACF (or the designee holding the ACF Shares, the “ACF Shareholder(s)”) then owned by the ACF Shareholders (the “ACF Redemption Obligation”). Said ACF Redemption Obligation shall be effectuated as follows:

(i)           Subject to Section 2.3(c), Borrower shall pay ACF an amount equal to the greater of: (1) the Agreed Value Per Share as defined in subsection (b) below multiplied by 200,000, or (2) the Floor Value Per Share as defined in subsection (b) below multiplied by 200,000 (the “Purchase Price”).

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(ii)         The Purchase Price to be paid to the ACF Shareholder(s) for the ACF Shares being redeemed pursuant to the ACF Redemption Obligation shall be paid in full in cash at Closing as defined below.

(b)          For the purposes of this subsection (5) the following definitions shall control:

(i)          “Agreed Value Per Share” means the fair market value as mutually agreed upon between the selling ACF Shareholder(s) and the Borrower. In the event that the selling ACF Shareholder(s) and the Borrower do not agree within thirty (30) days, the selling ACF Shareholder(s) and the Borrower shall designate an appraiser (the “Appraiser”) to determine the Agreed Value Per Share. Such Appraiser shall be designated within ten (10) days following the expiration of such thirty (30) day period. If the Borrower and the selling ACF Shareholder(s) cannot agree on an Appraiser within such ten (10) day period, the Borrower shall contact the American Arbitration Association (the “AAA”) who shall, after meeting with the Borrower and the selling ACF Shareholder(s) and pursuant to reasonable judgment and its rules of Arbitration, appoint the Appraiser (all at Borrower’s expense). The Appraiser shall submit its determination of the Agreed Value Per Share to the Borrower and to the selling ACF Shareholder(s) within thirty (30) days after the date of its selection. The determination by the Appraiser shall not take into account either majority or minority status as a shareholder but shall value the Borrower as a whole and determine the value of each share issued by the Borrower without consideration of majority or minority status, corporate control, insider or outsider ownership issues, etc. The determination of the Agreed Value Per Share in accordance with the foregoing procedure shall be final and binding upon the Borrower and the selling ACF Shareholder(s). The Appraiser selected pursuant to the provisions of this Section shall be a qualified person with prior experience in appraising businesses comparable to the business of the Borrower and shall not be an affiliate of or an interested person with respect to the Borrower or any shareholder of the Borrower including any ACF Shareholder(s). In determining the Agreed Value Per Share the Appraiser shall not take into account any insurance maintained on the lives of any shareholder, officer or director of the Borrower.

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(ii)         “Floor Value Per Share” means such value per share that the ACF Shareholder(s) on a per share basis shall receive, being an amount of not less than sixteen percent (16%) per annum profit on the principal amounts advanced under the Current Note and pursuant to the Loan, including all payments of interest and investment banking fees on the Loan, but excluding all extension, renewal and/or reinstatement fees for the time period commencing on the Third Amendment Effective Date and ending when all principal and interest due on the Current Note and the Loan are paid in full.

(iii)        “Closing” means the date when the Borrower has wire transferred or otherwise paid the Lender and the ACF Shareholder(s) all Indebtedness and the Purchase Price, and the Lender and/or the ACF Shareholder(s) has transferred and delivered to Borrower or its designee: (i) good and marketable title to the ACF Shares free and clear of all liens and encumbrances, and (ii) all Loan Documents, and all collateral held by Lender to collateralize the Indebtedness and the ACF Redemption Obligation.

(c)          Upon the Maturity Date, the Borrower and Lender shall utilize their commercially reasonable best efforts to cause the Closing to occur on a timely basis, and Borrower shall pay Lender and the ACF Shareholder(s), respectively all Indebtedness and the Purchase Price. The Purchase Price to be paid by Borrower to the ACF Shareholder(s) at Closing shall be the Floor Value Per Share multiplied by 200,000 and the Closing shall occur. Such payment shall not preclude Lender and/or the ACF Shareholder(s) from seeking additional payment on the ACF Shares for the difference, if any, between the Agreed Value Per Share and the Floor Value Per Share to the extent Lender and/or the ACF Shareholder(s) are able to show the Agreed Value Per Share exceeds the Floor Value Per Share; provided, that Lender and/or the ACF Shareholder(s) initiates such claim within ninety (90) days after the Closing.

(d)          All collateral securing the Current Note and the Loan will remain as security for Borrower’s obligation under this Section and shall not be released or discharged until the ACF Shareholders have been paid the Purchase Price specified in Section 2.3 (c) hereinabove.

F.	(Deliberately Omitted)

G.          Section 3.1 denoted Resolution is hereby amended and supplemented to read as follows, to wit:

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“I.	Further, Lender shall receive from SDP a certificate of its secretary, assistant secretary, manager, general partner, or other appropriate officer as is applicable, as to:

(a)          Resolutions of its Board of Directors or Managers, as the case may be, been in full force and effect authorizing the execution, delivery and performance of the Guaranty to be executed by it and the incumbency and signature of those of its officers and/or managers authorized to act with respect to the Current Note and Third Amendment, if applicable.

J.	Further, Lender shall receive from SDF a certificate of its secretary, assistant secretary, manager, general partner, or other appropriate officer as is applicable, as to:

(a)	Resolutions of its Board of Directors or Managers, as the case may be, been in full force and effect authorizing the execution, delivery and performance of the Guaranty to be executed by it and the incumbency and signature of those of its officers and/or managers authorized to act with respect to the Current Note and Third Amendment, if applicable.”

H.           Section 3.2 denoted Delivery of Note is hereby amended and modified to read as follows, to wit:

“Lender shall have received the Current Note, duly executed and delivered by Borrower.”

I.           Section 4.1 denoted Organization, etc. is hereby amended and supplemented as follows, to wit:

“G. SDF, is a limited liability company validly organized and existing in good standing under the laws of the State of Utah and is duly qualified to do business in all other jurisdictions where the nature of its business requires such qualifications, has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its obligations under the Guaranty to be executed by SDF as set forth in Section 1.4 above.”

J.           Section 4.2 denoted Due Authorization, Non-Contravention, etc. is hereby amended and supplemented as follows, to wit:

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“G. SDP has the full power, right and capacity to enter into and perform under the Guaranty to which it is a party. The execution, delivery and performance by SDP of the Guaranty and each of the Loan Documents, executed or to be executed by it, and the execution, delivery and performance by each other obligor of each Loan Document executed or to be executed by it, respectively are within SDP’s and each other obligor's company, corporate or partnership powers, respectively, have been duly authorized by all necessary corporate action (as applicable), and do not (a) contravene SDP’s or any such obligor's organizational document(s), (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting SDP or any such obligor (if applicable), (c) result in or require the creation or imposition of any lien on any other obligor's properties, or (d) require the consent or approval of any other person or entity.

H.	SDF has the full power, right and capacity to enter into and perform under the Guaranty to which it is a party. The execution, delivery and performance by SDF of the Guaranty and each of the Loan Documents, executed or to be executed by it, and the execution, delivery and performance by each other obligor of each Loan Document executed or to be executed by it, respectively are within SDF’s and each other obligor's company, corporate or partnership powers, respectively, have been duly authorized by all necessary corporate action (as applicable), and do not (a) contravene SDF’s or any such obligor's organizational document(s), (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting SDF or any such obligor (if applicable), (c) result in or require the creation or imposition of any lien on any other obligor's properties, or (d) require the consent or approval of any other person or entity.”

All of the terms, conditions, agreements, covenants, obligations, stipulations and provisions set forth in the Current Loan Agreement not otherwise amended directly by this Third Amendment, shall remain in full force and effect. All capitalized terms used in this Third Amendment shall have the same meaning as set forth in the Current Loan Agreement unless otherwise specifically defined herein.

This Third Amendment may be executed in multiple original counterparts each being of equal weight and dignity. Facsimile signed copies of this Third Amendment shall be deemed of equal and weight and dignity as an original signed copy of this Third Amendment.

Executed as of Effective Date indicated hereinabove.

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“Borrower”:

TRONCO ENERGY CORPORATION

By:	/s/ Troy Meier
G. Troy Meier, President

PHILCO EXPLORATION, L.L.C.

By:	/s/ Troy Meier
G. Troy Meier, Manager

Each of the undersigned hereby execute this Third Amendment for the purposes of acknowledgment of the undersigned’s obligations arising by, through and under this Third Amendment as set forth hereinabove.

SUPERIOR DRILLING PRODUCTS, LLC

By:	/s/ Annette Meier
Annette D. Meier, Manager

MEIER MANAGEMENT COMPANY, LLC

By:	/s/ Annette Meier
Annette D. Meier, Manager

MEIER FAMILY HOLDING COMPANY, LLC

By:	/s/ Annette Meier
Annette D. Meier, Member

MEIER PROPERTIES, SERIES, LLC

By:	/s/ Annette Meier
Annette D. Meier, Member

9

ANNETTE DEUEL MEIER TRUST
(as established under the REVOCABLE TRUST AGREEMENT OF ANNETTE DEUEL MEIER dated October 28, 1999, as amended)

By:	/s/ Troy Meier
Gilbert Troy Meier, Trustee

By:	/s/ Annette Meier
Annette Deuel Meier, Trustee

GILBERT TROY MEIER TRUST
(as established under the REVOCABLE TRUST AGREEMENT OF GILBERT TROY MEIER dated October 28, 1999, as amended)

By:	/s/ Annette Meier
Annette Deuel Meier, Trustee

By:	/s/ Troy Meier
Gilbert Troy Meier, Trustee

TRONCO OHIO, LLC

By:	/s/ Troy Meier
G. Troy Meier, President of Tronco Energy
Corp., Sole Member

SUPERIOR DESIGN AND FABRICATION, LLC

By:	/s/ Annette Meier
Annette D. Meier, Manager

“LENDER”:

ACF PROPERTY MANAGEMENT, INC.

By:	/s/ Alan C. Fox
Alan C. Fox, President

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EXHIBIT A

CURRENT NOTE

(see attachment)

11

SECOND AMENDED AND RESTATED

PROMISSORY NOTE

Salt Lake City, Utah

$6,888,092.28	January 1, 2014

TRONCO ENERGY CORPORATION, a Delaware corporation, (“Maker”) for value received, promises and agrees to pay to the order of ACF PROPERTY MANAGEMENT, INC., a California corporation (“ACF”) (as Assignee from FORTUNA ASSET MANAGEMENT, L.L.C.) (“FAM”)) or Assigns (herein called “Lender” which term shall herein in every instance refer to the owner or holder of this Note), at 12411 Ventura Blvd., Studio City, California 91604, or at such other place as Lender may hereafter designate in writing, in lawful money of the United States of America, the principal sum of SIX MILLION EIGHT HUNDRED EIGHTY EIGHT THOUSAND NINETY TWO AND 28/100 DOLLARS ($6,888,092.28) (the “Loan”), or so much thereof as may be outstanding from time to time under the terms and limitations of the Loan Agreement dated August 10, 2007 between FAM, Maker and Philco Exploration, LLC, as amended by that certain First Amendment to Loan Agreement August 10, 2007 dated December 10, 2007 (“First Amendment”); and as further amended by the Second Amendment to Loan Agreement August 10, 2007 dated June 15, 2009 (“Second Amendment”); and as further amended by the Third Amendment to Loan Agreement August 10, 2007 dated December __, 2013 (the “Third Amendment”) (collectively, the “Agreement”), together with interest accruing during the term hereof on the principal balance from time to time outstanding until paid, at an annual rate of eleven percent (11%) per annum. All defined terms contained herein shall have the same meaning as contained in the Agreement except where otherwise specifically provided herein. Interest shall be calculated on the average daily outstanding principal balance. Upon Maturity (defined hereinbelow) or upon an Event of Default (defined hereinbelow) by Maker, the principal balance hereof and all accrued but unpaid interest shall bear interest at the rate of twenty-three percent (23%) per annum (“Default Rate”).

From and after the date hereof, the outstanding principal balance of this Note and the Loan described in the Agreement is and shall be a fixed term loan and no further advances will be made under the terms of this Note or under the terms of the Agreement, provided however additional sums may be added to the principal balance of this Note, from time to time, as provided for hereinbelow.

The principal of this Note has been fully advanced to the Maker hereof prior to the date hereof.

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Maker shall pay accrued interest at the rate specified hereinabove and calculated as specified hereinabove monthly, in arrears, commencing on the first (1st) day of the month after the date of this Note and continuing regularly thereafter on the first (1st) day of each succeeding month until Maturity.

Maker shall repay the outstanding principal balance due (together with accrued interest thereon) under this Note as follows,

(1)	Monthly payments of principal and accrued interest in the amount of $83,150.85 commencing on February 1, 2014 and on the first day of each succeeding month thereafter until the Note is fully repaid (“Monthly Payments”).

(2)	For such time as this Note remains unpaid, quarterly payments (i) on or before April 30 for the time period of January 1 through March 31; (ii) on or before July 31 for the time period of April 1 through June 30; (iii) on or before October 31 for the time period of July 1 through September 30; and (iv) on or before January 31 of the following year for the time period of October 1 through December 31 (commencing 2014 and thereafter), equal to 33% of the Free Cash Flow (as defined below) less the amount of Monthly Payments during such time period; provided, however, if such number is negative, then no payment shall be due for such time period under this provision. Whether or not any payments are due under this provision, Maker shall provide an accounting of the calculation thereof on or before the last date of the succeeding month.

(3)	All remaining principal and accrued but unpaid interest shall be due and payable on June 30, 2014 (the “Initial Maturity Date”) except to the extent such Initial Maturity Date is extended as per the provisions set forth hereinbelow.

(4)	If at the end of each Extension year as per the provisions set forth hereinbelow, Maker has not reduced the principal balance of this Note by at least $500,000.00, Maker shall make an additional payment equal to $500,000.00 less the difference between such current Extension year’s beginning and ending principal balance by January 15 following the end of such Extension year.

(5)	If Borrower fully repays all outstanding principal and accrued but unpaid interest due under this Note on or before December 31, 2014, then Borrower also shall pay Lender an additional amount of one percent (1%) of the outstanding principal balance of the Note as of January 1, 2014 unless Borrower has timely paid the First Extension fee as set forth below in which instance the 1% Additional Payment Fee is waived. If Borrower does not fully repay the Note until sometime between January 1, 2015 and December 31, 2015, Borrower also shall pay Lender two percent (2%) of the then outstanding principal balance of the Note as of January 1, 2015 unless Borrower has timely paid both the Second Extension Fee and the Third Extension Fee as set forth below in which instance the 2% Additional Payment Fee is waived. All of such payments shall be referred to herein as the “Additional Payment Fees”.

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All payments made by Borrower shall be applied in the following order:

(1)	All outstanding fees and expenses due under this Note, the Agreement or any other Loan Document;

(2)	All accrued and unpaid interest; and

(3)	All outstanding and unpaid principal on the Note.

The principal balance of his Note, all accrued but unpaid interest, and all other amounts due under this Note, including the Additional Payment Fees (collectively the Indebtedness”), may be prepaid at any time from and after the date of this Note, either in whole or in part, without penalty. Further, Maker shall apply any proceeds received, directly or indirectly, by Maker or any of its affiliates, subsidiaries or shareholders to the principal balance due under this Note, up to full repayment of the Indebtedness from (i) the sale of any assets of Maker, Philco or any other subsidiary (including Tronco Ohio, LLC) and/or (ii) the consummation of that certain initial public offering whereby a portion of Superior Drilling Products, LLC’s (or any other affiliate of Superior Drilling Products, LLC) (collectively the “Corporation”) consummates an initial public offering, whereby its securities are publicly registered on a recognized United States national securities exchange and sold to various Persons in an amount of $25,000,000 or more (the “IPO”). For the purposes hereof, any prepayments upon the Indebtedness shall be applied in the manner and order as provided for in Section 2.4 of the Agreement.

Pursuant to the Third Amendment, Maker is entitled to extend the Initial Maturity Date of this Note by up to three (3) additional six (6) month periods (each an “Extension”) beginning on the Initial Maturity Date upon Maker’s giving written notice to Lender of at least thirty (30) days prior to the date of each Extension as follows:

(a)     if Maker elects to so extend the Initial Maturity Date (“First Extension”) of this Note to December 31, 2014 and gives Lender written notice thereof on or before June 1, 2014, the payment by Maker to Lender for such First Extension shall be equal to 1.5% of the then outstanding principal balance due upon this Note as of June 15, 2014, with payment of said 1.5% fee to be paid on or before July 1, 2014;

(b)     if Maker elects to extend the Maturity Date of this Note for a second additional six (6) month period to June 30, 2015 (“Second Extension”) and gives Lender written notice thereof by December 1, 2014, the payment by Maker to Lender for such Second Extension shall be equal to 2% of the then outstanding principal balance due upon this Note as of December 15, 2014, with payment of said 2% fee to be paid on or before January 25, 2015; and

(c)     if Maker elects to extend the Maturity Date of this Note for a third additional six (6) month period to December 31, 2015 (“Third Extension”) and gives Lender written notice thereof by June 1, 2015, the payment by Maker to Lender for such Third Extension shall be equal to 2.5% of the then outstanding principal balance due upon this Note as of June 15, 2015, with payment of said 2.5% fee to be paid on or before July 1, 2015.

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All of the foregoing Extension payments shall be hereinafter referred to as “Extension Fees”.

The rights of Maker herein to so extend shall be only exercisable by Maker in the event Maker is not otherwise in default under the terms of this Note, any Loan Document or of the Agreement at the time such written notice to extend is given.

The term “EBITDA” shall mean the combined earnings before interest, taxes, depreciation and amortization of Superior Drilling Products, LLC and Superior Design and Fabrication, LLC calculated in accordance with the United States GAAP.

The term “Free Cash Flow” as defined herein shall mean 33% of the combined quarterly EBITDA of Superior Drilling Products, LLC and Superior Design and Fabrications, LLC.

The term “Maturity” or “Maturity Date” of the Note shall be the date upon which each permitted Extension ends if Maker chooses not to elect to extend for the permitted additional six (6) month period according to the terms provided hereinabove or the date upon which the last permitted Extension ends.

TIME IS OF THE ESSENCE IN REGARDS TO MAKER’S PAYMENT OBLIGATIONS HEREUNDER.

Notwithstanding the above, Lender reserves the right hereunder to declare this Note due and payable in full at any time prior to Maturity if Maker or the Corporation consummates an IPO. In such event, the Indebtedness shall be immediately due and payable no later than two (2) business days after the date that Maker or the Corporation, as the case may be, receives funding from such IPO.

Additionally, and not in lieu of the above, the Indebtedness shall become immediately due and payable , in the event any shareholder of Maker, SDP and/or SDF owning 10% or more of the outstanding common stock of Maker, SDP and/or SDF (other than the Lender) sells, transfers and/or conveys any shares of the common stock of Maker, SDP and/or SDF) held in the name of such shareholder, either directly or indirectly, to a third party person (not already an existing shareholder of Maker, SDP and/or SDF, or an affiliate thereof or not directly or indirectly owned by Troy Meier and/or Annette Meier), unless the Maker, SDP and/or SDF has obtained the prior written consent of the Lender to such proposed transaction.

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If a payment on this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State of California on which day Lender is not open for business, such payment shall be made on the next succeeding business day of Lender, unless the effect of such extension would be to carry the payment over to the next calendar month, in which case such payment shall be due on the preceding business day of Lender, and such extension or reduction of time shall in such case be included in computing interest in connection with such payment. All sums required to paid hereunder shall be applied first to any sums expended by Lender to preserve or protect the collateral securing this Note (including advances, if any, made to pay the taxes thereon), then to any reasonable attorneys’ fees incurred by Lender in enforcing the provision of this Note or any document securing same, if any, then to accrued interest and then to principal, except that Maker may prepay any principal amount prior to its due date. Provided however, if at any time Lender receives, from Maker or otherwise, any amount applicable to the Loan which is less than all amounts due and payable at such time, Lender may apply that payment to amounts then due and payable in any manner and in any order determined by Lender, in Lender’s discretion. Maker agrees that neither Lender’s acceptance of a payment from Maker in an amount that is less than all amounts then due and payable nor Lender’s application of such payment shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction.

To the extent permitted by applicable law, if any monthly installment due hereunder is not received by Lender on or before the 5th day of each month or if any other amount payable under this Note, the Deed(s) of Trust or any other Loan Document is not received by Lender within 5 days after the date such amount is due, counting from and including the date such amount is due, Maker shall pay to Lender, immediately and without demand by Lender, a late charge equal to five percent (5%) of such monthly installment or other amount due. Maker acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan evidenced by this Note, and that it is extremely difficult and impractical to determine those additional expenses. Maker agrees that the late charge payable pursuant to this Paragraph represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional expenses Lender will incur by reason of such late payment. The late charge is payable in addition to, and not in lieu of, any interest payable at the Default Rate as set forth above.

Any accrued but unpaid interest from and after the date when due upon this Note, at the option of Lender, shall be capitalized at the end of the month when such interest is due and shall be added to the principal balance of this Note and such capitalized sum shall bear interest in accordance with the terms of this Note at the Default Rate provided for hereinabove from the date when such sum was originally due and payable hereunder.

Maker agrees to pay an effective rate of interest equal to the sum of the interest rate provided for in this Note and any additional rate of interest resulting from any other charges of interest or in the nature of interest paid or to be paid in connection with the Loan and any other fees or amounts to be paid by Maker pursuant to any of the other Loan Documents. Neither this Note nor any of the other Loan Documents shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate greater than the maximum interest rate permitted to be charged under applicable law. If any applicable law limiting the amount of interest or other charges permitted to be collected from Maker in connection with the Loan is interpreted so that any interest or other charge provided for in any Loan Document, whether considered separately or together with other charges provided for in any other Loan Document, violates that law, and Maker is entitled to the benefit of that law, that interest or charge is hereby reduced to the extent necessary to eliminate that violation. The amounts, if any, previously paid to Lender in excess of the permitted amounts shall be applied by Lender to reduce the unpaid principal balance of this Note. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Maker has been violated, all indebtedness that constitutes interest, as well as other charges made in connection with the indebtedness that constitute interest, shall be deemed to be allocated and spread ratably over the stated term of the Note. Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of this Note.

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If an “Event of Default” (as defined below) be made in the performance of Maker under this Note, then the Lender may, at Lender’s option, declare the entire unpaid principal hereof and all accrued interest on this Note immediately due and payable without additional notice, demand or presentment, all of which are hereby waived, and upon such Lender hereof shall have the right to foreclosure or otherwise enforce all liens or security interest securing payment hereof, or any part hereof, and offset against this Note any sum or sums owed by the Lender to Maker. Failure of the Lender to exercise this option shall not constitute a waiver of the right to exercise the same upon the occurrence of a subsequent “Event of Default”.

For purposes hereof, an “Event of Default” shall mean:

(1)	the failure by Maker to perform any obligation to pay principal or interest when due under the Note after receipt of written notice of such failure to pay and after the expiration of a five (5) day grace period,

(2)	the failure by Maker or any other obligor to perform any other obligation or to pay any other sum when due under the terms of the Note, each Master Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement (Multi-State Oil and Gas Interests) (the “Deed(s) of Trust”), the Meier Family, L.P. D/T, the Security Agreement/Pledge Agreement(s), the Debenture(s), the SECURITY AGREEMENT-PLEDGE(S), (and/or Owner’s Consent(s) to Pledge), the Life Insurance Agreement, the Agreement, as amended, and any other Loan Document, or

(3)	Maker’s, SDP’s and/or SDF’s assignment for the benefit of creditors or becoming the subject of any voluntary of involuntary bankruptcy proceeding,

(4)	The filing of any bankruptcy proceeding, either voluntary or involuntary by or against any Guarantor of this Note as same are described in the Agreement, as amended.

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Except as otherwise provided hereinabove, Maker and each surety, guarantor endorser and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive presentment and demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to accelerate, notice of intent to demand, diligence in collecting, and grace, and consent to all extensions without notice for any period or periods of time and partial payments, before or after Maturity, without prejudice to the Lender. The Lender shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice of any other party, and to grant any such party an extensions of time for payment of any of said indebtedness, or to release part or all of the collateral securing this Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

If the Lender expends any effort in any attempt to enforce payment of all or any part or installment of any sum, either principal and/or interest, due and the Lender, or if this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Maker agrees to pay all reasonable collection costs and fees incurred by the Lender, including reasonable attorney’s fees and expenses.

This Note is made and is deemed performable at 12411 Ventura Blvd., Studio City, Los Angeles County, California 91604, and Maker and each surety, guarantor, endorser and other party ever liable for payment of any sums of money on this Note, jointly and severally waive the right to be sued hereon elsewhere. This Note shall be governed by and construed in accordance with the laws of the State of Utah.

Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by the Lender and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the Lender except to the extent that actual cash proceeds of such instruments are unconditionally received by the Lender and applied to this indebtedness in the manner elsewhere herein provided.

It is the intention of the parties to comply strictly with applicable usury laws of the State of Utah, if any; accordingly, notwithstanding any provision to the contrary in this Note or in any of the documents securing the payment hereof or otherwise relating hereto, in no event shall this Note or such documents require or permit the payment, taking, reserving, receiving, collection or charging of any sums constituting interest under applicable laws which exceed the maximum amount permitted by such laws. If any such excess interest is called for, contracted for, charged, taken reserved or received in connection with the loan evidenced by this Note or in any of the documents securing the payment hereof or otherwise relating hereto, or in any communication by Lender or any other person to Marker or any other person, or in the event all or part of the principal or interest hereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstances whatsoever the amount of interest contracted for, charged, taken, reserved, or received on the amount of principal actually outstanding from time to time under this Note shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event it is agreed as follows: (i) the provisions of this paragraph shall govern and control, (ii) neither the Maker nor any other person or entity now or hereafter liable for the payment of this Note shall be obligated to pay the amount of interest permitted by applicable laws, (iii) any such excess which is or has been received notwithstanding this paragraph shall be credited against the then unpaid principal balance hereof or, if this Note has been or would be paid in full by such credit, refunded to Maker, and (iv) the provision of this Note and the document securing the payment hereof and otherwise relating hereto, and any communication to Maker, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the maximum lawful rate allowed under applicable laws as now or hereafter construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, collected, taken, reserved, or received. The terms of this paragraph shall be deemed to be incorporated in every Loan Document, and any communication relating to this Note and the Loan.

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This Note is secured by the following, to wit:

1.	Deed(s) of Trust dated August 10, 2007 from Maker and/or Philco Exploration, LLC to Barry L. Racusin, Trustee for the benefit of Lender filed of record under Uintah County Recorder No. 2007009552, over and upon various oil and gas lease(s) and/or other mineral interest(s), now owned and/or hereafter acquired in Utah (“Leases”), all as more fully described therein;

2.	Deed of Trust dated August 17, 2007 from the Meier Family Limited Partnership (“Meier Family, L.P.”) to Advance(d) Title Company, Inc. as Trustee, filed of record under Uintah County Recorder No. 2007009529 (“the Meier Family, L.P. D/T”) over and upon certain real property interest described as follows, to wit:

A.	05-132-0134

Lot 1, ROPER'S INDUSTRIAL PARK, a Planned Unit Development, according to the official plat thereof on file in the office of the Recorder, Uintah County, Utah together with a 25% interest in1700 East Circle Street.

B.	05-132-0135

Lot 2, ROPER’S INDUSTRIAL PARK, a Planned Unit Development, according to the official plat thereof on file in the office of the Recorder, Uintah County, Utah Together with a 25% interest 1700 East Circle Street.

C.	05-132-0136

Lot 3, ROPER’S INDUSTRIAL PARK, a Planned Unit Development, according to the official plat thereof on file in the office of the Recorder, Uintah County, Utah Together with a 25% interest 1700 East Circle Street.

D.	05-132-0137

Lot 4, ROPER’S INDUSTRIAL PARK, a Planned Unit Development, according to the official plat thereof on file in the office of the Recorder, Uintah County, Utah Together with a 25% interest 1700 East Circle Street.

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The Real Property or its address (subsections 1, 2, 3 and 4 above) is commonly known as 1545/1583/1586/1540 South 1700 East Circle, Vernal, Utah 84078.

E.	Lots 15 & 16 of Brooklane Subdivision, being a part of Section 31, Township 4 South, Range 22 East, Salt Lake Meridian, being the same property as described in that certain WARRANTY DEED filed of record under Uintah County Recorder Entry No. 2007008500 (Book 1044, Page 378).

3.	That certain Security Agreement/Pledge Agreement(s) dated August 10, 2007 between FAM, Maker and/or Philco Exploration, LLC, as the case may be, covering the Reserve Account as required pursuant to Section 1.7 of the Agreement.

4.	Deed(s) of Trust from Maker and/ Philco to Barry L. Racusin, Trustee over and upon various oil and gas interests in the State of Ohio in the following counties as specified, to wit:

A.	In Ashtabula County, under that certain Deed of Trust filed of record under Ashtabula County Recorder No. 200700016657 on the 13th day of December 2007.
B.	In Portage County under that certain Deed of Trust filed of record under Portage County Recorder No. 200726836 on the 13th day of December 2007.
C.	In Stark County under that certain Deed of Trust filed of record under Stark County Recorder No. 200712130064969 on the 13th day of December 2007.
D.	In Muskingum County under that certain Deed of Trust filed of record under Muskingum County Recorder No. 200700018268 on the 14th day of December 2007.
E.	In Licking County under that certain Deed of Trust filed of recorded under Licking County Recorder No. 200806040012968 on the 4th day of June 2008.

5.	SECURITY AGREEMENT-PLEDGE(S) of 100 percent (100%) of the membership interest in and to:

A.	Superior Drilling Products, LLC by its constituent members, Meier Management Company, LLC and Meier Family Holding Company, LLC dated June 15, 2009; and

B.	Superior Design and Fabrication, LLC (SDF) by its member, Meier Management Company, LLC dated as of the same date as this Note.

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This Note is given in reinstatement, renewal and extension of that certain Amended and Restated Promissory Note dated June 15, 2009 from Maker to FAM in the original principal amount of $9,284,378.34 (“Prior Note”), said Prior Note being secured by various collateral including the Deed(s) of Trust hereinabove described which Deed(s) of Trust liens are hereby expressly acknowledged by Maker hereof to be valid and subsisting liens on and against the properties therein described, and is expressly agreed that the said Deed(s) of Trust liens are hereby, renewed, extended and continued in full force and effect to secure the payment of this Note. Borrower had repaid an amount equal to $2,396,286.06 of the principal balance of the Prior Note as of the date hereof, which provides for a remaining principal balance of this Note equal to $6,888,092.28.

This Note is dated as of the date set forth first above. In the event of a conflict between this Note and the Agreement, as amended, the terms of the Agreement, as amended, shall be deemed controlling.

NOTICE OF NO ORAL AGREEMENTS. THIS DOCUMENT AND ALL OTHER LOAN DOCUMENTS RELATING TO THIS LOAN OR REFERRED TO ABOVE TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THIS LOAN.

TRONCO ENERGY CORPORATION

By:	/s/ Troy Meier
G. Troy Meier, President

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EXHIBIT F

GUARANTY

(see attachment)

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GUARANTY

IN CONSIDERATION of credit and financial accommodations extended, to be extended or continued to TRONCO ENERGY CORPORATION, a Delaware corporation, hereinafter called "Borrower," by ACF PROPERTY MANAGEMENT, INC., a California corporation (as Assignee from FORTUNA ASSET MANAGEMENT, L.L.C.). hereinafter called "Lender" and for other good and valuable considerations, I, we, and each of us have jointly, severally and unconditionally guaranteed and do hereby jointly, severally and unconditionally guarantee to Lender, the payment and collection of each and every claim, demand, indebtedness, right or cause of action of every nature whatsoever against said Borrower now or hereafter existing, due or to become due to, or held by Lender as shown upon the accounts and business records of Lender as to all sums due and owing on that certain SECOND AMENDED AND RESTATED PROMISSORY NOTE dated January 1, 2014 (“Note”) and of that certain ACF Redemption Obligation as defined in that certain Loan Agreement dated August 10, 2007 between Lender, Borrower and Philco Exploration, LLC, as amended by that certain First Amendment to Loan Agreement August 10, 2007 dated December 10, 2007 (”First Amendment”), and as further amended by the Second Amendment to Loan Agreement August 10, 2007 dated June 15, 2009 (“Second Amendment”) and as further amended by that certain Third Amendment to Loan Agreement August 10, 2007 dated as of January 1, 2014 (the “Loan Agreement”), and if this Guaranty is placed with an attorney for collection or if collected by suit or through any probate, bankruptcy, or other court, to pay all court costs and reasonable attorney's fees in the amount of $50,000.00 or such other amount as the court enforcing this Guaranty finds to be reasonable, customary and necessary, which the undersigned agree is a reasonable fee, together with any and all expenses incurred by Lender in enforcing this Guaranty. This is a continuing guaranty and this Guaranty shall continue in full force and effect for any and all renewals, extensions and/or modifications of the Loan Agreement until such Note and the ACF Redemption Obligation has been paid or otherwise terminated pursuant to the Loan Agreement.

The indebtedness of Borrower to the undersigned pursuant to the Note and/or the ACF Redemption Obligation, whether now existing or hereafter arising is hereby assigned to Lender to the extent of the amount of this Guaranty as security for the payment of all liability or liabilities of Borrower to Lender under the Note and the ACF Redemption Obligation.

The undersigned acknowledge and agree that possession of this Guaranty by Lender constitutes true and correct execution and actual and proper delivery of same to Lender and the undersigned waive notice of acceptance of this Guaranty and of any liability to which it applies or may apply, and waive presentment and demand for payment thereof, notice of dishonor or non-payment thereof, collection or instigation of suit or any other action by Lender in collection thereof including any notice of default in payment thereof or other notice to, or demand of payment therefore on, any party. Payment by the undersigned shall be made at the office of Lender at 12411 Ventura Blvd., Studio City, Los Angeles, California.

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Lender may, at its option, at any time without the consent of, or notice to the undersigned, without incurring responsibility to the undersigned, without impairing or releasing the obligations of the undersigned, upon or without any terms or conditions and in whole or in part, (l) change the manner, place or terms of payment or change or extend the time of payment of, renew, or alter any liability of Borrower hereby guaranteed, or any liabilities incurred directly or indirectly hereunder, and the guaranty herein made shall apply to the liabilities of the Borrower, changed, extended, renewed or altered in any manner, (2) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property at any time pledged or mortgaged to secure or securing the liabilities hereby guaranteed or any liabilities incurred directly or indirectly hereunder or any offset against any said liabilities, (3) exercise or refrain from exercising any rights against Borrower or others, or otherwise act or refrain from acting, and (4) settle or compromise any liabilities hereby guaranteed or hereby incurred, and may subordinate the payment of all or any part of such liabilities to the payment of any liabilities which may be due to Lender or others. Lender may, at its option, without the consent of or notice to the undersigned, apply to the payment of the liability created by this Guaranty, at any time after such liability becomes payable, any monies, property, or other assets belonging to the undersigned in the possession, care, custody and control of Lender.

As to each of the undersigned, this Guaranty shall continue until written notice of revocation signed by the undersigned, or until written notice of the death of such undersigned, shall have been actually delivered to Lender notwithstanding a revocation by, or the death of, or complete or partial release for any cause of, any one or more of the remainder of the undersigned, or of the Borrower or of any one liable in any manner for the liabilities (including those hereunder) incurred directly or indirectly in respect thereof or hereof, and notwithstanding the dissolution, termination, or change in personnel, of any one or more of the undersigned. No revocation or termination hereof shall affect in any manner rights arising under this Guaranty with respect to liabilities arising prior to receipt of such written notice and the sole effect of revocation or termination shall be to exclude from this Guaranty liabilities thereafter arising which are unconnected with liabilities theretofore existing or transactions theretofore entered into.

The undersigned, if more than one, shall be jointly and severally liable hereunder and the term "undersigned" shall mean the undersigned or any one or more of them. Any party signing this Guaranty shall be bound hereby, whether or not any other party signs this Guaranty or is released therefrom at any time.

This Guaranty shall bind and inure to the benefit of the respective heirs, executors, administrators, successors and assigns of Lender and the undersigned. This Guaranty in the possession of the Lender will be presumed that same has been executed and delivered by each of the undersigned for a valuable consideration.

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This Guaranty may be executed in multiple original counterparts each being of equal weight and dignity.

WITNESS our hands at Vernal, Utah, on this the _____ day of December, 2013 to be effective on January 1, 2014.

SUPERIOR DRILLING PRODUCTS, LLC

By:	/s/ Annette Meier
Annette D. Meier, Manager

SUBSCRIBED AND SWORN TO BEFORE ME, by Annette D. MEIER, authorized representative as Manager of SUPERIOR DRILLING PRODUCTS, LLC on this the ____ day of December, 2013.

NOTARY PUBLIC FOR
STATE OF UTAH

Commission Expires: __________

SUPERIOR DESIGN AND FABRICATION, LLC

By:	/s/ Annette Meier
Annette D. Meier, Manager

SUBSCRIBED AND SWORN TO BEFORE ME, by Annette D. MEIER, authorized representative as Manager of SUPERIOR DESIGN AND FABRICATION, LLC on this the ____ day of December, 2013.

NOTARY PUBLIC FOR
STATE OF UTAH

Commission Expires: __________

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